Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

By and among

TRAQ WIRELESS, INC.,

(“Traq”)

and

TANGOE, INC.

(“Tangoe”)

and

ORANGE ACQUISITION CORP.

(“Merger Sub”)

Dated as of March 1, 2007

i

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of March 1, 2007, by and among: Traq Wireless, Inc., a Delaware corporation (“Traq”); Tangoe, Inc., a Delaware corporation (“Tangoe”); and Orange Acquisition Corp., a wholly owned subsidiary of Tangoe and a Delaware corporation (“Merger Sub”).

RECITALS:

A.                            Traq is engaged in the business of providing Mobile Lifecycle Management solutions for managing wireless devices throughout their lifecycle, from procurement through bill auditing and rate-plan optimization, and Tangoe is engaged in the business of providing Telecom Expense Management (TEM) solutions that enable organizations to better understand, manage, and control their enterprise-wide voice, data, and wireless telecommunications services and their costs;

B.                            The respective boards of directors (or authorized committees thereof) of Tangoe, Merger Sub and Traq have each approved, and declared it to be advisable and in the best interests of their respective stockholders, for Tangoe to acquire Traq upon the terms and subject to the conditions set forth herein;

C.                            In furtherance of such acquisition, the respective boards of directors (or authorized committees thereof) of Tangoe, Merger Sub and Traq have each approved and declared advisable this Agreement and the merger (the “Merger”) of Merger Sub with and into Traq, in accordance with the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and subject to the conditions set forth herein, which Merger will result in Traq becoming a wholly-owned subsidiary of Tangoe; and

D.                            For Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.                Certain Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition Documents” means this Agreement, the Ancillary Agreements, the Certificate of Merger and any certificate or other document delivered pursuant to this Agreement or the Transactions.

“Action” means any claim, action, cause of action, chose in action, right of recovery, right of set-off, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Agreement” means this Agreement and Plan of Merger entered into as of March 1 2007, between Traq, Tangoe and Merger Sub (including the Exhibits hereto and the Traq Disclosure Schedule and the Tangoe Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 9.9.

“Ancillary Agreements” means the Escrow Agreement, the Seventh Amended and Restated Investor Rights Agreement attached as Exhibit A, the Fifth Amended and Restated Right of First Refusal and Co-sale Agreement attached as Exhibit B and the Fifth Amended and Restated Stockholders’ Voting Agreement attached as Exhibit C.

“Business Day” means any day that is not a Saturday, a Sunday or any day on which banks are required or authorized by Law to be closed in either Connecticut or Texas.

“Cashed-Out Shares” means shares of Traq Common Stock, Traq Series 1 Preferred Stock and Traq Series 2 Preferred Stock held by any member of a Traq Stockholder Group that holds, in the aggregate, 1,000 or fewer shares of Traq Common Stock, Traq Series 1 Preferred Stock and Traq Series 2 Preferred Stock, with the number of shares of Traq Series 1 Preferred Stock and Traq Series 2 Preferred Stock determined on an as-converted to Traq Common Stock basis.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Contract” means any note, bond, indenture, mortgage, lien, deed of trust, option, lease, license, contract, written understanding, commitment, arrangement or agreement, whether written or oral or other instrument or obligation.

“Control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Employee Plans” means, as to Traq or Tangoe, any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, bonus, incentive, profit sharing, severance, termination pay, golden parachute, vacation, cafeteria, dependent care, medical care, dental care, employee assistance program, education or tuition assistance programs, insurance deferred compensation, performance awards, stock or stock-related awards, retirement or supplemental retirement, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each “employee benefit plan,” within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Traq or Tangoe, as applicable, or any ERISA Affiliate of Traq or Tangoe, as applicable, for the benefit of, or relating to, any present or former employee, consultant or director of Traq or Tangoe, as applicable, or any ERISA Affiliate of Traq or Tangoe, as applicable, or with respect to which the Traq or Tangoe, as applicable, or any ERISA Affiliate of Traq or Tangoe, as applicable, has or may have any liability or obligation.

“Encumbrance” means any security interest, pledge, mortgage, lien (including, without limitation, environmental and Tax liens), charge, encumbrance, adverse claim, preferential arrangement, or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, Environmental Permit, Order, requirement, or agreement with any Governmental Authority relating to (i) the protection, preservation or restoration of the environment, (ii) the use, storage, generation, transportation, processing, production, release, or disposal of Hazardous Substances, or (iii) the protection or preservation of public health, in each case as amended and in effect on the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, as to Traq or Tangoe, each Subsidiary of the Company and any other person or entity under common control with Traq or Tangoe, as applicable, or any of the Subsidiaries of Traq or Tangoe, as applicable, within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

“Escrow Fund” means the Escrow Shares deposited with the Escrow Agent, as such moneys may be increased or decreased as provided in the Escrow Agreement.

“GAAP” means United States generally accepted accounting principles in effect from time to time applied consistently throughout the periods involved.

“Government Contract” means, as to Traq or Tangoe, any Contract between such party or any Subsidiary of such party and (i) any Governmental Authority or (ii) another company pursuant to which such party and/or its Subsidiary provides goods or services directly or through the other company to a Governmental Authority involving aggregate payments in excess of $25,000.

“Governmental Authority” means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Substance” means any substance presently or hereafter listed, defined, designated, or classified as hazardous, toxic, radioactive, or dangerous under any Environmental Law, Hazardous Substance includes any substance to which exposure is regulated by any Governmental Authority or any Environmental Law, including without limitation any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde, foam insulation, lead, or polychlorinated biphenyls.

“Indebtedness” means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, decease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

“Intellectual Property” means (a) inventions, whether or not patentable, whether or not reduced to practice or whether or not yet made the subject of a pending patent application or applications, (b) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by multinational treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (c) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by multinational treaties or conventions, (d) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by multinational treaties or conventions, (e) computer software, including, without limitation, source code and object code, subroutines, user interfaces, application programming interfaces and all related documentation, (f) data bases and data collections, (g) trade secrets and other proprietary information, (h) whether or not confidential, technology (including know-how), methods, apparatus, research and development information, drawings, specifications, designs, plans, copyrightable works and other works of authorship, (i) URLs and websites, and (j) copies and tangible embodiments of all the foregoing, in whatever form or medium.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means actual knowledge after reasonable investigation (including reasonable inquiry of direct reports) of, (a) with respect to Traq, Richard Pontin, Jana Wilson, Scott Snyder, Chris Mezzatesta and William Marsh and, (b) with respect to Tangoe, Albert Subbloie, Jr., David Toole, Paul Schmidt and Albert Rossini.

“Law” means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, requirement or rule of common law.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any Contract.

“Licensed Intellectual Property” means, as to Traq or Tangoe, all Intellectual Property licensed or sublicensed by Traq or Tangoe, as applicable, from a third party.

“Multiemployer Plan” has the meaning specified in Section 3(37) of ERISA.

“Owned Intellectual Property” means, as to Traq or Tangoe, all Intellectual Property in and to which Traq or Tangoe, as applicable, has an ownership interest, exclusive license or other exclusive rights.

“Pension Plan” shall mean each Employee Plan which is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.

“Permits” means any material licenses, permits, pending applications, consents, approvals and authorizations.

“Permitted Encumbrances” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for Taxes not yet due and payable; (b) Encumbrances imposed by Law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $15,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its present purposes.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Receivables” means, with respect to Traq or Tangoe, any and all accounts receivable, notes, book debts and other amounts due or accruing due to such party, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon and the benefit of all security for such accounts, notes and debts.

“Securities Act” means the Securities Act of 1933, as amended.

“Software” means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, subroutines, application programming interfaces, user interfaces and related documentation.

“Subsidiary” means any corporation or limited liability company with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or membership interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or other managing body.

“Tangoe Charter” means the Amended and Restated Certificate of Incorporation of Tangoe, attached hereto as Exhibit D.

“Tangoe Common Stock” means the Common Stock, par value $0.0001 per share, of Tangoe.

“Tangoe Leased Real Property” means the real property leased by Tangoe as tenant, together with, to the extent leased by Tangoe, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of Tangoe attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

“Tangoe Material Adverse Effect” means any circumstance, change in, or effect on, Tangoe that, individually or in the aggregate with any other circumstances, changes in, or effects on, Tangoe: (a) is materially adverse to the business, operations, assets or liabilities, employee relationships, customer or supplier relationships, results of operations or the condition (financial or otherwise) of Tangoe and its Subsidiaries, taken as a whole, or (b) materially and adversely affects the ability of Tangoe to operate or conduct its business in the manner in which it is currently operated or conducted, or currently contemplated to be conducted, by Tangoe and its Subsidiaries, taken as a whole.

“Tangoe Series 1 Preferred Stock” means the Series 1 Convertible Preferred Stock, par value $.0001 per share, of Tangoe.

“Tangoe Series 2 Preferred Stock” means the Series 2 Convertible Preferred Stock, par value $.0001 per share, of Tangoe.

“Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Traq Common Stock” means the Common Stock, par value $0.001 per share, of Traq.

“Traq Leased Real Property” means the real property leased by Traq as tenant, together with, to the extent leased by Traq, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of Traq attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

“Traq Material Adverse Effect” means any circumstance, change in, or effect on, Traq or the business of Traq that, individually or in the aggregate with any other circumstances, changes in, or effects on, Traq or the business of Traq: (a) is materially adverse to the business, operations, assets or liabilities, employee relationships, customer or supplier relationships, results of operations or the condition (financial or otherwise) of Traq, its Subsidiaries or the business of Traq or its Subsidiaries, taken as a whole, or (b) materially and adversely affects the ability of Traq to operate or conduct its business in the manner in which it is currently operated or conducted, or currently contemplated to be conducted, by Traq, taken as a whole.

“Traq Series 1 Preferred Stock” means the Series 1 Preferred Stock, par value $0.001 per share, of Traq.

“Traq Series 2 Preferred Stock” means the Series 2 Preferred Stock, par value $0.001 per share, of Traq.

“Traq Stockholder Group” means, as to each Traq stockholder, such stockholder and all other Traq stockholders, if any, who are Affiliates of such Traq stockholder.

“Treasury Regulations” or “Treas. Reg.” means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code.

SECTION 1.2.                                               Index of Additional Defined Terms.  As used in this Agreement, the following terms shall have the respective meanings set forth in the Section following such term:

Term	Section

Cash Merger Consideration	Section 2.6(a)
Certificate of Merger	Section 2.2
Closing	Section 2.15
Closing Date	Section 2.15
COBRA Coverage	Section 3.20(c)
Code	Recitals
Common Exchange Ratio	Section 2.6(a)
DGCL	Recitals
Deemed Value	Section 7.4(a)
Effective Time	Section 2.2
Equitable Exceptions	Section 3.3(a)
Escrow Agent	Section 2.12
Escrow Agreement	Section 2.12
Escrow Shares	Section 2.6(b)

Governmental Entity	Section 3.4
Indemnified Party	Section 7.5
Indemnifying Party	Section 7.5
Loss	Section 7.2
Merger	Recitals
Merger Consideration	Section 2.6(a)
Merger Sub	Preamble
Merger Sub Common Stock	Section 2.9
Shareholder Allocation Summary	Section 2.6(a)
Stockholder Agreements	Section 3.27
Stockholder Consent	Section 5.8
Stockholder Representative	Section 2.18
Surviving Corporation	Section 2.1
Tangoe	Preamble
Tangoe Balance Sheets	Section 4.5
Tangoe Capital Stock	Section 2.6(a)
Tangoe Customer Contracts	Section 4.14(a)(ii)
Tangoe Disclosure Schedule	Article IV
Tangoe Financial Statements	Section 4.5
Tangoe Indemnified Party	Section 7.2
Tangoe Leased Real Property	Section 4.16(b)
Tangoe License Agreements	Section 4.15(c)
Tangoe Material Contracts	Section 4.14
Tangoe Option Plan	Section 2.8
Tangoe Options	Section 2.8
Tangoe Tangible Personal Property	Section 4.17
Tangoe Unaudited Balance Sheet Date	Section 4.5
Tangoe Unaudited Balance Sheets	Section 4.5
Tangoe Unaudited Financial Statements	Section 4.5
Third Party Claims	Section 7.5
Transactions	Section 3.3
Traq	Preamble
Traq Balance Sheets	Section 3.5
Traq Capital Stock	Section 2.6(a)
Traq Customer Contracts	Section 3.14(a)(ii)
Traq Disclosure Schedule	Article III
Traq Financial Statements	Section 3.5
Traq Indemnified Party	Section 7.3
Traq Leased Real Property	Section 3.16(b)
Traq License Agreements	Section 3.15(c)
Traq Material Contracts	Section 3.14
Traq Option Plan	Section 2.8
Traq Options	Section 2.8
Traq Stock Certificates	Section 2.11
Traq Tangible Personal Property	Section 3.17
Traq Unaudited Balance Sheet	Section 3.5
Traq Unaudited Balance SheetDate	Section 3.5
Traq Unaudited Financial Statements	Section 3.5

ARTICLE II

THE MERGER

SECTION 2.1.                                               The Merger.  At the Effective Time and subject to and upon the terms and conditions of this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into Traq.  From and after the Effective Time, the separate corporate existence of Merger Sub shall cease and Traq, as the surviving corporation in the Merger, shall continue its existence under the laws of the State of Delaware as a wholly owned subsidiary of Tangoe.  Traq, as the surviving corporation of the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

SECTION 2.2.                                               Effective Time.  As promptly as practicable after the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger, in substantially the form of Exhibit E attached hereto (the “Certificate of Merger”) and executed in accordance with the relevant provisions of the DGCL (the date and time of such filing, or such later date and time as may be specified in the Certificate of Merger by mutual agreement of Tangoe and Traq, being the “Effective Time”).

SECTION 2.3.                                               Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the assets, property, rights, privileges, immunities, powers and franchises of Traq and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Traq and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

SECTION 2.4.                                               Certificate of Incorporation and Bylaws of the Surviving Corporation.  At the Effective Time and without further action on the part of the parties hereto, (i) the Certificate of Incorporation of Merger Sub immediately prior to the Effective Time will be the Certificate of Incorporation of the Surviving Corporation, and (ii) the Bylaws of Merger Sub immediately prior to the Effective Time will be the Bylaws of the Surviving Corporation.

SECTION 2.5.                                               Directors and Officers.  The directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Certificate of Incorporation and Bylaws.

SECTION 2.6.                                               Conversion of Traq Common Stock and Traq Preferred Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto, the following shall occur:

(a)                                  Subject to the provisions of this Article II: (i) each share of Traq Common Stock that is issued and outstanding immediately prior to the Effective Time, other than the Cashed-Out Shares, shall be converted automatically into the right to receive 1.252677 shares of Tangoe Common Stock (the “Common Stock Merger Consideration” and the “Common

Exchange Ratio”); (ii) each share of Traq Series 1 Preferred Stock that is issued and outstanding immediately prior to the Effective Time, shall be converted automatically into the right to receive 1.252677 shares of Tangoe Series 1 Preferred Stock (the “Series 1 Preferred Stock Merger Consideration”); (iii) each share of Traq Series 2 Preferred Stock that is issued and outstanding immediately prior to the Effective Time, shall be converted automatically into the right to receive 1.252677 shares of Tangoe Series 2 Preferred Stock (the “Series 2 Preferred Stock Merger Consideration”); and (iv) each Cashed-Out Share that is issued and outstanding immediately prior to the Effective Time, shall be converted automatically into the right to receive $0.74 (the “Cash Merger Consideration”).  The Common Merger Consideration, the Series 1 Preferred Stock Merger Consideration, the Series 2 Preferred Stock Merger Consideration and the Cash Merger Consideration are sometimes referred to herein collectively as the “Merger Consideration”.  Traq Common Stock, Traq Series 1 Preferred Stock and Traq Series 2 Preferred Stock are sometimes referred to herein collectively as the “Traq Capital Stock”.  Tangoe Common Stock, Tangoe Series 1 Preferred Stock and Tangoe Series 2 Preferred Stock are sometimes referred to herein collectively as the “Tangoe Capital Stock”.  Certificates previously representing shares of Traq Common Stock, Traq Series 1 Preferred Stock and Traq Series 2 Preferred Stock shall be exchanged for certificates representing whole shares of Tangoe Common Stock, Tangoe Series 1 Preferred Stock and Tangoe Series 2 Preferred Stock issued in consideration therefore, or in the case of the Cashed-Out Shares shall be exchanged for the Cash Merger Consideration, upon the surrender of such certificates in accordance with the provisions of Section 2.11, without interest.  No fractional shares of Tangoe Common Stock, Tangoe Series 1 Preferred Stock or Tangoe Series 2 Preferred Stock shall be issued, and, in lieu thereof, the aggregate number of shares of Tangoe Common Stock, Tangoe Series 1 Preferred Stock and Tangoe Series 2 Preferred Stock, as applicable, issuable to a particular holder of Traq Capital Stock shall be rounded to the nearest whole number of shares.  The Merger Consideration shall be allocated among the holders of Traq Capital Stock as set forth on the Shareholder Allocation Summary attached hereto as Exhibit F-3 (the “Shareholder Allocation Summary”), which Shareholder Allocation Summary sets forth the Common Stock Merger Consideration, the Series 1 Preferred Stock Merger Consideration, the Series 2 Preferred Stock Merger Consideration, the Cash Merger Consideration and the Escrow Shares allocable to each holder of Traq Capital Stock.

(b)                                 At the Effective Time, the Escrow Shares shall be delivered to the Escrow Agent, to be held, maintained and disbursed in accordance with the Escrow Agreement.  The “Escrow Shares” means 229,619 shares of Tangoe Common Stock, 2,185,079 shares of Tangoe Series 1 Preferred Stock and 250,532 shares of Tangoe Series 2 Preferred Stock.  The Escrow Shares shall be allocated to the holders of Traq Capital Stock (other than holders of the Cashed-Out Shares) pro rata, as further set forth in the Shareholder Allocation Summary.

(c)                                  Tangoe Series 1 Preferred Stock and Tangoe Series 2 Preferred Stock shall be subject to the rights, preferences and designations set forth in Tangoe Charter, to be filed with the Secretary of State of the State of Delaware immediately prior to the Effective Time.

(d)                                 As of the Effective Time, all shares of Traq Capital Stock and any debt or equity instrument convertible into shares of Traq Capital Stock shall no longer be outstanding and shall automatically be redeemed and canceled without payment of accrued dividends and shall cease to exist, and each holder of a certificate representing any such share of Traq Capital Stock and any debt or equity instrument convertible into shares or Traq Capital Stock shall cease to have any rights with respect thereto, except the right, if any, to receive such holder’s portion of the Merger Consideration in accordance with this Article II, without interest.

SECTION 2.7.                                               Cancellation of Treasury Shares.  Each share of Traq Capital Stock held in the treasury of Traq and each share of Traq Capital Stock owned by Traq, immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof as of the Effective Time.

SECTION 2.8.                                               Stock Options and Warrants.

(a)                                  Prior to the Effective Time, Traq and Tangoe shall take such action as may be necessary to cause each unexpired and unexercised option to purchase shares of Traq Common Stock (each, a “Traq Option” and collectively, the “Traq Options”) under Traq’s Amended and Restated 1999 Stock Plan (the “Traq Option Plan”), or otherwise granted outside of any stock option or other plan, to be automatically converted at the Effective Time into an option (each a “Tangoe Option” and collectively the “Tangoe Options”) to purchase a number of shares of Tangoe Common Stock equal to the number of shares of Traq Common Stock that could have been purchased (assuming full vesting) under such Traq Option multiplied by the Common Exchange Ratio (rounded down to the nearest whole number of shares of Tangoe Common Stock), at a price per share of Tangoe Common Stock equal to the per-share option exercise price specified in Traq Option divided by the Common Exchange Ratio (rounded up to the nearest whole cent).  The date of grant of the substituted Tangoe Option shall be the date on which the corresponding Traq Option was granted.  The vesting schedule of each Tangoe Option shall be substantially similar to that of the corresponding Company Option for which it was substituted.  At or promptly after the Effective Time, Tangoe shall provide to each holder of an outstanding Traq Option a notice or other document evidencing the foregoing conversion of the Traq Option to a Tangoe Option.  It is the intention of the parties that, subject to applicable Law, Traq Options assumed by Tangoe qualify following the Effective Time as incentive stock options as defined in Section 422A of the Code to the extent that Traq Options qualified as incentive stock options immediately prior to the Effective Time.  At the Effective Time, the Traq Option Plan and each Traq Option shall be deemed assumed by Tangoe.  Each Traq Option so assumed by Tangoe under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Traq Option Plan and as provided in any applicable option agreements governing such Traq Option immediately prior to the Effective Time.  As of the Effective Time, there shall be deemed assigned to Tangoe all rights of Traq to repurchase shares issuable pursuant to the Traq Options, and all rights of Traq to repurchase shares of Traq Common Stock outstanding as of the Effective Time and acquired pursuant to the exercise of options previously issued pursuant to the Traq Option Plan, such that from and after the Effective Time all repurchase rights of Traq under the Traq Option Plan may be exercised by Tangoe.

(b)                                 At the Effective Time, the Traq WTI Warrants (as defined below) shall be deemed assumed by Tangoe and automatically converted into warrants (the “Tangoe WTI Warrants”) to purchase a number of shares of Tangoe Series 2 Preferred Stock equal to the number of shares of Traq Series 2 Preferred Stock that could have been purchased under the Traq WTI Warrants multiplied by 1.252677 (rounded down to the nearest whole number of shares of Tangoe Series 2 Preferred Stock), at a price per share of Tangoe Series 2 Preferred Stock equal to the per-share warrant exercise price specified in Traq WTI Warrants divided by 1.252677 (rounded up to the nearest whole cent).  At the Effective Time, and subject to obtaining Comerica’s consent to the same, the Traq Comerica Warrants (as defined below) shall be deemed assumed by Tangoe and automatically converted into warrants (the “Tangoe Comerica Warrants”) to purchase a number of shares of Tangoe Series 1 Preferred Stock equal to the number of shares of Traq Series 1 Preferred Stock that could have been purchased under the Traq Comerica Warrants multiplied by 1.252677 (rounded down to the nearest whole number of shares of Tangoe Series 1 Preferred Stock), at a price per share of Tangoe Series 1 Preferred Stock equal to the per-share warrant exercise price specified in Traq Comerica Warrants divided by 1.252677 (rounded up to the nearest whole cent).  In the event that Comerica does not consent in writing to the assumption of the Traq Comerica Warrants by Tangoe as set forth above, then at the Effective Time and in accordance with the requirements of the Traq Comerica Warrants, the Traq Comerica Warrants shall terminate and Tangoe shall pay to Comerica an amount equal to their net value, which the parties agree shall be $6,420, which amount was determined as follows (and rounded up to the nearest whole dollar): (i) 10,000 shares of Traq Series 1 Preferred Stock times 1.252677 shares of Tangoe Series 1 Preferred Stock per share of Traq Series 1 Preferred Stock times $0.74 per share of Tangoe Series 1 Preferred Stock, minus (ii) 10,000 shares of Traq Series 1 Preferred Stock times $0.285 (the exercise price of the Traq Comerica Warrants).  The Traq WTI Warrants and Comerica Warrants, if applicable, so assumed by Tangoe under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Traq WTI Warrants and Traq Comerica Warrants, respectively, immediately prior to the Effective Time.  For purposes of this Section 2.8(b), “Traq WTI Warrants” shall mean collectively, (i) that certain Warrant to Purchase 190,000 shares of Traq Series 2 Preferred Stock held by WTI and dated as of July 28, 2005 and (ii) that certain Warrant to Purchase 53,000 shares of Traq Series 2 Preferred Stock held by WTI and dated as of June 7, 2006.  For purposes of this Section 2.8(b), “Traq Comerica Warrants” means that certain Warrant to purchase 10,000 shares of Traq Series 1 Preferred Stock held by Comerica and dated as of July 5, 2001.

SECTION 2.9.                                               Capital Stock of Merger Sub.  Each share of common stock of Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.  Each stock certificate of Merger Sub evidencing ownership of any Merger Sub Common Stock shall from and after the Effective Time evidence ownership of a like number of shares of capital stock of the Surviving Corporation.

SECTION 2.10.                                         Adjustments to Number of Shares.  The number of shares of Tangoe Common Stock, Tangoe Series 1 Preferred Stock and Tangoe Series 2 Preferred Stock to be issued as the Merger Consideration pursuant to Section 2.6(a), and the corresponding number of Escrow Shares, shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Tangoe Common Stock), reorganization, recapitalization or other like change with respect to Tangoe Common Stock, Series 1 Preferred Stock or Series 2 Preferred Stock, respectively, occurring after the date hereof and prior to the Effective Time.

SECTION 2.11.                                         Exchange of Certificates.  At or after the Closing, as applicable, upon and subject to (i) the surrender by each holder of Traq Capital Stock of all certificates representing such holder’s shares of Traq Capital Stock (“collectively, the “Traq Stock Certificates”), (ii) the completion, execution and delivery to Tangoe by each holder of Traq Capital Stock (excluding the holders of the Cashed-Out Shares) of a private placement representation letter in the form attached to this Agreement as Exhibit G, and (iii) the execution and delivery to Tangoe by each holder of Traq Capital Stock of such of the Ancillary Agreements to which it is a named party, Tangoe shall deliver to such holder a certificate issued in such holder’s name, representing the shares of Tangoe Common Stock, Tangoe Series 1 Preferred Stock and/or Tangoe Series 2 Preferred Stock, as applicable, issuable to such holder pursuant to Section 2.6(a), minus such holder’s share of the Escrow Shares (determined as provided in

Section 2.6(b)), and in the case of the Cashed-Out Shares shall pay the applicable Cash Merger Consideration to such holder by check, in exchange for such holder’s shares of Traq Capital Stock.  It shall be a condition of exchange that the certificates representing shares of Traq Capital Stock so surrendered shall be properly endorsed or otherwise in proper form for transfer.  Certificates representing the shares of Tangoe Common Stock, Tangoe Series 1 Preferred Stock and Tangoe Series 2 Preferred Stock issuable pursuant to this Agreement shall bear such legends as are required by the Ancillary Agreements.

SECTION 2.12.                                         Escrow.  At the Effective Time, Tangoe and the Stockholder Representative shall enter into an Escrow Agreement with U.S.  Bank National Association, as Escrow Agent (the “Escrow Agent”), substantially in the form of Exhibit H (the “Escrow Agreement”).  The Escrow Shares will be held, maintained and disbursed by the Escrow Agent and will serve as the source of payment of any claims for indemnification by Tangoe Indemnified Parties under Article VII.

SECTION 2.13.                                         Withholding of Tax.  Tangoe will be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Traq Capital Stock such amounts as Tangoe shall reasonably determine in good faith are required to be deducted and withheld under the Code, or any provision of federal, state, local or foreign tax law.  Any such withheld amounts will be timely paid over to the appropriate taxing authority and will be treated for all purposes of this Agreement as having been paid to the holder of the shares of Traq Capital Stock for which such deduction and withholding were made.

SECTION 2.14.                                         Further Ownership Rights in Shares of Traq Capital Stock.  All Merger Consideration issued upon the surrender for exchange of shares of Traq Capital Stock in accordance with the terms of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Traq Capital Stock, including any dividends or distributions due thereon, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Traq Capital Stock which were outstanding immediately prior to the Effective Time.

SECTION 2.15.                                         Closing.  Unless this Agreement shall have been earlier terminated in accordance with Article IX, and subject to the terms and conditions of this Agreement, the Merger and Transactions contemplated by this Agreement shall take place at the Effective Time at a closing (the “Closing”) to be held at the offices of Shipman & Goodwin LLP, located at One Constitution Plaza, Hartford, Connecticut 06103, at 4:00 p.m. on the later to occur of: (i) March 15, 2007 or (ii) the fifth Business Day following the satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article VII, or at such other place or at such other time or on such other date as Traq and Tangoe may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

SECTION 2.16.                                         Lost, Stolen or Destroyed Certificates.  In the event any Traq Stock Certificates shall have been lost, stolen or destroyed, Tangoe shall issue in exchange for such lost, stolen or destroyed Traq Stock Certificates, upon the making of an affidavit of that fact by the holder thereof and the execution of a reasonable indemnity agreement by the holder thereof in favor of Tangoe, each in form and substance reasonably acceptable to Tangoe, the Merger Consideration to which such holder is entitled.

SECTION 2.17.                                         Dissenter’s Rights or Other Claims.  Subject to the terms and conditions set forth in Article VII, Tangoe shall be entitled to indemnification for any Losses resulting from the exercise of dissenter’s rights or other rights or claims for consideration made by any holder of Traq Capital Stock with respect to such stock as a result of the Merger and the Transactions (including, without limitation, any appraisal costs or other payments owed to such holders of Traq Capital Stock in connection with the Merger and the Transactions in excess of the Merger Consideration).

SECTION 2.18.                                         Stockholder Representative.  The stockholders of Traq, by virtue of their approval of this Agreement, will be deemed to have irrevocably constituted and appointed, effective as of the Effective Time, John Jaggers (together with such Person’s permitted successors, the “Stockholder Representative”), as their true and lawful agent and attorney-in-fact to enter into any agreement in connection with the Merger and the Transactions and any transactions contemplated by the Escrow Agreement, to exercise all or any of the powers, authority and discretion conferred on such Stockholder Representative under any such agreement, to waive any terms and conditions of any such agreement (other than the Merger Consideration), to give and receive notices on their behalf and to be their exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by any such agreement, including, without limitation, the defense, settlement or compromise of any claim, action or proceeding for which Tangoe or the stockholders of Traq may be entitled to indemnification and the Stockholder Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact.  This power of attorney is coupled with an interest and is irrevocable.  The Stockholder Representative shall not be liable for any action taken or not taken by the Stockholder Representative in connection with the Stockholder Representative’s obligations under this Agreement (i) with the consent of stockholders who, as of the date of this Agreement, owned a majority in number of the outstanding shares of Traq Common Stock (treating Traq Common Stock and Traq Series 1 and Series 2 Preferred Stock on an as-converted basis) or (ii) in the absence of the Stockholder Representative’s own gross negligence or willful misconduct.  If the Stockholder Representative shall be unable or unwilling to serve in such capacity, the Stockholder Representative’s successor shall be named by those persons holding a majority of the outstanding shares of Traq Common Stock (treating Traq Common Stock and Traq Series 1 and Series 2 Preferred Stock on an as-converted basis) at the Effective Time who shall serve and exercise the powers of the Stockholder Representative hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF TRAQ

Except as set forth in the corresponding sections or subsections of the disclosure schedule delivered by Traq to Tangoe prior to the execution of this Agreement (the “Traq Disclosure Schedule”), Traq represents and warrants to Tangoe and Merger Sub as set forth below, both as of the date of this Agreement and as of the Closing Date.  Each exception set forth in the Traq Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section or subsection of this Agreement and relates only to such section or subsection unless it would be apparent, in the mind of a reasonable person, from the disclosure made in response to one section or subsection that the disclosure item also applies to another section or subsection, in which case such disclosure item shall be deemed to have also been disclosed for purposes of such other section or subsection.

SECTION 3.1.                                               Organization.  Traq and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or is a limited liability company duly organized and validly existing under the laws of the state of its organization, as applicable, (ii) has full power and authority and all necessary Permits to own, lease and operate its properties and to carry on its business as it is now being conducted, and (iii) is duly qualified or licensed to do business and, in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Traq Material Adverse Effect.  Traq and each of its Subsidiaries has heretofore delivered to Tangoe true, complete and correct copies of its certificate of incorporation or articles of organization and bylaws (as applicable), as presently in effect.  The jurisdictions listed in Section 3.1 of the Traq Disclosure Schedule are the only jurisdictions in which the properties owned, leased or operated by Traq or the nature of the business conducted by it makes such qualification or license necessary, except as would not result in a Traq Material Adverse Effect.

SECTION 3.2.                                               Subsidiaries.  Section 3.2 of the Traq Disclosure Schedule sets forth the name and jurisdiction of incorporation or organization of each Subsidiary of Traq.  Except as set forth on Section 3.2 of the Traq Disclosure Schedule, Traq holds of record and owns beneficially all of the outstanding shares of capital stock and membership interests of each of its Subsidiaries, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands, other than Permitted Encumbrances.  Except for options granted under the Traq Option Plan and as set forth on Section 3.2 of the Traq Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of Traq or its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of Traq’s Subsidiaries or that could require Traq or any Subsidiary to issue, sell, or otherwise cause to become outstanding any of the capital stock of any Subsidiary of Traq.  There are no outstanding stock appreciation, phantom stock, or similar rights with respect to any Traq Subsidiary.  Except as set forth on Section 3.2 of the Traq Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Traq.  None of Traq and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of Traq.

SECTION 3.3.                                               Authorization; Validity of Agreement; Traq Action; Capitalization.

(a)                                  Traq has full power and authority to execute and deliver this Agreement and the other documents and instruments contemplated hereby and has the full power and authority to consummate the merger and to perform the other transactions provided for or contemplated by this Agreement (collectively, the “Transactions”).  The execution, delivery and performance of this Agreement by Traq, and the consummation by Traq of the Transactions, have been duly and validly authorized by Traq’s Board of Directors and stockholders, and no other action or proceeding on the part of any of them is necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the Transactions.  This Agreement has been duly executed and delivered by Traq and, assuming due and valid authorization, execution and delivery hereof by Tangoe and Merger Sub, is a valid and binding obligation of Traq enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (the “Equitable Exceptions”).

(b)                                 The authorized capital stock of Traq at the Closing will consist of twenty-seven million three hundred sixty thousand (27,360,000) shares of Traq Common Stock, seventeen million four hundred eighty-five thousand eight hundred ninety-three (17,485,893) shares of Traq Series 1 Preferred Stock and two million two hundred fifty-four thousand one hundred seven (2,254,107) shares of Traq Series 2 Preferred Stock.  The number of issued and outstanding shares of Traq Common Stock, Traq Series 1 Preferred Stock and Traq Series 2 Preferred Stock and the holders thereof are as set forth on Section 3.3 of the Traq Disclosure Schedule.  All of the issued and outstanding shares of Traq’s capital stock were duly authorized, validly issued, fully paid and nonassessable.  Section 3.3 of the Traq Disclosure Schedule sets forth a true and complete list of the holders of any outstanding option, warrant or other right to purchase shares of capital stock of Traq or any of its Subsidiaries, together with the number of shares subject to such option, warrant or right, the date of grant or issuance of such option, warrant or right, the extent to which such option, warrant or right is vested and/or exercisable, the exercise price of such option, warrant or right, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of each such option, warrant and right.  Except as set forth in Section 3.3 of the Traq Disclosure Schedule, no Person has rights, options or warrants to purchase shares of capital stock of Traq or any of its Subsidiaries or any securities convertible into or exchangeable or exercisable for shares of capital stock of Traq or any of its Subsidiaries, or any right or claim based on prior ownership or holdings of any such security.

SECTION 3.4.                                               Consents and Approvals; No Violations.  Except as set forth in Section 3.4 of the Traq Disclosure Schedule, none of the execution, delivery or performance of this Agreement by Traq, the consummation by Traq of the Transactions or compliance by Traq with any of the provisions of this Agreement will: (i) materially conflict with or result in any breach of any provision of the certificate of incorporation, articles of organization, articles of association, bylaws or similar organizational documents of Traq or any of its Subsidiaries, (ii) require any filing by Traq or any of its Subsidiaries with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, foreign or domestic (a “Governmental Entity”), (iii) result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Traq Material Contract to which Traq or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, (iv) violate or otherwise affect the obligations of Traq or any of its Subsidiaries under any Permit, judgment, order, writ, injunction, decree, statute, rule or regulation applicable to them or any of their respective properties or assets, or (v) result in the creation of any material Encumbrance or claim upon the assets or properties of Traq or any of its Subsidiaries.

SECTION 3.5.                                               Financial Statements.  Traq has previously furnished to Tangoe the audited consolidated balance sheet of Traq as of each of December 31, 2004 and 2005 (the “Traq Balance Sheets”) and the related audited statements of income and cash flow and notes thereto for the fiscal years ended December 31, 2004 and 2005 (with Traq Balance Sheets, collectively, the “Traq Audited Financial Statements”).  Traq also has previously furnished to Tangoe the unaudited consolidated balance sheet of Traq as of December 31, 2006 (the “Traq Unaudited Balance Sheet” and the “Traq Unaudited Balance Sheet Date”) and the related statement of income for the twelve-month period ended December 31, 2006 (with Traq Unaudited Balance Sheet, collectively, the “Traq Unaudited Financial Statements”).  Traq Audited Financial Statements and Traq Unaudited Financial Statements are referred to as the “Traq Financial Statements.”  All of Traq Financial Statements (A) have been prepared from, are in accordance with, and accurately reflect the books and records of Traq and its Subsidiaries on a consolidated basis, (B) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of Traq Unaudited Financial Statements, for the lack of notes thereto), and (C) fairly present the consolidated financial position and the consolidated results of operations (in the case of Traq Unaudited Financial Statements, subject to (x) normal year-end adjustments that are not material in the aggregate, (y) any revenue recognition (timing) adjustments as may be proposed by Traq’s auditors, and (z) adjustments of the type described in clauses (x) and (y) that may be proposed by Tangoe’s auditors after Closing) of Traq and its Subsidiaries on a consolidated basis as of the times and for the periods referred to therein.

SECTION 3.6.                                               Books and Records.  The minute books of Traq and each of its Subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by Traq’s or Subsidiary’s shareholders, members, board of directors and all committees of the board of directors of Traq or such Subsidiary of Traq.  Complete and accurate copies of all such minute books and of the stock registers or LLC agreements (as applicable) of Traq and each of its Subsidiaries have been provided to Tangoe.

SECTION 3.7.                                               No Undisclosed Liabilities.  Except (a) as disclosed in Traq Financial Statements (b) as set forth in Section 3.7 of the Traq Disclosure Schedule, and (c) for liabilities and obligations incurred in the ordinary course of business consistent in kind and amount with past practice since the date of Traq Unaudited Balance Sheet, none of Traq or any of its Subsidiaries has incurred any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise.  Section 3.7 of the Traq Disclosure Schedule sets forth, as of the date hereof, the amount of the principal and unpaid interest outstanding under each instrument evidencing any amount of Indebtedness of Traq and its Subsidiaries.

SECTION 3.8.                                               Conduct in the Ordinary Course; Absence of Certain Changes.  Without limiting the foregoing, except as set forth in Section 3.8 of the Traq Disclosure Schedule, since Traq Unaudited Balance Sheet Date, neither Traq nor any of its any of its Subsidiaries has:

(a)                                  issued, sold, redeemed or repurchased any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto (except pursuant to the conversion or exercise of convertible securities, options or warrants), or amended any of the terms (including without limitation the vesting of) any such convertible securities, options or warrants;

(b)                                 split, combined or reclassified any shares of Traq Capital Stock, or declared, set aside or paid any dividend or other distribution with respect to any shares of Traq Capital Stock, whether in cash, stock or property, or any combination thereof;

(c)                                  made any loan, advance or capital contribution to or investment in, or guaranteed any indebtedness of or otherwise incurred any Indebtedness on behalf of, any Person other than (A) loans, advances or capital contributions to or investments in wholly owned subsidiaries, or (B) loans or advances to employees of Traq or any of its Subsidiaries made in the ordinary course of business;

(d)                                 borrowed any amount or incurred or become subject to any liabilities (absolute or contingent), except current liabilities incurred in the ordinary course of business;

(e)                                  discharged or satisfied any claim or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(f)                                    amended its Certificate of Incorporation, Articles of Organization, by-laws or other organizational document;

(g)                                 instituted or settled any Litigation;

(h)                                 mortgaged or pledged any of its assets, tangible or intangible, or subjected itself or any portion of its assets, tangible or intangible, to any claim or Encumbrance, other than Permitted Encumbrances;

(i)                                     acquired or sold, assigned, transferred or otherwise disposed of any amount of tangible assets, except in the ordinary course of business, or canceled any debts or claims;

(j)                                     sold, assigned, licensed, sublicensed or transferred any intangible asset or Traq Owned Intellectual Property, or disclosed any proprietary or confidential information to any Person not associated with Traq and any of its Subsidiaries, other than in the ordinary course of business pursuant to a written agreement;

(k)                                  waived any right of value in excess of $25,000, or aggregate rights in excess of $50,000 (including any insurance policy naming it as a beneficiary or a loss payable payee);

(l)                                     made aggregate capital expenditures or commitments therefor in excess of $100,000;

(m)                               done any of the following: (A) entered into, adopted or amended any Traq Employee Plan (other than Traq Employee Plan amendments required by Law), (B) made any grant of any severance or termination pay to any director, officer, employee or individual providing services to Traq any of its Subsidiaries, (C) entered into any employment, deferred compensation, change in control or other similar agreement (or any amendment to any such existing agreement) with any director, officer, employee or individual providing services to Traq any of its Subsidiaries, (D) increased benefits payable under any existing severance or termination pay policies or employment agreements, or (E) increased compensation, bonus or other benefits payable to directors, officers, employees or individuals providing services to Traq any of its Subsidiaries, other than, in the case of clause (B), with respect to non-executive employees, and in the case of clause (E), in the ordinary course of business;

(n)                                 entered into any joint venture, partnership or similar arrangement;

(o)                                 amended, modified or terminated any Traq Material Contract, other than in the ordinary course of business, except for any such Traq Material Contract that terminated in accordance with its terms, or taken any action that would constitute a violation of or default under any Traq Material Contract;

(p)                                 materially changed its accounting methods, principles or practices, or revalued any of its assets (including without limitation the writing down of the value of inventory or the writing off of notes or accounts receivable other than in the ordinary course of business);

(q)                                 merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of business consistent with past practice;

(r)                                    made any material changes in the customary methods of operations of Traq or any of its Subsidiaries, including, without limitation, practices and policies relating to purchasing, marketing, selling and pricing;

(s)                                  made or changed any material Tax election, changed an annual accounting period, adopted or changed any accounting method, filed any amended Tax Returns, entered into any closing agreement, settled or consented to any Tax Claim, surrendered any right to claim a refund of material Taxes, settled or compromised any material Tax liability or consented to any extension or waiver of the limitation period applicable to any Tax Claim;

(t)                                    failed to pay any creditor any material amount owed to such creditor when due;

(u)                                 sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to any of its officers, directors, employees, agents, consultants or sales associates, stockholders or their Affiliates;

(v)                                 suffered any Traq Material Adverse Effect and, to Traq’s Knowledge, there is no condition, basis, development or contingency of any kind existing or which, so far as can be reasonably foreseen by Traq, could reasonably be expected to result in a Traq Material Adverse Effect; or

(w)                               agreed in writing or otherwise to take any of the foregoing actions.

SECTION 3.9                                                  Litigation.  Except as set forth in Section 3.9 of the Traq Disclosure Schedule, there is no Action by or against Traq or any of its Subsidiaries, or affecting any of the assets or the business of Traq or any of its Subsidiaries, which is pending before (or, to the Knowledge of Traq, threatened to be brought by or before) any Governmental Authority.  None of the matters disclosed in Section 3.9 of the Traq Disclosure Schedule has had or reasonably could be expected to have a Traq Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, or the consummation of the Transactions.  Except as set forth in Section 3.9 of the Traq Disclosure Schedule, neither Traq nor any of it Subsidiaries has received any opinion or memorandum or advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage that, if determined adversely to Traq or such Subsidiary, would result in a Traq Material Adverse Effect.  To Traq’s Knowledge, there are no facts or circumstances which may result in institution of any Action involving or affecting Traq or any of it Subsidiaries, or the Transactions.  Neither Traq nor any of its Subsidiaries is in default with respect to any order, writ, injunction or decree known to or served upon it from any Governmental Authority.

SECTION 3.10.                                         Compliance with Laws.  Except as set forth in Section 3.10 of the Traq Disclosure Schedule, Traq and each of its Subsidiaries is in compliance with, and has conducted its business in material compliance with, all Laws and Governmental Orders applicable to Traq or such Subsidiary or by which any of their respective properties or assets are bound or affected.  Neither Traq nor any of its Subsidiaries has received any written notice or other written communication from any Governmental Authority or other Person regarding any actual, alleged, possible or potential breach, violation of or non-compliance with any Governmental Order to which Traq or any of its Subsidiaries or any of their respective assets are or has been subject.

SECTION 3.11.                                         Certain Practices.  To Traq’s Knowledge, neither Traq nor any of its Subsidiaries or any of their respective officers or employees has, directly or indirectly, given or agreed to give any significant rebate, gift or similar benefit to any supplier, customer, governmental employee or other person who was, is or may be in a position to significantly help or hinder Traq or such Subsidiaries (or assist in connection with any actual or proposed transaction) which (i) could reasonably be expected to subject Traq or such Subsidiaries to any material damage or penalty in any civil, criminal or governmental litigation or proceeding, or (ii) if not continued in the future, could reasonably be expected to have a Traq Material Adverse Effect.

SECTION 3.12.                                         Licenses and Permits.  Section 3.12 of the Traq Disclosure Schedule lists all Permits of or from any Governmental Authority that are used in or otherwise necessary in the conduct of the business of Traq or any of its Subsidiaries.  Except as would not result in a Traq Material Adverse Effect, Traq and each of its Subsidiaries is, and at all times has been, in compliance with all conditions and requirements imposed by the Permits and has not received any notice of, or has any Knowledge that any Governmental Authority intends to cancel, suspend, modify or terminate any of the Permits or that valid grounds for such cancellation, suspension, modification or termination exist.

SECTION 3.13.                                         Environmental Matters.  Without limiting the generality of the other representations and warranties set forth in this Article III, except as described in Section 3.13 of the Traq Disclosure Schedule or would not result in a Traq Material Adverse Effect: (i) to Traq’s Knowledge, Traq and each of its Subsidiaries has conducted its business in compliance with all applicable Environmental Laws, including without limitation by having all Permits required under any Environmental Laws for the operation of its business; (ii) to Traq’s Knowledge, none of Traq Leased Real Property contains any Hazardous Substance in amounts exceeding the levels permitted by applicable Environmental Laws; (iii) Traq and its Subsidiaries have not received any notices, demand letters, or requests for information from any Governmental Authority or other Person indicating that Traq or any of its Subsidiaries is or may be in violation of, or liable under, any Environmental Law or relating to any of its assets, business or any former assets of Traq or any of its Subsidiaries; (iv) no reports have been filed, or are required to be filed, by (or relating to) Traq or any of its Subsidiaries concerning the release or threatened release of any Hazardous Substance or the threatened or actual violation of any Environmental Law; (v) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law to or from any Traq Leased Real Property as a result of any activity of Traq or any of its Subsidiaries; (vi) there have been no environmental investigations, studies, audits, tests, reviews, or other analyses regarding compliance or noncompliance with any Environmental Law conducted by or for or which are in the possession of Traq or any of its Subsidiaries relating to the activities of Traq or any of its Subsidiaries or any of Traq Leased Real Property that have not been delivered or disclosed to Tangoe; (vii) to Traq’s Knowledge, there is no asbestos present in any of Traq Leased Real Property and no asbestos has been removed from any of Traq Leased Real Property during Traq’s occupancy; and (viii) to Traq’s Knowledge, there are no violations of any Environmental Laws involving Traq Leased Real Property for which Traq may be responsible.

SECTION 3.14.                                         Material Contracts.

(a)                                  Section 3.14(a) of the Traq Disclosure Schedule lists each of the Contracts to which Traq and any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound which is material to the business of Traq and its Subsidiaries, taken as a whole, including, without limitation, the following Contracts (each of such Contracts being a “Traq Material Contract” and, collectively, being the “Traq Material Contracts”):

(i)                                     each Contract, invoice, or purchase order with any supplier or for the furnishing of services to Traq or any of its Subsidiaries under the terms of which Traq or any of its Subsidiaries: (A) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate during the twelve months ending December 31, 2007, (B) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of such contract, or (C) cannot be cancelled by Traq or any of its Subsidiaries without a penalty or further payment, in each case of at least $20,000, and without more than 30 days’ notice, or (D) was not entered into in such company’s ordinary course of business;

(ii)                                  all Contracts with customers of Traq or any Traq Subsidiary (“Traq Customer Contracts”), provided, however, that any such Traq Customer Contract shall be deemed excluded from the definition of “Traq Material Contracts” if such Contract: (A) is likely to involve consideration of less than $25,000 in the aggregate during the twelve months ending December 31, 2007, and (B) is likely to involve consideration of less than $75,000 in the aggregate over the remaining term of the Contract;

(iii)                               each Contract, invoice, or sales order for the sale of tangible personal property or for the furnishing of services by Traq or any of its Subsidiaries (other than Traq Customer Contracts) which: (A) is likely to involve consideration of more than $100,000 in the aggregate during the twelve months ending December 31, 2007, (B) is likely to involve consideration of more than $200,000 in the aggregate over the remaining term of the Contract, (C) cannot be cancelled by Traq or any of its Subsidiaries without a penalty or further payment, in each case of at least $20,000, and without more than 30 days’ notice, or (D) was not entered into in such company’s ordinary course of business;

(iv)                              all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which Traq or any of its Subsidiaries is a party and which are likely to involve consideration of more than $50,000 in the aggregate during the twelve months ending December 31, 2007;

(v)                                 all management and employment Contracts and Contracts with independent contractors or consultants (or similar arrangements), or any other Contract with any director, officer or employee of Traq or any of its Subsidiaries to which Traq or any of its Subsidiaries is a party, and which is not cancelable without penalty or further payment and without more than 30 days’ notice;

(vi)                              all Contracts relating to Indebtedness of Traq or any of its Subsidiaries, including, without limitation, any Contracts relating to the guarantee, support, indemnification, assumption, endorsement of, or any other similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or Indebtedness of any other Person;

(vii)                           all Contracts with any Governmental Authority to which Traq or any of its Subsidiaries is a party which are likely to involve consideration of more than $50,000 in the aggregate during the twelve months ending December 31, 2007;

(viii)                        all Contracts that limit the ability of Traq or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time (whether Traq or any of its Subsidiaries is an obligor or beneficiary thereunder);

(ix)                                all Contracts between Traq, any of its Subsidiaries or any other Affiliate of Traq or any of its Subsidiaries;

(x)                                   all Contracts for capital expenditures that are, in each instance, in excess of $50,000;

(xi)                                all Contracts pursuant to which Traq or any of its Subsidiaries or is a lessor of any machinery, equipment, motor vehicle, office equipment, furniture or fixtures, other personal property which are likely to involve consideration of more than $15,000 in the aggregate during the twelve months ending December 31, 2007;

(xii)                             all Contracts of Traq or any of its Subsidiaries that relate, in whole or in part, to any Intellectual Property, and that are material to the business of Traq or any of its Subsidiaries, taken as a whole, other than “shrink-wrap” or “click-through” contracts and other licenses for software that is generally available on standard terms for less than $2,500 per copy, seat, CPU or named user;

(xiii)                          all Contracts of Traq or any of its Subsidiaries that relate to partnership, joint venture or other similar arrangements;

(xiv)                         all Contracts for providing benefits under any material Traq Employee Plan; and

(xv)                            all other Contracts, whether or not made in the ordinary course of business, that are material to Traq and its Subsidiaries, taken as a whole.

(b)                                 Traq and each of its Subsidiaries has delivered or made available to Tangoe true, correct and complete copies of all written Traq Material Contracts.  Traq and each of its Subsidiaries has paid in full all amounts due as of the date hereof under each Traq Material Contract and as of the Closing Date will have satisfied in full all of its Liabilities and obligations under Traq Material Contracts due in such company’s ordinary course of business prior to the Closing.

(c)                                  Traq Material Contracts are each in full force and effect and are the valid and legally binding obligations of Traq and its Subsidiaries and the other parties thereto, enforceable in accordance with their respective terms (subject only to Equitable Exceptions).  Except as set forth on Section 3.14(c) of the Traq Disclosure Schedule, the consummation of the Transactions do not require the consent of any party to Traq Material Contracts which has not, as of the Closing Date, been obtained.  Except as would not result in a Traq Material Adverse Effect, none of Traq or any of its Subsidiaries or, to Traq’s Knowledge, any other party to any Material Contract, is in breach of, or default under, any Material Contract.  Neither Traq nor any of its Subsidiaries has received or delivered any notice of default under any of Traq Material Contracts and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default under any Material Contract by Traq or any of its Subsidiaries or, to Traq’s Knowledge, any other party thereto.  None of Traq or any of its Subsidiaries has received notice of the pending or threatened cancellation, modification, revocation or termination of any of Traq Material Contracts, nor does Traq or any of its Subsidiaries have Knowledge of any facts or circumstances which could reasonably be expected to lead to any such cancellation, modification, revocation or termination.

(d)                                 Section 3.14(d) of the Traq Disclosure Schedule sets forth all consents, approvals and notices required under the terms of any of Traq Material Contracts in connection with the execution and delivery of this Agreement and the consummation of the Transactions.

(e)                                  Neither Traq nor any Subsidiary of Traq has been suspended or debarred from bidding on contracts or subcontracts with any agency or instrumentality of the United States Government or any state or local government, nor, to Traq’s Knowledge, has any suspension or debarment action been threatened or commenced against Traq or any of its Subsidiaries.  To Traq’s Knowledge, there is no valid basis for the suspension or debarment of Traq or any of its Subsidiaries from bidding on any contracts or subcontracts with any agency or instrumentality of the United States Government or any state or local government.

(f)                                    Except as would not result in a Traq Material Adverse Effect, neither Traq nor any Subsidiary of Traq has, in obtaining or performing any Government Contract, violated (i) The Truth in Negotiations Act of 1962, as amended, (ii) the Service Contract Act of 1963, as amended, (iii) the Contract Disputes Act of 1978, as amended, (iv) the Office of Federal Procurement Policy Act, as amended, (v) the Federal Acquisition Regulations or any applicable agency supplement thereto, (vi) the Cost Accounting Standards, or (vii) any other applicable procurement law or regulation or other legal requirement.

(g)                                 In each case in which Traq or any of its Subsidiaries has delivered or otherwise provided any technical data, computer software or proprietary asset to any Governmental Authority in connection with any Government Contract, Traq has marked such technical data, computer software or proprietary asset with all markings and legends (including any “restrictive rights” legend and any “government purpose license rights” legend) or included in the Contract with such Governmental Authority such provision as may be required by applicable law to prevent such Governmental Authority from acquiring any unlimited rights with respect to such technical data, computer software or proprietary asset, except where failure to do so has not had, and could not reasonably be expected to have, a Traq Material Adverse Effect.

SECTION 3.15.                                         Intellectual Property.

(a)                                  Section 3.15(a) of the Traq Disclosure Schedule sets forth, for Traq Owned Intellectual Property, a complete and accurate list of any and all United States and foreign (i) patents; (ii) registered trademarks; (iii) domain name registrations; (iv) registered copyrights; and (v) applications for any of the foregoing, indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed).

(b)                                 All registered trademarks, patents and registered copyrights owned by Traq or any of its Subsidiaries are currently in compliance with all legal requirements required to maintain such item in full force and effect (including the timely post-registration filing of affidavits of use and incontestability and renewal applications with respect to trademarks, and the payment of filing, examination and maintenance fees and proof of working or use with respect to patents), are, to Traq’s Knowledge, valid and enforceable, and are not subject to any maintenance fees or actions falling due within ninety (90) days after the date of this Agreement.  No trademark is currently involved in any opposition or cancellation proceeding and, to Traq’s Knowledge, no such action has been threatened with respect to any of the trademarks or trademark registration applications.  No patent or patent application is currently involved in any interference, reissue, re-examination or opposition proceeding and, to Traq’s Knowledge, no such action has been threatened with respect to any patent or patent application.

(c)                                  Section 3.15(c) of the Traq Disclosure Schedule sets forth complete and accurate lists of (i) all license agreements or other agreements pursuant to which Traq or any of its Subsidiaries has been granted any right to use or practice any rights under any Intellectual Property that is material to the business of Traq or its Subsidiaries (other than “shrink-wrap” or “click-through” agreements and other licenses for software that is generally available on standard terms for less than $2,500 per copy, seat, CPU or named user) (collectively, the “Traq Inbound License Agreements”), (ii) all material license agreements or other agreements pursuant to which Traq or any of its Subsidiaries has granted to any third party any right to use or practice any rights under any Traq Owned Intellectual Property (other than non-exclusive, internal use, object code software licenses granted to end user customers in the ordinary course of business pursuant to a written agreement is substantially the form of Traq’s standard form of end user license agreement) (collectively, the “Traq Outbound License Agreements”) and (iii) any judgments, Orders or settlements to which Traq or any of its Subsidiaries is a party or otherwise bound that restrict the right of Traq or its Subsidiaries to practice or otherwise exploit its rights in and to any Traq Owned Intellectual Property.  The Traq Inbound License Agreements and the Traq Outbound License Agreements are valid and binding obligations of Traq and its Subsidiaries, enforceable in accordance with their terms, subject to Equitable Exceptions, and neither Traq nor any of its Subsidiaries is currently in material default under any such agreement and, to Traq’s Knowledge, there exists no event or condition, which will result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a material default by Traq or any of its Subsidiaries under any such License Agreement.

(d)                                 The Intellectual Property owned by or licensed to Traq or any of its Subsidiaries constitutes all of the Intellectual Property used in or necessary for the conduct of the business of Traq and its Subsidiaries as currently conducted.

(e)                                  No royalties, honoraria or other fees are payable to any third parties for the use of or right to use any Intellectual Property except pursuant to Traq License Agreements set forth in Section 3.15(c) of the Traq Disclosure Schedule.

(f)                                    Except as set forth in Section 3.15(f) of the Traq Disclosure Schedule, Traq and its Subsidiaries exclusively own, free and clear of all Encumbrance, all Traq Owned Intellectual Property and, to Traq’s Knowledge, have a valid and enforceable right to use all of the Intellectual Property subject to Traq License Agreements.

(g)                                 Traq and each of its Subsidiaries has taken all reasonable steps to protect the Intellectual Property that it owns.  To Traq’s Knowledge, (i) all of the Traq Owned Intellectual Property is valid and enforceable and (ii) since February 1, 2005, no third party has challenged the ownership, use, validity or enforceability of any of such Intellectual Property.

(h)                                 To Traq’s Knowledge, the conduct of the business of Traq and its Subsidiaries as currently conducted does not infringe upon, misappropriate or otherwise violate any Intellectual Property rights of any third party.

(i)                                     To Traq’s Knowledge: (A) no third party is misappropriating, infringing, diluting, or violating any Traq Owned Intellectual Property, and (B) no such claims have been brought against any third party by Traq or any of its Subsidiaries.

(j)                                     The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of Traq’s or any Subsidiary’s right to own or use any of the Intellectual Property, nor will they require the approval of any Governmental Authority or third party in respect of any such Intellectual Property.

(k)                                  Section 3.15(k) of the Traq Disclosure Schedule lists all Software sold, licensed, leased or otherwise distributed by Traq or any of its Subsidiaries to any third party, and identifies which Software is sold, licensed, leased, or otherwise distributed as the case may be.  All employees and independent contractors of Traq or any of its Subsidiaries who have made material contributions to the creation or development of the Software set forth in Sections 3.15(k) of the Traq Disclosure Schedule have signed Traq’s standard form of proprietary information and invention assignment agreement or an equivalent proprietary information and invention assignment agreement previously approved by Tangoe.

(l)                                     All trademarks of Traq or any of its Subsidiaries have been in continuous use by Traq or its Subsidiaries.  To Traq’s Knowledge: (i) since February 1, 2005, there has been no prior use of such trademarks by any third party that would confer upon said third party superior rights in such trademarks; (ii) Traq and each of its Subsidiaries has taken all reasonable steps to protect the trademarks against third party infringement; and (iii) the registered trademarks have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or identified in their respective pending applications.

(m)                               Traq and each of its Subsidiaries has taken all reasonable steps to protect Traq’s or such Subsidiary’s rights in confidential information and trade secrets of Traq and its Subsidiaries.  Without limiting the foregoing, Traq and each of its Subsidiaries has and enforces a policy of requiring each employee, consultant, and contractor who is involved in the creation of Traq Owned Intellectual Property to execute proprietary information, confidentiality and assignment agreements substantially consistent with Traq’s standard forms thereof (complete and current copies of which have been delivered to Tangoe).

(n)                                 To Traq’s Knowledge, all Software owned by Traq or any of its Subsidiaries, and all Software licensed from third parties by Traq or any of its Subsidiaries, is free from any significant software defect or programming or documentation error, conforms in all material respects to the specifications thereof, if applicable.

(o)                                 Traq and each of its Subsidiaries has valid registrations for each of the URLs set forth in Section 3.15(o) of the Traq Disclosure Schedule.  Except as set forth in Section 3.15(o), each of Traq’s and each of its Subsidiaries’ respective registrations of each of the URLs is free and clear of any Liens and is in full force and effect.  Traq and each of its Subsidiaries has paid all fees required to maintain each registration.  Neither Traq’s nor any Subsidiary’s registration and use of the URLs has been disturbed or placed “on hold” and, to Traq’s Knowledge, no claim (oral or written) has been asserted against Traq or any of its Subsidiaries alleging that Traq or any of its Subsidiaries does not have rights to such URLs.

SECTION 3.16.                                         Real Property.

(a)                                  Neither Traq nor any of its Subsidiaries owns real property.

(b)                                 Section 3.16(b) of the Traq Disclosure Schedule lists each parcel of real property leased by Traq or any of its Subsidiaries (the ‘Traq Leased Real Property”).  With respect to all Traq Leased Real Property, Traq and each of its Subsidiaries has peaceful and undisturbed possession thereof and has valid leasehold interests providing exclusive and legally enforceable rights to use such Traq Leased Real Property, free and clear of all Encumbrances except Permitted Encumbrances.

(c)                                  No Traq Leased Real Property is used for any purpose other than the conduct of the business of Traq or its Subsidiaries.  Except as set forth in Section 3.16(c) of the Traq Disclosure Schedule, neither Traq nor any of its Subsidiaries has leased or subleased any of Traq Leased Real Property to any other Person, nor has Traq or any of its Subsidiaries assigned its interest under any Real Property Lease to any third party.  Traq and each of its Subsidiaries has delivered or made available to Tangoe a true, correct and complete copy of each of the leases and subleases with respect to Traq Leased Real Property, including all amendments, supplements or other modifications thereto (each such lease or sublease, as amended, supplemented or modified, being referred to herein as a “Real Property Lease”).  Each Real Property Lease is legal, valid, binding and enforceable against Traq or any of its Subsidiaries, as the case may be, in accordance with the terms thereof, subject to the Equitable Exceptions.  Neither Traq nor any of its Subsidiaries is in breach or default under any Real Property Lease, and no event or circumstance exists or has occurred which, with the delivery of notice, the passage of time or both, would constitute a breach or default by Traq or any of its Subsidiaries, permit the termination, modification or acceleration of rent under any Real Property Lease.  Neither Traq nor any of its Subsidiaries has received any notice of cancellation or termination under any Real Property Lease.

SECTION 3.17.                                         Tangible Personal Property.  Section 3.17 of the Traq Disclosure Schedule lists Traq’s fixed assets, noting original purchase price, cumulative depreciation and net book value as of the Traq Unaudited Balance Sheet Date (the “Traq Tangible Personal Property”).  Except as set forth on Section 3.17 of the Traq Disclosure Schedule, no Traq Tangible Personal Property is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement or subject to any Encumbrances.  Traq Tangible Personal Property is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

SECTION 3.18.                                         Assets.

(a)                                  Except as set forth in Section 3.18 of the Traq Disclosure Schedule, Traq and each of its Subsidiaries has good and marketable title to, or, in the case of leased or subleased assets, valid and subsisting leasehold interests providing sufficient and legally enforceable rights to use, all of its assets, free and clear of all Encumbrances, except for Permitted Encumbrances.

(b)                                 The assets of Traq and its Subsidiaries constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the business of Traq and its Subsidiaries.  Such assets have been maintained, in all material respects, in accordance with good business practice, and all of such assets that are tangible personal property are in good operating condition and repair and are suitable in all material respects for the purposes for which they are used and intended.

SECTION 3.19.                                         Customers.  Listed in Section 3.19 of the Traq Disclosure Schedule are the names of all customers from whom Traq or any of its Subsidiaries generated revenue during 2005 or 2006 (the “2005/2006 Traq Customers”) (by revenue generated by each such customer for each of the twelve month periods ended December 31, 2005 and December 31, 2006), and the amount of revenue generated by each such customer during such time periods.  Except as disclosed in Section 3.19 of the Traq Disclosure Schedule, neither Traq nor any of its Subsidiaries has received any notice nor has any reason to believe that any of the 2005/2006 Traq Customers has ceased, or will cease, to use the products, equipment, goods or services of Traq or any of its Subsidiaries or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

SECTION 3.20.                                         Employee Benefit Matters.

(a)                                  Section 3.20(a) of the Traq Disclosure Schedule lists all material Employee Plans of Traq.  With respect to each Traq Employee Plan, Traq and each of its Subsidiaries has made available to Tangoe correct and complete copies of (where applicable) (a) all plan documents, summary plan descriptions, summaries of material modifications, amendments, and resolutions related to each material Traq Employee Plan, (b) the most recent determination letters received from the IRS, (c) the most recent Form 5500 Annual Reports (along with all attachments) and summary annual reports, (d) the most recent audited financial statement and actuarial valuation, and (e) all material related agreements, insurance contracts and other agreements which implement each such material Traq Employee Plan.

(b)                                 There has been no “prohibited transaction,” as such term is defined in Section 406 and 407 of ERISA and Section 4975 of the Code, and not otherwise exempt under Section 408 of ERISA, with respect to any Traq Employee Plan; there are no claims pending (other than routine claims for benefits) or threatened against any Traq Employee Plan or against the assets of any Traq Employee Plan, nor are there any current or threatened Liens on the assets of any Traq Employee Plan; all Traq Employee Plans conform to, and in their operation and administration are in all material respects in compliance with the terms thereof and requirements prescribed by all applicable statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including without limitation all applicable requirements for notification, reporting and disclosure to participants or the Department of Labor, IRS or Secretary of the Treasury).  Traq, its Subsidiaries and their ERISA Affiliates have performed all material obligations required to be performed by them under, are not in material default under or violation of, and neither Traq nor any of its Subsidiaries has Knowledge of any material default or violation by any other party with respect to, any of Traq Employee Plans.

(c)                                  Each Traq Employee Plan that is a “group health plan” (within the meaning of Code Section 5000(b)(l)) has been operated in material compliance with all laws applicable to such plan, its terms, and with the group health plan continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA (“COBRA Coverage”), the Family and Medical Leave Act of 1993, Section 4980D of the Code and Sections 701 through 707 of ERISA, Title XXII of the Public Health Service Act and the provisions of the Social Security Act, to the extent such requirements are applicable.  No Traq Employee Plan or written or oral agreement exists which obligates Traq or any of its Subsidiaries or any ERISA Affiliate to provide health care coverage, medical, surgical, hospitalization, death or similar benefits (whether or not insured) to any current or former employee, consultant or director of Traq or any of its Subsidiaries or any ERISA Affiliate following such current or former employee’s, consultant’s or director’s termination of employment or service with Traq or any of its Subsidiaries or any ERISA Affiliate, other than COBRA Coverage or similar state or local Laws.

(d)                                 Traq and each of its Subsidiaries is in material compliance with respect to the requirements of the Americans With Disabilities Act to the extent such act applies to Traq or any of its Subsidiaries as of the date hereof.

(e)                                  Traq and each of its Subsidiaries is in material compliance with the requirements of the Workers Adjustment and Retraining Notification Act (“WARN”) and has no liabilities pursuant to WARN.

(f)                                    Neither Traq nor any Traq ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code, (ii) Multiemployer Plan, (iii) “multiple employer plan” as defined in ERISA or the Code, or (iv) a “funded welfare plan” within the meaning of Section 419 of the Code.

SECTION 3.21.                                         Labor Matters.  Except as set forth in Section 3.21 of the Traq Disclosure Schedule, (a) neither Traq nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Traq or any of its Subsidiaries, or in the business of Traq or any of its Subsidiaries and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit that could affect Traq or any of its Subsidiaries; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the Knowledge of Traq, threatened between Traq or any of its Subsidiaries and any of its employees, and neither Traq or any of its Subsidiaries has experienced any such controversy, strike, slowdown or work stoppage within the past three years; (c) there are no unfair labor practice complaints pending against Traq or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of Traq or any of its Subsidiaries; and (d) Traq and each of its Subsidiaries is currently in material compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of Traq or any of its Subsidiaries and, to Traq’s Knowledge, is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

SECTION 3.22.                                         Key Employees.

(a)                                  Traq has provided Tangoe with a summary listing the names, places of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, “golden parachute” and other like benefits paid or payable (in cash or otherwise) in the last 12 months, the date of employment and a description of position and job function of each current salaried employee, officer, director, consultant or agent of Traq and each of its Subsidiaries whose annual compensation exceeded (or, in 2007, is expected to exceed) $125,000.  Section 3.22(a) of the Traq Disclosure Schedule lists all Traq policies, obligations, commitments and agreements pursuant to which Traq is or may become obligated to make severance, “golden parachute” or change of control payments or any similar payments.

(b)                                 Except as set forth in Section 3.22 of the Traq Disclosure Schedule, all directors, officers, management employees, and technical and professional employees of Traq and its Subsidiaries are under written obligation to Traq or such Subsidiary to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to Traq or such Subsidiary all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter.

SECTION 3.23.                                         Certain Interests.

(a)                                  Except as disclosed in Section 3.23(a) of the Traq Disclosure Schedule and to Traq’s knowledge, no holder of five percent (5%) or more of Traq’s capital stock (on an as-converted basis) or officer or director of Traq or any of its Subsidiaries and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such stockholder, officer or director:

(i)                                     has any direct or indirect financial interest in any competitor, supplier or customer of Traq or any of its Subsidiaries, provided, however, that (A) the ownership of securities representing no more than five percent (5%) of the outstanding voting power of any competitor, supplier or customer, or (B) ownership securities representing no more than five percent (5%) of the outstanding voting power of any competitor, supplier or customer which are listed on any national securities exchange or traded actively in the national over-the-counter market, in each case shall not be deemed to be a “financial interest” so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer;

(ii)                                  owns, directly or indirectly, in whole or in part, or has any other interest in any material tangible or intangible property that Traq or any of its Subsidiaries currently uses or has used within the last year in the conduct of the business of Traq or any of its Subsidiaries; or

(iii)                               has outstanding any Indebtedness to Traq or any of its Subsidiaries.

(b)                                 Except as disclosed in Section 3.23(b) of the Traq Disclosure Schedule, neither Traq nor any of its Subsidiaries has any Liability or any other obligation of any nature whatsoever to any officer, director or shareholder of Traq or any of its Subsidiaries or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or shareholder.

SECTION 3.24.                                         Taxes.

(a)                                  Except as set forth in Section 3.24 of the Traq Disclosure Schedule, Traq and each of its Subsidiaries has filed all material Tax Returns that it was required to file all such Tax Returns were correct and complete in all material respects.  All material Taxes owed by Traq or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid when required to be paid in accordance with applicable law.  Neither Traq nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.  No claim has been received by Traq or any of its Subsidiaries from an authority in a jurisdiction where Traq or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.  There are no Liens on any of the assets of Traq or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)                                 Traq and each of its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c)                                  There is no dispute or claim concerning any Tax Liability of Traq or any of its Subsidiaries either (A) claimed or raised by any authority in written notice received by Traq or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of Traq or any of its Subsidiaries has Knowledge based upon personal contact with any agent of such authority.  Section 3.24(c) of the Traq Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to Traq or any of its Subsidiaries for taxable periods ended on or after December 31, 2003, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit.  Traq and each of its Subsidiaries has delivered to Tangoe correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Traq or any of its Subsidiaries since its formation.

(d)                                 Neither Traq nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e)                                  The unpaid Taxes of Traq and its Subsidiaries in the aggregate (A) did not, as of Traq Unaudited Balance Sheet Date, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of Traq Unaudited Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Traq and its Subsidiaries in filing their Tax Returns.

(f)                                    Neither Traq nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax- free treatment under Section 355 of the Code.

(g)                                 Neither Traq nor any of its Subsidiaries has engaged in a reportable transaction under Treas.  Reg. § 1.601 l-4(b), including any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas.  Reg. § 1.601 l-4(b)(2).

(h)                                 Neither Traq nor any of its Subsidiaries has (a) ever been a member of an affiliated group (within the meaning of Code §1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Traq), (b) ever been a party to any Tax sharing, indemnification or allocation agreement, nor does Traq or any of its Subsidiaries owe any amount under any such agreement (c) any liability for the Taxes of any person under Treas.  Reg. § 1.1502-6 (or any similar provision of state, local or foreign law, including any arrangement for group or consortium relief or similar arrangement), as a transferee or successor, by contract, or otherwise and (d) ever been a party to any joint venture, partnership or other agreement that, to Traq’s Knowledge, could be treated as a partnership for Tax purposes.

SECTION 3.25.                                         Insurance.  Section 3.25 of the Traq Disclosure Schedule sets forth a description of each insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) to which Traq or any of its Subsidiaries is a party, a named insured, or otherwise is the beneficiary of coverage.  Traq and each of its Subsidiaries has been covered during the past two years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.  Section 3.25 of the Traq Disclosure Schedule describes any self-insurance arrangements affecting Traq or any of its Subsidiaries.

SECTION 3.26.                                         Accounts; Lockboxes; Safe Deposit Boxes; Powers of Attorney.  Section 3.26 of the Traq Disclosure Schedule is a true and complete list of (i) the names of each bank, savings and loan association, securities or commodities broker or other financial institution in which Traq and each of its Subsidiaries has an account, including cash contribution accounts, and the names of all persons authorized to draw thereon or have access thereto, (ii) the location of all lockboxes and safe deposit boxes of Traq and each of its Subsidiaries and the names of all Persons authorized to draw thereon or have access thereto, and (iii) the names of all Persons, if any, holding powers of attorney from Traq and each of its Subsidiaries.  Except as disclosed in Section 3.26 of the Traq Disclosure Schedule, neither Traq nor any of its Subsidiaries has commingled their monies or accounts with other monies or accounts of shareholders or any Affiliates of any company other than Traq and its Subsidiaries.  At the time of the Closing, all monies and accounts of Traq and its Subsidiaries shall be held by, and be accessible only to, such company (except that set aside for payment of sales tax as described in Section 3.26 of the Traq Disclosure Schedule).

SECTION 3.27.                                         Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Traq or any of its Subsidiaries.

SECTION 3.28.                                         Full Disclosure.  No representation or warranty of Traq or any of its Subsidiaries in this Agreement, nor any exhibit or schedule attached hereto, contains any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF TANGOE AND MERGER SUB

Except as set forth in the corresponding sections or subsections of the disclosure schedule delivered by Tangoe to Traq prior to the execution of this Agreement (the “Tangoe Disclosure Schedule”), Tangoe represents and warrants to Traq as set forth below, both as of the date of this Agreement and as of the Closing Date.  Each exception set forth in the Tangoe Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section or subsection of this Agreement and relates only to such section or subsection unless it would be apparent, in the mind of a reasonable person, from the disclosure made in response to one section or subsection that the disclosure item also applies to another section or subsection, in which case such disclosure item shall be deemed to have also been disclosed for purposes of such other section or subsection.

SECTION 4.1.                                               Organization.  Tangoe and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or is a limited liability company duly organized and validly existing under the laws of the state of its organization, as applicable, (ii) has full power and authority and all necessary Permits to own, lease and operate its properties and to carry on its business as it is now being conducted, and (iii) is duly qualified or licensed to do business and, in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Tangoe Material Adverse Effect.  Tangoe and each of its Subsidiaries has heretofore delivered to Traq true, complete and correct copies of its certificate of incorporation or articles of organization and bylaws (as applicable), as presently in effect.  The jurisdictions listed in Section 4.1 of the Tangoe Disclosure Schedule are the only jurisdictions in which the properties owned, leased or operated by Tangoe or the nature of the business conducted by it makes such qualification or license necessary, except as would not result in a Tangoe Material Adverse Effect.

SECTION 4.2.                                               Subsidiaries.  Section 4.2 of the Tangoe Disclosure Schedule sets forth the name and jurisdiction of incorporation or organization of each Subsidiary of Tangoe.  Except as set forth on Section 4.2 of the Tangoe Disclosure Schedule, Tangoe holds of record and owns beneficially all of the outstanding shares of capital stock and membership interests of each of its Subsidiaries, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands, other than Permitted Encumbrances.  Except for options granted under Tangoe’s Amended and Restated Employee Stock Option/Stock Issuance Plan, Amended and Restated Executive Stock Option/Stock Issuance Plan and 2005 Stock Incentive Plan, as amended (collectively, the “Tangoe Option Plan”) and as set forth on Section 4.2 of the Tangoe Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of Tangoe or its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of Tangoe’s Subsidiaries or that could require Tangoe or any Subsidiary to issue, sell, or otherwise cause to become outstanding any of the capital stock of any Subsidiary of Tangoe.  There are no outstanding stock appreciation, phantom stock, or similar rights with respect to any Tangoe Subsidiary.  Except as set forth on Section 4.2 of the Tangoe Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Tangoe.  None of Tangoe and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of Tangoe.

SECTION 4.3.                                               Authorization; Validity of Agreement; Tangoe Action; Tangoe Capitalization.

(a)                                  Tangoe has full power and authority to execute and deliver this Agreement and the other documents and instruments contemplated hereby and has the full power and authority to perform the Transactions.  The execution, delivery and performance of this Agreement by Tangoe, and the consummation by Tangoe of the Transactions, have been duly and validly authorized by Tangoe’s Board of Directors and stockholders, and no other action or proceeding on the part of any of them is necessary to authorize the execution and delivery by Tangoe of this Agreement and the consummation by it of the Transactions.  This Agreement has been duly executed and delivered by Tangoe and, assuming due and valid authorization, execution and delivery hereof by Traq, is a valid and binding obligation of Tangoe enforceable against it in accordance with its terms, subject to the Equitable Exceptions.

(b)                                 The shares of Tangoe Capital Stock to be issued as the Merger Consideration pursuant to Section 2.6 at the Closing will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Tangoe Charter or Tangoe’s By-Laws or any agreement to which Tangoe is a party or is bound.  The issuance of such shares will be exempt from registration under applicable federal securities laws and Blue Sky Laws, assuming for such purposes that each holder’s representations and warranties set forth in the private placement representation letters contemplated by Section 2.11 are true and correct.  Upon issuance of Tangoe Capital Stock in accordance with this Agreement, holders of Traq Capital Stock will receive good and valid title to Tangoe Capital Stock free and clear of any Liens, except for those referred to in this Agreement and the Ancillary Agreements.

(c)                                  The authorized capital stock of Tangoe at the Closing will consist of ninety-four million (94,000,000) shares of Tangoe Common Stock and fifty-nine million one hundred eighty thousand nine hundred sixty-seven (59,180,967) shares of Preferred Stock, in the series and amounts set forth on Section 4.3 of the Tangoe Disclosure Schedule.  The number of issued and outstanding Tangoe Common Stock and preferred stock and the holders thereof are as set forth on Section 4.3 of the Tangoe Disclosure Schedule.  All of the issued and outstanding shares of Tangoe’s capital stock were duly authorized, validly issued, fully paid and nonassessable, and no shares of Tangoe Series 1 Preferred Stock or Tangoe Series 2 Preferred Stock are outstanding.  Section 4.3 of the Tangoe Disclosure Schedule sets forth a true and complete list of the holders of any outstanding option, warrant or other right to purchase shares of capital stock of Tangoe or any of its Subsidiaries, together with the number of shares subject to such option, warrant or right, the date of grant or issuance of such option, warrant or right, the extent to which such option, warrant or right is vested and/or exercisable, the exercise price of such option, warrant or right, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of each such option, warrant and right.  Except as set forth in Section 4.3 of the Tangoe Disclosure Schedule, no Person has rights, options or warrants to purchase shares of capital stock of Tangoe or any of its Subsidiaries or any securities convertible into or exchangeable or exercisable for shares of capital stock of Tangoe or any of its Subsidiaries, or any right or claim based on prior ownership or holdings of any such security.

(d)                                 The authorized capital stock of Merger Sub consists of one thousand (1,000) shares of common stock, par value $.01 per share, all of which are issued and outstanding and held by Tangoe.

SECTION 4.4.                                               Consents and Approvals; No Violations.  Except as set forth in Section 4.4 of the Tangoe Disclosure Schedule, none of the execution, delivery or performance of this Agreement by Tangoe, the consummation by Tangoe of the Transactions or compliance by Tangoe with any of the provisions of this Agreement will: (i) materially conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Tangoe or any of its Subsidiaries, (ii) require any filing by Tangoe or any of its Subsidiaries with, or permit, authorization, consent or approval of any Governmental Entity, (iii) result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Tangoe Material Contract to which Tangoe or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, (iv) violate or otherwise affect the obligations of Tangoe or any of its Subsidiaries under any Permit, judgment, order, writ, injunction, decree, statute, rule or regulation applicable to them or any of their respective properties or assets, or (v) result in the creation of any material Encumbrance or claim upon the assets or properties of Tangoe or any of its Subsidiaries.

SECTION 4.5.                                               Financial Statements.  Tangoe has previously furnished to Traq the audited consolidated balance sheet of Tangoe as of each of December 31, 2004 and 2005 (the “Tangoe Balance Sheets”) and the related audited statements of income and cash flow and notes thereto for the fiscal years ended December 31, 2004 and 2005 (with Tangoe Balance Sheets, collectively, the “Tangoe Audited Financial Statements”).  Tangoe also has previously furnished to Traq the unaudited consolidated balance sheet of Tangoe as of December 31, 2006 (the “Tangoe Unaudited Balance Sheet” and the “Tangoe Unaudited Balance Sheet Date”) and the related statement of income for the twelve-month period ended December 31, 2006 (with Tangoe Unaudited Balance Sheet, collectively, the “Tangoe Unaudited Financial Statements”).  Tangoe Audited Financial Statements and Tangoe Unaudited Financial Statements are referred to as the “Tangoe Financial Statements.”  All of Tangoe Financial Statements (A) have been prepared from, are in accordance with, and accurately reflect the books and records of Tangoe and its Subsidiaries on a consolidated basis, (B) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of Tangoe Unaudited Financial Statements, for the lack of notes thereto), and (C) fairly present the consolidated financial position and the consolidated results of operations (in the case of Tangoe Unaudited Financial Statements, subject to (x) normal year-end adjustments that are not material in the aggregate, and (y) any revenue recognition (timing) adjustments as may be proposed by Tangoe’s auditors) of Tangoe and its Subsidiaries on a consolidated basis as of the times and for the periods referred to therein.

SECTION 4.6.                                               Books and Records.  The minute books of Tangoe and each of its Subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by Tangoe’s or Subsidiary’s shareholders, members, board of directors or managers and all committees of the board of directors or managers of Tangoe or such Subsidiary of Tangoe.  Complete and accurate copies of all such minute books and of the stock registers or LLC agreements (as applicable) of Tangoe and each of its Subsidiaries have been provided to Traq.

SECTION 4.7.                                               No Undisclosed Liabilities.  Except (a) as disclosed in Tangoe Financial Statements, (b) as set forth in Section 4.7 of the Tangoe Disclosure Schedule, and (c) for liabilities and obligations incurred in the ordinary course of business consistent in kind and amount with past practice since the date of Tangoe Unaudited Balance Sheet, none of Tangoe or any of its Subsidiaries has incurred any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise.  Section 4.7 of the Tangoe Disclosure Schedule sets forth, as of the date hereof, the amount of the principal and unpaid interest outstanding under each instrument evidencing any amount of Indebtedness of Tangoe and its Subsidiaries.

SECTION 4.8.                                               Conduct in the Ordinary Course; Absence of Certain Changes.  Without limiting the foregoing, except as set forth in Section 4.8 of the Tangoe Disclosure Schedule, since Tangoe Unaudited Balance Sheet Date, neither Tangoe nor any of its any of its Subsidiaries has:

(a)                                  issued, sold, redeemed or repurchased any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto (except pursuant to the conversion or exercise of convertible securities, options or warrants), or amended any of the terms (including without limitation the vesting of) any such convertible securities, options or warrants;

(b)                                 split, combined or reclassified any shares of Tangoe Capital Stock, or declared, set aside or paid any dividend or other distribution with respect to any shares of Tangoe Capital Stock, whether in cash, stock or property, or any combination thereof;

(c)                                  made any loan, advance or capital contribution to or investment in, or guaranteed any indebtedness of or otherwise incurred any Indebtedness on behalf of, any Person other than (A) loans, advances or capital contributions to or investments in wholly owned subsidiaries, or (B) loans or advances to employees of Tangoe or any of its Subsidiaries made in the ordinary course of business;

(d)                                 borrowed any amount or incurred or become subject to any liabilities (absolute or contingent), except current liabilities incurred in the ordinary course of business;

(e)                                  discharged or satisfied any claim or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(f)                                    amended its Certificate of Incorporation, Articles of Organization, by-laws or other organizational document;

(g)                                 instituted or settled any Litigation;

(h)                                 mortgaged or pledged any of its assets, tangible or intangible, or subjected itself or any portion of its assets, tangible or intangible, to any claim or Encumbrance, other than Permitted Encumbrances;

(i)                                     acquired or sold, assigned, transferred or otherwise disposed of any amount of tangible assets, except in the ordinary course of business, or canceled any debts or claims;

(j)                                     sold, assigned, licensed, sublicensed or transferred any intangible asset or Tangoe Owned Intellectual Property, or disclosed any proprietary or confidential information to any Person not associated with Tangoe and any of its Subsidiaries, other than in the ordinary course of business pursuant to a written agreement;

(k)                                  waived any right of value in excess of $25,000, or aggregate rights in excess of $50,000 (including any insurance policy naming it as a beneficiary or a loss payable payee);

(l)                                     made aggregate capital expenditures or commitments therefor in excess of $100,000;

(m)                               done any of the following: (A) entered into, adopted or amended any Tangoe Employee Plan (other than Tangoe Employee Plan amendments required by Law), (B) made any grant of any severance or termination pay to any director, officer, employee or individual providing services to Tangoe or any of its Subsidiaries, (C) entered into any employment, deferred compensation, change in control or other similar agreement (or any amendment to any such existing agreement) with any director, officer, employee or individual providing services to Tangoe or any of its Subsidiaries, (D) increased benefits payable under any existing severance or termination pay policies or employment agreements, or (E) increased compensation, bonus or other benefits payable to directors, officers, employees or individuals providing services to Tangoe or any of its Subsidiaries, other than, in the case of clause (B), with respect to non-executive employees, and in the case of clause (E), in the ordinary course of business;

(n)                                 entered into any joint venture, partnership or similar arrangement;

(o)                                 amended, modified or terminated any Tangoe Material Contract, other than in the ordinary course of business, except for any such Tangoe Material Contract that terminated in accordance with its terms, or taken any action that would constitute a violation of or default under any Tangoe Material Contract;

(p)                                 materially changed its accounting methods, principles or practices, or revalued any of its assets (including without limitation the writing down of the value of inventory or the writing off of notes or accounts receivable other than in the ordinary course of business);

(q)                                 merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of business consistent with past practice;

(r)                                    made any material changes in the customary methods of operations of Tangoe or any of its Subsidiaries, including, without limitation, practices and policies relating to purchasing, marketing, selling and pricing;

(s)                                  made or changed any material Tax election, changed an annual accounting period, adopted or changed any accounting method, filed any amended Tax Returns, entered into any closing agreement, settled or consented to any Tax Claim, surrendered any right to claim a refund of material Taxes, settled or compromised any material Tax liability or consented to any extension or waiver of the limitation period applicable to any Tax Claim;

(t)                                    failed to pay any creditor any material amount owed to such creditor when due;

(u)                                 sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to any of its officers, directors, employees, agents, consultants or sales associates, stockholders or their Affiliates;

(v)                                 suffered any Tangoe Material Adverse Effect and, to Tangoe’s Knowledge, there is no condition, basis, development or contingency of any kind existing or which, so far as can be reasonably foreseen by Tangoe, could reasonably be expected to result in a Tangoe Material Adverse Effect; or

(w)                               agreed in writing or otherwise to take any of the foregoing actions.

SECTION 4.9.                                               Litigation.  Except as set forth in Section 4.9 of the Tangoe Disclosure Schedule, there is no Action by or against Tangoe or any of its Subsidiaries, or affecting any of the assets or the business of Tangoe or any of its Subsidiaries, which is pending before (or, to the Knowledge of Tangoe, threatened to be brought by or before) any Governmental Authority.  None of the matters disclosed in Section 4.9 of the Tangoe Disclosure Schedule has had or reasonably could be expected to have a Tangoe Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, or the consummation of the Transactions.  Except as set forth in Section 4.9 of the Tangoe Disclosure Schedule, neither Tangoe nor any of it Subsidiaries has received any opinion or memorandum or advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage that, if determined adversely to Tangoe or such Subsidiary, would result in a Tangoe Material Adverse Effect.  To Tangoe’s Knowledge, there are no facts or circumstances which may result in institution of any Action involving or affecting Tangoe or any of it Subsidiaries, or the Transactions.  Neither Tangoe nor any of its Subsidiaries is in default with respect to any order, writ, injunction or decree known to or served upon it from any Governmental Authority.

SECTION 4.10.                                         Compliance with Laws.  Except as set forth in Section 4.10 of the Tangoe Disclosure Schedule, Tangoe and each of its Subsidiaries is in compliance with, and has conducted its business in material compliance with, all Laws and Governmental Orders applicable to Tangoe or such Subsidiary or by which any of their respective properties or assets are bound or affected.  Neither Tangoe nor any of its Subsidiaries has received any written notice or other written communication from any Governmental Authority or other Person regarding any actual, alleged, possible or potential breach, violation of or non-compliance with any Governmental Order to which Tangoe or any of its Subsidiaries or any of their respective assets are or has been subject.

SECTION 4.11.                                         Certain Practices.  To Tangoe’s Knowledge, neither Tangoe nor any of its Subsidiaries or any of their respective officers or employees has, directly or indirectly, given or agreed to give any significant rebate, gift or similar benefit to any supplier, customer, governmental employee or other person who was, is or may be in a position to significantly help or hinder Tangoe or such Subsidiaries (or assist in connection with any actual or proposed transaction) which (i) could reasonably be expected to subject Tangoe or such Subsidiaries to any material damage or penalty in any civil, criminal or governmental litigation or proceeding, or (ii) if not continued in the future, could reasonably be expected to have a Tangoe Material Adverse Effect.

SECTION 4.12.                                         Licenses and Permits.  Section 4.12 of the Tangoe Disclosure Schedule lists all Permits of or from any Governmental Authority that are used in or otherwise necessary in the conduct of Tangoe’s business.  Except as would not result in a Tangoe Material Adverse Effect, Tangoe and each of its Subsidiaries is, and at all times has been, in compliance with all conditions and requirements imposed by the Permits and has not received any notice of, or has any Knowledge that any Governmental Authority intends to cancel, suspend, modify or terminate any of the Permits or that valid grounds for such cancellation, suspension, modification or termination exist.

SECTION 4.13.                                         Environmental Matters.  Without limiting the generality of the other representations and warranties set forth in this Article IV, except as described in Section 4.13 of the Tangoe Disclosure Schedule or would not result in a Tangoe Material Adverse Effect: (i) to Tangoe’s Knowledge, Tangoe and each of its Subsidiaries has conducted its business in compliance with all applicable Environmental Laws, including without limitation by having all Permits required under any Environmental Laws for the operation of Tangoe’s business; (ii) to Tangoe’s Knowledge, none of Tangoe Leased Real Property contains any Hazardous Substance in amounts exceeding the levels permitted by applicable Environmental Laws; (iii) Tangoe and its Subsidiaries have not received any notices, demand letters, or requests for information from any Governmental Authority or other Person indicating that Tangoe or any of its Subsidiaries is or may be in violation of, or liable under, any Environmental Law or relating to any of its assets, business or any former assets of Tangoe or any of its Subsidiaries; (iv) no reports have been filed, or are required to be filed, by (or relating to) Tangoe or any of its Subsidiaries concerning the release or threatened release of any Hazardous Substance or the threatened or actual violation of any Environmental Law; (v) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law to or from any Tangoe Leased Real Property as a result of any activity of Tangoe or any of its Subsidiaries; (vi) there have been no environmental investigations, studies, audits, tests, reviews, or other analyses regarding compliance or noncompliance with any Environmental Law conducted by or for or which are in the possession of Tangoe or any of its Subsidiaries relating to the activities of Tangoe or any of its Subsidiaries or any of Tangoe Leased Real Property that have not been delivered or disclosed to Tangoe; (vii) to Tangoe’s Knowledge, there is no asbestos present in any of Tangoe Leased Real Property and no asbestos has been removed from any of Tangoe Leased Real Property during Tangoe’s occupancy; and (viii) to Tangoe’s Knowledge, there are no violations of any Environmental Laws involving Tangoe Leased Real Property for which Tangoe may be responsible.

SECTION 4.14.                                         Material Contracts.

(a)                                  Section 4.14(a) of the Tangoe Disclosure Schedule lists each of the Contracts to which Tangoe and any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound which is material to the business of Tangoe and its Subsidiaries, taken as a whole, including, without limitation, the following Contracts (each of such Contracts being a “Tangoe Material Contract” and, collectively, being the “Tangoe Material Contracts”):

(i)                                     each Contract, invoice, or purchase order with any supplier or for the furnishing of services to Tangoe or any of its Subsidiaries under the terms of which Tangoe or any of its Subsidiaries: (A) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate during the twelve months ending December 31, 2007, (B) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of such contract, or (C) cannot be cancelled by Tangoe or any of its Subsidiaries without a penalty or further payment, in each case of at least $20,000, and without more than 30 days’ notice, or (D) was not entered into in Tangoe’s ordinary course of business;

(ii)                                  all Contracts with customers of Tangoe or any Tangoe Subsidiary (“Tangoe Customer Contracts”), provided, however, that any such Tangoe Customer Contract shall be deemed excluded from the definition of “Tangoe Material Contracts” if such Contract: (A) is likely to involve consideration of less than $25,000 in the aggregate during the twelve months ending December 31, 2007, and (B) is likely to involve consideration of less than $75,000 in the aggregate over the remaining term of the Contract;

(iii)                               each Contract, invoice, or sales order for the sale of tangible personal property or for the furnishing of services by Tangoe or any of its Subsidiaries (other than Tangoe Customer Contracts) which: (A) is likely to involve consideration of more than $100,000 in the aggregate during the twelve months ending December 31, 2007, (B) is likely to involve consideration of more than $200,000 in the aggregate over the remaining term of the Contract, (C) cannot be cancelled by Tangoe or any of its Subsidiaries without a penalty or further payment, in each case of at least $20,000, and without more than 30 days’ notice, or (D) was not entered into in Tangoe’s ordinary course of business;

(iv)                              all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which Tangoe or any of its Subsidiaries is a party and which are likely to involve consideration of more than $50,000 in the aggregate during the twelve months ending December 31, 2007;

(v)                                 all management and employment Contracts and Contracts with independent contractors or consultants (or similar arrangements), or any other Contract with any director, officer or employee of Tangoe or any of its Subsidiaries to which Tangoe or any of its Subsidiaries is a party, and which is not cancelable without penalty or further payment and without more than 30 days’ notice;

(vi)                              all Contracts relating to Indebtedness of Tangoe or any of its Subsidiaries, including, without limitation, any Contracts relating to the guarantee, support, indemnification, assumption, endorsement of, or any other similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or Indebtedness of any other Person;

(vii)                           all Contracts with any Governmental Authority to which Tangoe or any of its Subsidiaries is a party which are likely to involve consideration of more than $50,000 in the aggregate during the twelve months ending December 31, 2007;

(viii)                        all Contracts that limit the ability of Tangoe or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time (whether Tangoe or any of its Subsidiaries is an obligor or beneficiary thereunder);

(ix)                                all Contracts between Tangoe, any of its Subsidiaries or any other Affiliate of Tangoe or any of its Subsidiaries;

(x)                                   all Contracts for capital expenditures that are, in each instance, in excess of $50,000;

(xi)                                all Contracts pursuant to which Tangoe or any of its Subsidiaries or is a lessor of any machinery, equipment, motor vehicle, office equipment, furniture or fixtures, other personal property which are likely to involve consideration of more than $15,000 in the aggregate during the twelve months ending December 31, 2007;

(xii)                             all Contracts of Tangoe or any of its Subsidiaries that relate, in whole or in part, to any Intellectual Property, and that are material to the business of Tangoe, taken as a whole, other than “shrink-wrap” or “click-through” contracts and other licenses for software that is generally available on standard terms for less than $2,500 per copy, seat, CPU or named user;

(xiii)                          all Contracts of Tangoe or any of its Subsidiaries that relate to partnership, joint venture or other similar arrangements;

(xiv)                         all Contracts for providing benefits under any material Tangoe Employee Plan; and

(xv)                            all other Contracts, whether or not made in the ordinary course of business, that are material to Tangoe and its Subsidiaries, taken as a whole.

(b)                                 Tangoe and each of its Subsidiaries has delivered or made available to Traq true, correct and complete copies of all written Tangoe Material Contracts.  Tangoe and each of its Subsidiaries has paid in full all amounts due as of the date hereof under each Material Contract and as of the Closing Date will have satisfied in full all of its Liabilities and obligations under Tangoe Material Contracts due in Tangoe’s ordinary course of business prior to the Closing.

(c)                                  Tangoe Material Contracts are each in full force and effect and are the valid and legally binding obligations of Tangoe and its Subsidiaries and the other parties thereto, enforceable in accordance with their respective terms (subject only to Equitable Exceptions).  Except as set forth on Section 4.14(c) of the Tangoe Disclosure Schedule, the consummation of the Transactions do not require the consent of any party to Tangoe Material Contracts which has not, as of the Closing Date, been obtained.  Except as would not result in a Tangoe Material Adverse Effect, none of Tangoe or any of its Subsidiaries or, to Tangoe’s Knowledge, any other party to any Material Contract, is in breach of, or default under, any Material Contract.  Neither Tangoe nor any of its Subsidiaries has received or delivered any notice of default under any of Tangoe Material Contracts and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default under any Material Contract by Tangoe or any of its Subsidiaries or, to Tangoe’s Knowledge, any other party thereto.  None of Tangoe or any of its Subsidiaries has received notice of the pending or threatened cancellation, modification, revocation or termination of any of Tangoe Material Contracts, nor does Tangoe or any of its Subsidiaries have Knowledge of any facts or circumstances which could reasonably be expected to lead to any such cancellation, modification, revocation or termination.

(d)                                 Section 4.14(d) of the Tangoe Disclosure Schedule sets forth all consents, approvals and notices required under the terms of any of Tangoe Material Contracts in connection with the execution and delivery of this Agreement and the consummation of the Transactions.

(e)                                  Neither Tangoe nor any Subsidiary of Tangoe has been suspended or debarred from bidding on contracts or subcontracts with any agency or instrumentality of the United States Government or any state or local government, nor, to Tangoe’s Knowledge, has any suspension or debarment action been threatened or commenced against Tangoe or any of its Subsidiaries.  To Tangoe’s Knowledge, there is no valid basis for the suspension or debarment of Tangoe or any of its Subsidiaries from bidding on any contracts or subcontracts with any agency or instrumentality of the United States Government or any state or local government.

(f)                                    Except as would not result in a Tangoe Material Adverse Effect, neither Tangoe nor any Subsidiary of Tangoe has, in obtaining or performing any Government Contract, violated (i) The Truth in Negotiations Act of 1962, as amended, (ii) the Service Contract Act of 1963, as amended, (iii) the Contract Disputes Act of 1978, as amended, (iv) the Office of Federal Procurement Policy Act, as amended, (v) the Federal Acquisition Regulations or any applicable agency supplement thereto, (vi) the Cost Accounting Standards, or (vii) any other applicable procurement law or regulation or other legal requirement.

(g)                                 In each case in which Tangoe or any of its Subsidiaries has delivered or otherwise provided any technical data, computer software or proprietary asset to any Governmental Authority in connection with any Government Contract, Tangoe has marked such technical data, computer software or proprietary asset with all markings and legends (including any “restrictive rights” legend and any “government purpose license rights” legend) or included in the Contract with such Governmental Authority such provision as may be required by applicable law to prevent such Governmental Authority from acquiring any unlimited rights with respect to such technical data, computer software or proprietary asset, except where failure to do so has not had, and could not reasonably be expected to have, a Tangoe Material Adverse Effect.

SECTION 4.15.                                         Intellectual Property.

(a)                                  Section 4.15(a) of the Tangoe Disclosure Schedule sets forth, for Tangoe Owned Intellectual Property, a complete and accurate list of any and all United States and foreign (i) patents; (ii) registered trademarks; (iii) domain name registrations; (iv) registered copyrights; and (v) applications for any of the foregoing, indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed).

(b)                                 All registered trademarks, patents and registered copyrights owned by Tangoe or any of its Subsidiaries are currently in compliance with all legal requirements required to maintain such item in full force and effect (including the timely post-registration filing of affidavits of use and incontestability and renewal applications with respect to trademarks, and the payment of filing, examination and maintenance fees and proof of working or use with respect to patents), are, to Tangoe’s Knowledge, valid and enforceable, and are not subject to any maintenance fees or actions falling due within ninety (90) days after the date of this Agreement.  No trademark is currently involved in any opposition or cancellation proceeding and, to Tangoe’s Knowledge, no such action has been threatened with respect to any of the trademarks or trademark registration applications.  No patent or patent application is currently involved in any interference, reissue, re-examination or opposition proceeding and, to Tangoe’s Knowledge, no such action has been threatened with respect to any patent or patent application.

(c)                                  Section 4.15(c) of the Tangoe Disclosure Schedule sets forth complete and accurate lists of (i) all material license agreements or other agreements pursuant to which Tangoe or any of its Subsidiaries has been granted any right to use or practice any rights under any Intellectual Property that is material to the business of Tangoe or its Subsidiaries (other than (A) “shrink-wrap” or “click-through” agreements and other licenses for software that is generally available on standard terms for less than $2,500 per copy, seat, CPU or named user) (collectively, the “Tangoe Inbound License Agreements”), (ii) all material license agreements or other agreements pursuant to which Tangoe or any of its Subsidiaries has granted to any third party any right to use or practice any rights under any Tangoe Owned Intellectual Property (other than non-exclusive, internal use, object code software licenses granted to end user customers in the ordinary course of business pursuant to a written agreement is substantially the form of Tangoe’s standard form of end user license agreement) (collectively, the “Tangoe Outbound License Agreements”), and (iii) any judgments, Orders or settlements to which Tangoe or any of its Subsidiaries is a party or otherwise bound that restrict the right of Tangoe or its Subsidiaries to practice or otherwise exploit its rights in and to any Tangoe Owned Intellectual Property.  The Tangoe Inbound License Agreements and the Tangoe Outbound License Agreements are valid and binding obligations of Tangoe and its Subsidiaries, enforceable in accordance with their terms, subject to Equitable Exceptions, and neither Tangoe nor any of its Subsidiaries is currently in material default under any such agreement and, to Tangoe’s Knowledge, there exists no event or condition, which will result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a material default by Tangoe or any of its Subsidiaries under any such License Agreement.

(d)                                 The Intellectual Property owned by or licensed to Tangoe or any of its Subsidiaries constitutes all of the Intellectual Property used in or necessary for the conduct of the business of Tangoe and its Subsidiaries as currently conducted.

(e)                                  No royalties, honoraria or other fees are payable to any third parties for the use of or right to use any Intellectual Property except pursuant to Tangoe License Agreements set forth in Section 4.15(c) of the Tangoe Disclosure Schedule.

(f)                                    Except as set forth in Section 4.15(f) of the Tangoe Disclosure Schedule, Tangoe and its Subsidiaries exclusively own, free and clear of all Encumbrances, all Tangoe Owned Intellectual Property and, to Tangoe’s Knowledge, have a valid and enforceable right to use all of the Intellectual Property subject to Tangoe License Agreements.

(g)                                 Tangoe and each of its Subsidiaries has taken all reasonable steps to protect the Intellectual Property that it owns.  To Tangoe’s Knowledge, (i) all of the Tangoe Owned Intellectual Property is valid and enforceable and (ii) since February 1, 2005, no third party has challenged the ownership, use, validity or enforceability of any of such Intellectual Property.

(h)                                 To Tangoe’s Knowledge, the conduct of the business of Tangoe and its Subsidiaries as currently conducted does not infringe upon, misappropriate or otherwise violate any Intellectual Property rights of any third party.

(i)                                     To Tangoe’s Knowledge: (A) no third party is misappropriating, infringing, diluting, or violating any Tangoe Owned Intellectual Property, and (B) no such claims have been brought against any third party by Tangoe or any of its Subsidiaries.

(j)                                     The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of Tangoe’s or any Subsidiary’s right to own or use any of the Intellectual Property, nor will they require the approval of any Governmental Authority or third party in respect of any such Intellectual Property.

(k)                                  Section 4.15(k)) of the Tangoe Disclosure Schedule lists all Software sold, licensed, leased or otherwise distributed by Tangoe or any of its Subsidiaries to any third party, and identifies which Software is sold, licensed, leased, or otherwise distributed as the case may be.  All employees and independent contractors of Tangoe or any of its Subsidiaries who have made material contributions to the creation or development of the Software set forth in Sections 4.15(k) of the Tangoe Disclosure Schedule have signed Tangoe’s standard form of proprietary information and invention assignment agreement or an equivalent proprietary information and invention assignment agreement previously approved by Traq.

(l)                                     All trademarks of Tangoe or any of its Subsidiaries have been in continuous use by Tangoe or its Subsidiaries.  To Tangoe’s Knowledge: (i) since February 1, 2005, there has been no prior use of such trademarks by any third party that would confer upon said third party superior rights in such trademarks; (ii) Tangoe and each of its Subsidiaries has taken all reasonable steps to protect the trademarks against third party infringement; and (iii) the registered trademarks have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or identified in their respective pending applications.

(m)                               Tangoe and each of its Subsidiaries has taken all reasonable steps to protect Tangoe’s or such Subsidiary’s rights in confidential information and trade secrets of Tangoe and its Subsidiaries.  Without limiting the foregoing, Tangoe and each of its Subsidiaries has and enforces a policy of requiring each employee, consultant, and contractor who is involved in the creation of Tangoe Owned Intellectual Property to execute proprietary information, confidentiality and assignment agreements substantially consistent with Tangoe’s standard forms thereof (complete and current copies of which have been delivered to Traq).

(n)                                 To Tangoe’s Knowledge, all Software owned by Tangoe or any of its Subsidiaries, and all Software licensed from third parties by Tangoe or any of its Subsidiaries, is free from any significant software defect or programming or documentation error, conforms in all material respects to the specifications thereof, if applicable.

(o)                                 Tangoe and each of its Subsidiaries has valid registrations for each of the URLs set forth in Section 4.15(o) of the Tangoe Disclosure Schedule.  Except as set forth in Section 4.15(o), each of Tangoe’s and each of its Subsidiaries’ respective registrations of each of the URLs is free and clear of any Liens and is in full force and effect.  Tangoe and each of its Subsidiaries has paid all fees required to maintain each registration.  Neither Tangoe’s nor any Subsidiary’s registration and use of the URLs has been disturbed or placed “on hold” and, to Tangoe’s Knowledge, no claim (oral or written) has been asserted against Tangoe or any of its Subsidiaries alleging that Tangoe or any of its Subsidiaries does not have rights to such URLs.

SECTION 4.16.                                         Real Property.

(a)                                  Neither Tangoe nor any of its Subsidiaries owns real property.

(b)                                 Section 4.16(b) of the Tangoe Disclosure Schedule lists each parcel of real property leased by Tangoe or any of its Subsidiaries (the “Tangoe Leased Real Property”).  With respect to all Tangoe Leased Real Property, Tangoe and each of its Subsidiaries has peaceful and undisturbed possession thereof and has valid leasehold interests providing exclusive and legally enforceable rights to use such Tangoe Leased Real Property, free and clear of all Encumbrances except Permitted Encumbrances.

(c)                                  No Tangoe Leased Real Property is used for any purpose other than the conduct of the business of Tangoe or its Subsidiaries.  Except as set forth in Section 4.16(c) of the Tangoe Disclosure Schedule, neither Tangoe nor any of its Subsidiaries has leased or subleased any of Tangoe Leased Real Property to any other Person, nor has Tangoe or any of its Subsidiaries assigned its interest under any Real Property Lease to any third party.  Tangoe and each of its Subsidiaries has delivered or made available to Tangoe a true, correct and complete copy of each of the leases and subleases with respect to Tangoe Leased Real Property, including all amendments, supplements or other modifications thereto (each such lease or sublease, as amended, supplemented or modified, being referred to herein as a “Real Property Lease”).  Each Real Property Lease is legal, valid, binding and enforceable against Tangoe or any of its Subsidiaries, as the case may be, in accordance with the terms thereof, subject to the Equitable Exceptions.  Neither Tangoe nor any of its Subsidiaries is in breach or default under any Real Property Lease, and no event or circumstance exists or has occurred which, with the delivery of notice, the passage of time or both, would constitute a breach or default by Tangoe or any of its Subsidiaries, permit the termination, modification or acceleration of rent under any Real Property Lease.  Neither Tangoe nor any of its Subsidiaries has received any notice of cancellation or termination under any Real Property Lease.

SECTION 4.17.                                         Tangible Personal Property.  Section 4.17 of the Tangoe Disclosure Schedule lists Tangoe’s fixed assets, noting original purchase price, cumulative depreciation and net book value as of the Tangoe Unaudited Balance Sheet Date (the ‘Tangoe Tangible Personal Property”).  Except as set forth on Section 4.17 of the Tangoe Disclosure Schedule, no Tangoe Tangible Personal Property is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement or subject to any Encumbrances.  Tangoe Tangible Personal Property is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

SECTION 4.18.                                         Assets.

(a)                                  Except as set forth in Section 4.18 of the Tangoe Disclosure Schedule, Tangoe and each of its Subsidiaries has good and marketable title to, or, in the case of leased or subleased assets, valid and subsisting leasehold interests providing sufficient and legally enforceable rights to use, all of its assets, free and clear of all Encumbrances, except for Permitted Encumbrances.

(b)                                 The assets of Tangoe and its Subsidiaries constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, Tangoe’s business.  Such assets have been maintained, in all material respects, in accordance with good business practice, and all of such assets that are tangible personal property are in good operating condition and repair and are suitable in all material respects for the purposes for which they are used and intended.

SECTION 4.19.                                         Customers.  Listed in Section 4.19 of the Tangoe Disclosure Schedule are the names of all customers from whom Tangoe or any of its Subsidiaries generated revenue during 2005 or 2006 (the “2005/2006 Tangoe Customers”) (by revenue generated by each such customer for each of the twelve month periods ended December 31, 2005 and December 31, 2006), and the amount of revenue generated by each such customer during such time periods.  Except as disclosed in Section 4.19 of the Tangoe Disclosure Schedule, neither Tangoe nor any of its Subsidiaries has received any notice nor has any reason to believe that any of the 2006/2006 Tangoe Customers has ceased, or will cease, to use the products, equipment, goods or services of Tangoe or any of its Subsidiaries or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

SECTION 4.20.                                         Employee Benefit Matters.

(a)                                  Section 4.20(a) of the Tangoe Disclosure Schedule lists all material Employee Plans of Tangoe.  With respect to each Tangoe Employee Plan, Tangoe and each of its Subsidiaries has made available to Traq correct and complete copies of (where applicable) (a) all plan documents, summary plan descriptions, summaries of material modifications, amendments, and resolutions related to each material Tangoe Employee Plan, (b) the most recent determination letters received from the IRS, (c) the most recent Form 5500 Annual Reports (along with all attachments) and summary annual reports, (d) the most recent audited financial statement and actuarial valuation, and (e) all material related agreements, insurance contracts and other agreements which implement each such material Tangoe Employee Plan.

(b)                                 There has been no “prohibited transaction,” as such term is defined in Section 406 and 407 of ERISA and Section 4975 of the Code, and not otherwise exempt under Section 408 of ERISA, with respect to any Tangoe Employee Plan; there are no claims pending (other than routine claims for benefits) or threatened against any Tangoe Employee Plan or against the assets of any Tangoe Employee Plan, nor are there any current or threatened Liens on the assets of any Tangoe Employee Plan; all Tangoe Employee Plans conform to, and in their operation and administration are in all material respects in compliance with the terms thereof and requirements prescribed by all applicable statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including without limitation all applicable requirements for notification, reporting and disclosure to participants or the Department of Labor, IRS or Secretary of the Treasury).  Tangoe, its Subsidiaries and their ERISA Affiliates have performed all material obligations required to be performed by them under, are not in material default under or violation of, and neither Tangoe nor any of its Subsidiaries has Knowledge of any material default or violation by any other party with respect to, any of Tangoe Employee Plans.

(c)                                  Each Tangoe Employee Plan that is a “group health plan” (within the meaning of Code Section 5000(b)(l)) has been operated in material compliance with all laws applicable to such plan, its terms, and with the group health plan continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA (“COBRA Coverage”), the Family and Medical Leave Act of 1993, Section 4980D of the Code and Sections 701 through 707 of ERISA, Title XXII of the Public Health Service Act and the provisions of the Social Security Act, to the extent such requirements are applicable.  No Tangoe Employee Plan or written or oral agreement exists which obligates Tangoe or any of its Subsidiaries or any ERISA Affiliate to provide health care coverage, medical, surgical, hospitalization, death or similar benefits (whether or not insured) to any current or former employee, consultant or director of Tangoe or any of its Subsidiaries or any ERISA Affiliate following such current or former employee’s, consultant’s or director’s termination of employment or service with Tangoe or any of its Subsidiaries or any ERISA Affiliate, other than COBRA Coverage or similar state or local Laws.

(d)                                 Tangoe and each of its Subsidiaries is in material compliance with respect to the requirements of the Americans With Disabilities Act to the extent such act applies to Tangoe or any of its Subsidiaries as of the date hereof.

(e)                                  Tangoe and each of its Subsidiaries is in material compliance with the requirements of the Workers Adjustment and Retraining Notification Act (“WARN”) and has no liabilities pursuant to WARN.

(f)                                    Neither Tangoe nor any Tangoe ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code, (ii) Multiemployer Plan, (iii) “multiple employer plan” as defined in ERISA or the Code, or (iv) a “funded welfare plan” within the meaning of Section 419 of the Code.

SECTION 4.21.                                         Labor Matters.  Except as set forth in Section 4.21 of the Tangoe Disclosure Schedule, (a) neither Tangoe nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Tangoe or any of its

Subsidiaries, or in Tangoe’s business and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit that could affect Tangoe or any of its Subsidiaries; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the Knowledge of Tangoe, threatened between Tangoe or any of its Subsidiaries and any of its employees, and neither Tangoe or any of its Subsidiaries has experienced any such controversy, strike, slowdown or work stoppage within the past three years; (c) there are no unfair labor practice complaints pending against Tangoe or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of Tangoe or any of its Subsidiaries; and (d) Tangoe and each of its Subsidiaries is currently in material compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of Tangoe or any of its Subsidiaries and, to Tangoe’s Knowledge, is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

SECTION 4.22.                                         Key Employees.

(a)                                  Tangoe has provided Traq with a summary listing the names, places of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, “golden parachute” and other like benefits paid or payable (in cash or otherwise) in the last 12 months, the date of employment and a description of position and job function of each current salaried employee, officer, director, consultant or agent of Tangoe and each of its Subsidiaries whose annual compensation exceeded (or, in 2007, is expected to exceed) $125,000.  Section 4.22(a) of the Tangoe Disclosure Schedule lists all Tangoe policies, obligations, commitments and agreements pursuant to which Tangoe is or may become obligated to make severance, “golden parachute” or change of control payments or any similar payments.

(b)                                 Except as set forth in Section 4.22 of the Tangoe Disclosure Schedule, all directors, officers, management employees, and technical and professional employees of Tangoe and its Subsidiaries are under written obligation to Tangoe or such Subsidiary to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to Tangoe or such Subsidiary all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter.

SECTION 4.23.                                         Certain Interests.

(a)                                  Except as disclosed in Section 4.23(a) of the Tangoe Disclosure Schedule and to Tangoe’s knowledge, no holder of five percent (5%) or more of Tangoe’s capital stock (on an as-converted basis) or officer or director of Tangoe or any of its Subsidiaries and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such stockholder, officer or director:

(i)                                     has any direct or indirect financial interest in any competitor, supplier or customer of Tangoe or any of its Subsidiaries, provided, however, that (A) the ownership of securities representing no more than five percent (5%) of the outstanding voting power of any competitor, supplier or customer, or (B) ownership securities representing no more than five percent (5%) of the outstanding voting power of any competitor, supplier or customer which are listed on any national securities exchange or traded actively in the national over-the-counter market, in each case shall not be deemed to be a “financial interest” so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer;

(ii)                                  owns, directly or indirectly, in whole or in part, or has any other interest in any material tangible or intangible property that Tangoe or any of its Subsidiaries currently uses or has used within the last year in the conduct of its business; or

(iii)                               has outstanding any Indebtedness to Tangoe or any of its Subsidiaries.

(b)                                 Except as disclosed in Section 4.23(b) of the Tangoe Disclosure Schedule, neither Tangoe nor any of its Subsidiaries has any Liability or any other obligation of any nature whatsoever to any officer, director or shareholder of Tangoe or any of its Subsidiaries or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or shareholder.

SECTION 4.24.                                         Taxes.

(a)                                  Except as set forth in Section 4.24 of the Tangoe Disclosure Schedule, Tangoe and each of its Subsidiaries has filed all material Tax Returns that it was required to file all such Tax Returns were correct and complete in all material respects.  All material Taxes owed by Tangoe or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid when required to be paid in accordance with applicable law.  Neither Tangoe nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.  No claim has been received by Tangoe or any of its Subsidiaries from an authority in a jurisdiction where Tangoe or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of Tangoe or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)                                 Tangoe and each of its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c)                                  There is no dispute or claim concerning any Tax Liability of Tangoe or any of its Subsidiaries either (A) claimed or raised by any authority in written notice received by Tangoe or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of Tangoe or any of its Subsidiaries has Knowledge based upon personal contact with any agent of such authority. Section 4.24(c) of the Tangoe Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to Tangoe or any of its Subsidiaries for taxable periods ended on or after December 31, 2003, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Tangoe and each of its Subsidiaries has delivered to Traq correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Tangoe or any of its Subsidiaries since its formation.

(d)                                 Neither Tangoe nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e)                                  The unpaid Taxes of Tangoe and its Subsidiaries in the aggregate (A) did not, as of Tangoe Unaudited Balance Sheet Date, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of Tangoe Unaudited Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Tangoe and its Subsidiaries in filing their Tax Returns.

(f)                                    Neither Tangoe nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(g)                                 Neither Tangoe nor any of its Subsidiaries has engaged in a reportable transaction under Treas. Reg. § 1.601 l-4(b), including any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg. § 1.601 l-4(b)(2).

(h)                                 Neither Tangoe nor any of its Subsidiaries has (a) ever been a member of an affiliated group (within the meaning of Code §1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Tangoe), (b) ever been a party to any Tax sharing, indemnification or allocation agreement, nor does Tangoe or any of its Subsidiaries owe any amount under any such agreement (c) any liability for the Taxes of any person under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign law, including any arrangement for group or consortium relief or similar arrangement), as a transferee or successor, by contract, or otherwise and (d) ever been a party to any joint venture, partnership or other agreement that, to Tangoe’s Knowledge, could be treated as a partnership for Tax purposes.

SECTION 4.25.                                         Insurance.  Section 4.25 of the Tangoe Disclosure Schedule sets forth a description of each insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) to which Tangoe or any of its Subsidiaries is a party, a named insured, or otherwise is the beneficiary of coverage.  Tangoe and each of its Subsidiaries has been covered during the past two years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.  Section 4.25 of the Tangoe Disclosure Schedule describes any self-insurance arrangements affecting Tangoe or any of its Subsidiaries.

SECTION 4.26.                                         Accounts; Lockboxes; Safe Deposit Boxes; Powers of Attorney.  Section 4.26 of the Tangoe Disclosure Schedule is a true and complete list of (i) the names of each bank, savings and loan association, securities or commodities broker or other financial institution in which

Tangoe and each of its Subsidiaries has an account, including cash contribution accounts, and the names of all persons authorized to draw thereon or have access thereto, (ii) the location of all lockboxes and safe deposit boxes of Tangoe and each of its Subsidiaries and the names of all Persons authorized to draw thereon or have access thereto, and (iii) the names of all Persons, if any, holding powers of attorney from Tangoe and each of its Subsidiaries.  Except as disclosed in Section 4.26 of the Tangoe Disclosure Schedule, neither Tangoe nor any of its Subsidiaries has commingled their monies or accounts with other monies or accounts of shareholders or any Affiliates of any Tangoe other than Tangoe and its Subsidiaries.  At the time of the Closing, all monies and accounts of Tangoe and its Subsidiaries shall be held by, and be accessible only to, Tangoe.

SECTION 4.27.                                         Full Disclosure.  No representation or warranty of Tangoe or any of its Subsidiaries in this Agreement, nor any exhibit or schedule attached hereto, contains any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

SECTION 4.28.                                         Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Tangoe or any of its Subsidiaries.

ARTICLE V

ADDITIONAL AGREEMENTS

SECTION 5.1.                                               Conduct of Business Prior to the Closing.

(a)                                  From the date hereof until the Closing or Termination of this Agreement, Traq and Tangoe each covenants and agrees that it shall not conduct its business other than in the ordinary course of business and consistent with prior practice.  Without limiting the generality of the foregoing, except as described in Section 5.1 (a) of the Traq Disclosure Schedule or the Tangoe Disclosure Schedule, as applicable, Traq and Tangoe, and each of their respective Subsidiaries shall (i) continue its marketing and promotional activities, and pricing and purchasing policies, in accordance with past practice; (ii) not shorten or lengthen the customary payment cycles for any of its payables or receivables; (iii) use commercially reasonable efforts to (A) preserve intact its business organization, (B) use commercially reasonable efforts to keep available the services of its employees, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained by it, and (D) preserve its current relationships with its customers, suppliers and other persons with which it has significant business relationships; and (iv) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any of its representations or warranties made herein to be untrue in any material respect or result in a material breach of any covenant made by any party in this Agreement.

(b)                                 Except as described in Section 5.1(b) of the Traq Disclosure Schedule or the Tangoe Disclosure Schedule, as applicable, Traq and Tangoe each covenants and agrees that, prior to the Effective Time, without the prior written consent of the other party, neither it nor any of its Subsidiaries will do any of the things enumerated in Sections 3.8 and 4.8, respectively.

SECTION 5.2.                                               Access to Information.  From the date hereof until the Effective Time, upon reasonable notice, each of Traq and Tangoe shall and shall cause its officers, directors, employees, authorized agents, accountants and counsel to: (i) afford the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the other party reasonable access, during normal business hours, to its offices, properties, plants, other facilities, books and records and to its officers, directors, employees, agents, accountants and counsel, and (ii) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the other party such additional financial and operating data and other information regarding its business, assets, properties and goodwill as the other party may from time to time reasonably request.

SECTION 5.3.                                               Confidentiality.  The parties to that certain Confidentiality Agreement dated September 14, 2006 (the “Confidentiality Agreement”) shall remain bound by the terms of the Confidentiality Agreement.

SECTION 5.4.                                               Regulatory and Other Authorizations; Notices and Consents.

(a)                                  Traq and Tangoe shall each use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that are necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals.

(b)                                 Traq and Tangoe shall each promptly give such notices to third parties and use its commercially reasonable efforts to obtain such third party consents and estoppel certificates as are reasonably necessary in connection with the Transactions, including, without limitation, all third party consents that are required in connection with Traq Material Contracts and Tangoe Material Contracts.

(c)                                  Each party shall cooperate and use all reasonable efforts to assist the other party in giving such notices and obtaining such consents and estoppel certificates; provided, however, that the neither party shall have any obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any Material Contract that such party in its sole and absolute discretion may deem adverse to the interests of Traq or Tangoe.

SECTION 5.5.                                               Notice of Developments.

(a)                                  Prior to the Closing, Traq shall promptly notify Tangoe in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of Traq or any of its Subsidiaries in this Agreement or which could reasonably be expected to have the effect of making any representation or warranty of Traq or any of its Subsidiaries in this Agreement untrue or incorrect in any material respect and (ii) all other material developments affecting the assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations of Traq or any of its Subsidiaries.

(b)                                 Prior to the Closing, Tangoe shall promptly notify Traq in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of Tangoe or Merger Sub in this Agreement or which could reasonably be expected to have the effect of making any representation or warranty of Tangoe or Merger Sub in this Agreement untrue or incorrect in any material respect and (ii) all other material developments affecting the assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations of Tangoe or any of its Subsidiaries.

SECTION 5.6.                                               No Solicitation or Negotiation.

(a)                                  Traq agrees that between the date of this Agreement and the earlier of (i) the Closing; or (ii) the termination of this Agreement, neither Traq nor any of its Subsidiaries nor any of their respective shareholders, Affiliates, officers, directors, representatives or agents will (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (i) relating to any acquisition or purchase of all or any portion of the capital stock of Traq or any of its Subsidiaries or the assets of Traq or any of its Subsidiaries, (ii) to enter into any business combination with Traq or any of its Subsidiaries, or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to Traq or any of its Subsidiaries, or (b) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing.  Traq and each of its Subsidiaries shall notify Tangoe promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made.

(b)                                 Tangoe agrees that between the date of this Agreement and the earlier of (i) the Closing; or (ii) the termination of this Agreement, neither Tangoe nor any of its shareholders, Affiliates, officers, directors, representatives or agents will (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (i) relating to any acquisition or purchase of all or any portion of the capital stock of Tangoe or any of its Subsidiaries or the assets of Tangoe or any of its Subsidiaries, (ii) to enter into any business combination with Tangoe or any of its Subsidiaries, or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to Tangoe or any of its Subsidiaries, or (b) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing.  Tangoe shall notify Traq promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made.

SECTION 5.7.                                               Further Action.  Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Laws, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

SECTION 5.8.                                               Stockholder Consent; Post-Closing Notice.  Traq shall take all action necessary in accordance with applicable law to obtain the written consent of its stockholders, who in the aggregate own more than 94% of Traq’s issued and outstanding capital stock entitled to vote on the Merger by no later than March 30, 2007 (the “Stockholder Consent”) for the purpose of approving and adopting this Agreement and the Merger.  As promptly after Closing as practicable, but in any event within the time period required by Section 262 of the DGCL, Tangoe shall mail to each Traq stockholder who does not execute the Stockholder Consent, a written communication in form to be jointly prepared by Tangoe and Traq prior to Closing and which shall (a) contain a brief description of the Transactions, (b) notify such stockholders that the stockholder action set forth in the Stockholder Consent has been taken by non-unanimous written consent, as required by Section 222 of the DGCL, notify such stockholders that appraisal rights are available for the shares of Traq Capital Stock held by each such stockholder, and include a copy of Section 262 of the Delaware Corporation Law, in satisfaction of the parties’ obligations under Section 262(d)(2) of the Delaware Corporation Law, and provide to such stockholders instructions as to the surrender of their certificates of Traq Capital Stock in exchange for the Merger Consideration, and the related requirements set forth in Article II with respect to the completion and delivery of private placement letters, the execution of the Ancillary Agreements and the other requirements of Article II.  Such written communication shall be accompanied by such other information provided by Tangoe as Tangoe deems reasonably necessary in order to provide for the offer and sale of Tangoe Capital Stock to be issued in the Merger to be exempt from any applicable registration or qualification requirements under either federal or state securities or “Blue Sky” laws.

SECTION 5.9.                                               Plan of Reorganization.  This Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code.  From and after the date hereof and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.  Following the Effective Time, neither the Surviving Corporation, Tangoe nor any of their Affiliates shall take any action or cause any action to be taken which would cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

SECTION 5.10.                                         Employee Benefits..  As of the Effective Time, subject to any overriding legal and regulatory requirements, Tangoe shall provide employees of Traq who are employed by Tangoe or one of its Subsidiaries after the Effective Time (the “Continuing Employees”) with at least the same compensation as what each such Continuing Employee received as an employee of Traq and with no less than substantially the same benefits in the aggregate as those provided to similarly situated employees of Tangoe.  For purposes of determining eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual) under any Tangoe Employee Benefit Plan (other than a defined benefit plan) and to the extent permitted by applicable law, Tangoe shall provide that the Continuing Employees shall receive service credit under each Tangoe Employee Benefit Plan (other than a defined benefit plan) for their period of service with Traq and its Subsidiaries and predecessors prior to the Closing, except where doing so would cause a duplication of benefits.  Tangoe shall use all reasonable efforts to cause the applicable insurers to waive all limitations as to preexisting conditions exclusions (or actively at work or similar limitations), evidence of insurability requirements and waiting periods with respect to participation and coverage requirements applicable to the continuing Employees under any medical, dental and vision plans that such employees may be eligible to participate in after the Closing Date.  Tangoe shall either continue through the end of the current benefit year the flexible spending arrangement plan of Traq, or permit the transfer of the Continuing Employees’ election and current account balances from the flexible spending arrangement plan of Traq to the flexible spending arrangement plan of Tangoe.  Tangoe shall honor all elections made under Traq’s flexible spending arrangement plan.  For the avoidance of doubt, nothing herein shall obligate Tangoe or any of its Subsidiaries to employ any given Continuing Employee or to continue such compensation, benefits and other terms and conditions of employment for any particular period of time.  The provisions of this Section 5.11 shall not be deemed or construed as an amendment of any employee benefit plan.  No Continuing Employee is an intended third party beneficiary of this Section 5.11, and no Continuing Employee shall have the right to enforce this Section 5.11 or claim rights hereunder.

SECTION 5.11.                                         Schedules.  Each of the parties hereto shall promptly revise or supplement its respective Disclosure Schedule upon the occurrence of any event or change in condition that would render any disclosure in such Disclosure Schedule incorrect as of the Closing Date to reflect information learned or that came into existence after the date of this Agreement and that would have been required to be disclosed on one or more Sections of such Disclosure Schedule if such information was known on the date of this Agreement; provided that, for purposes of determining whether the conditions to Closing set forth in Sections 6.1 (a) and 6.2(a) have been satisfied as of Closing, any such additional or supplemental disclosure shall not be taken into account (i.e. if a representation or warranty becomes untrue or incorrect in a material respect, the disclosure of the relevant facts, circumstances or information shall not be deemed to make the representation or warranty true or correct).

ARTICLE VI

CONDITIONS TO CLOSING

SECTION 6.1.                                               Conditions to Obligations of Traq.  The obligations of Traq to consummate the Closing and the Transactions shall be subject to the fulfillment, or written waiver by Traq, at or prior to the Closing, of each of the following conditions:

(a)                                  Representations, Warranties and Covenants.  The representations and warranties of Tangoe and the Merger Sub contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, and the covenants and agreements contained in this Agreement to be complied with by Tangoe and Merger Sub on or before the Closing shall have been complied with, and Traq shall have received a certificate from Tangoe to such effect signed by a duly authorized officer thereof;

(b)                                 No Proceeding or Litigation.  No Action shall have been commenced or threatened by or before any Governmental Authority against Traq or any of its Subsidiaries or Tangoe or Merger Sub, seeking to restrain or materially and adversely alter the Transactions contemplated by this Agreement that, in the reasonable, good faith determination of Traq, is likely to render it impossible or unlawful to consummate the Transactions; provided, however, that the provisions of this Section 6.1(b) shall not apply if Traq or any of its Subsidiaries have directly or indirectly solicited or encouraged any such Action;

(c)                                  Resolutions.  Traq shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of Tangoe and Merger Sub, of the resolutions duly and validly adopted by the board of directors of each of Tangoe and Merger Sub evidencing its respective authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which each is a party and the consummation of the transactions contemplated hereby and thereby;

(d)                                 Incumbency Certificate.  Traq shall have received a certificate of the Secretary or an Assistant Secretary of each of Tangoe and Merger Sub certifying the names and signatures of the officers of Tangoe and Merger Sub authorized to sign this Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder;

(e)                                  Legal Opinion.  Traq shall have received from Shipman & Goodwin LLP, a legal opinion, addressed to Traq and dated the Closing Date, substantially in the form of Exhibit 6. l(e);

(f)                                    Consents and Approvals.  Traq and Tangoe and Merger Sub shall have received all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consent and estoppel certificates as are reasonably necessary for the consummation of the Transactions, including, without limitation, all third party consents required under Traq Material Contracts;

(g)                                 Ancillary Agreements.  Tangoe and Merger Sub shall have executed and delivered to Traq each of the Ancillary Agreements to which it is a party;

(h)                                 No Tangoe Material Adverse Effect.  No circumstance, change in or effect on Tangoe’s business shall have occurred since the date of this Agreement that has a Tangoe Material Adverse Effect;

(i)                                     Effectiveness of Certificate of Merger and Tangoe Charter.  Tangoe shall have filed with the Delaware Secretary of State, and had declared effective: (i) the Certificate of Merger; and (ii) Tangoe Charter;

(j)                                     Clifton Meyers Amendment.  Tangoe shall have entered into an amendment to that certain Master Consulting Services Agreement between Clifton Myers Enterprises, Inc.  and Tangoe dated as of July 26, 2006 (the “Clifton Agreement”) pursuant to which Sections 6A. and B. of such Clifton Agreement are amended in the manner previously agreed by Traq and Tangoe, and pursuant to which the verbal agreements described in item 4 of Section 4.7 of the Tangoe Disclosure Schedule are formally included in the Clifton Agreement, all in form reasonably acceptable to Traq; and

(k)                                  Financing.  Tangoe shall have obtained debt financing in an amount sufficient to refinance the existing term loans and revolving credit facilities of both Traq and Tangoe, and an additional $4,000,000 of revolving credit facilities, on terms reasonably acceptable to Traq.

Traq may waive any condition specified in this Section 6.1 if they execute a writing so stating at or prior to the Closing.

SECTION 6.2.                                               Conditions to Obligations of Tangoe and Merger Sub.  The obligations of Tangoe and Merger Sub to consummate the Closing and the Transactions shall be subject to the fulfillment, or written waiver by Tangoe, at or prior to the Closing, of each of the following conditions:

(a)                                  Representations, Warranties and Covenants.  The representations and warranties of Traq and each of its Subsidiaries contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, and the covenants and agreements contained in this Agreement to be complied with by Traq and its Subsidiaries on or before the Closing shall have been complied with, and Tangoe and Merger Sub shall have received a certificate of Traq and each of its Subsidiaries to such effect signed by a duly authorized officer thereof;

(b)                                 No Proceeding or Litigation.  No Action shall have been commenced or threatened by or before any Governmental Authority against Traq or any of its Subsidiaries or Tangoe, seeking to restrain or materially and adversely alter the Transactions that, in the reasonable good faith determination of Tangoe, is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement; provided, however, that the provisions of this Section 6.2(b) shall not apply if Tangoe or Merger Sub have directly or indirectly solicited or encouraged any such Action;

(c)                                  Resolutions of Traq and its Subsidiaries.  Tangoe shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of Traq and each of its Subsidiaries, of the resolutions duly and validly adopted by the Board of Directors or Managers or other governing board (as applicable) of each such company evidencing their authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the Transactions contemplated hereby and thereby;

(d)                                 Incumbency Certificate of Each Traq and Subsidiaries.  Tangoe shall have received a certificate of the Secretary or an Assistant Secretary of Traq and each of its Subsidiaries certifying the names and signatures of the officers of each such company authorized to sign this Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder;

(e)                                  Legal Opinion.  Tangoe shall have received from Wilson, Sonsini, Goodrich & Rosati, Professional Corporation an opinion, addressed to Tangoe and Merger Sub and dated the Closing Date, substantially in the form of Exhibit 6.2(e);

(f)                                    Consents and Approvals.  Tangoe, Traq and each of its Subsidiaries shall have received all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates as are reasonably necessary for the consummation of the Transactions, including, without limitation, all third party consents required under Traq Material Contracts;

(g)                                 Ancillary Agreements.  Traq and each of its Subsidiaries and the Designated Traq Holders and any other holders of Traq Capital Stock who are to be issued Tangoe Capital Stock as Merger Consideration at Closing shall have executed and delivered to Tangoe and Merger Sub each of the Ancillary Agreements to which they are a party;

(h)           No Traq Material Adverse Effect.  No circumstance, change in, or effect on the business of Traq or any of its Subsidiaries shall have occurred since the date of this Agreement that has a Traq Material Adverse Effect;

(i)            Approval of Merger; Appraisal Rights.  Traq shall have obtained the Stockholder Consent from the Designated Traq Holders;

(j)            Cash Merger Consideration.  The aggregate Cash Merger Consideration payable by Tangoe upon the Merger shall not exceed $10,000;

(k)           Termination of Agreements.  All agreements among Traq and any of its securityholders or optionholders, or among any of Traq securityholders or optionholders, providing for registration rights, rights of first refusal, rights of co-sale, an adjustment to the number, or conversion or exercise price, of any of the shares of capital stock of Traq, relating to the voting of Traq securities or requiring Traq to obtain the consent or approval of any such securityholders prior to taking or failing to take any action, including without limitation all of the agreements listed on Exhibit 6.2(k) shall have been terminated in their entirety effective upon or before the Effective Time;

(l)            Tangoe Consents.  Tangoe shall have obtained the vote or written consent of such percentage of its stockholders as is required under the terms of Tangoe’s existing Amended and Restated Certificate of Incorporation and the DGCL to approve the Tangoe Charter, and the consent of the requisite “Purchasers” party to Tangoe’s existing Sixth Amended and Restated Investor Rights Agreement to the Tangoe Charter and the Merger;

(m)          Subordination Agreement.  Traq shall have obtained the agreement of the landlord under that certain real property lease described in Section 3.16 of the Traq Disclosure Schedule to amend Section 26 of such lease so as to limit the lien of the landlord to tangible property located at the leased premises, and such landlord shall have entered into subordination agreements in favor of Tangoe’s secured lenders, all in form and substance reasonably acceptable to Tangoe;

(n)           Synerzip Amendment.  Traq shall have entered into an amendment to that certain engagement letter with Synerzip pursuant to which the provisions of such letter agreement governing the ownership of intellectual property developed by Synerzip are amended in the manner previously discussed by Traq and Tangoe, in form reasonably acceptable to Tangoe; and

(o)           Financing.  Tangoe shall have obtained debt financing in an amount sufficient to refinance the existing term loans and revolving credit facilities of both Traq and Tangoe, and an additional $4,000,000 of revolving credit facilities, on terms reasonably acceptable to Tangoe.

ARTICLE VII

INDEMNIFICATION

SECTION 7.1.                Survival of Representations and Warranties.  The representations and warranties of Traq and each of its Subsidiaries on the one hand, and Tangoe and Merger Sub, on the other hand, contained in this Agreement and the Ancillary Agreements, and any other representations contained in the Acquisition Documents, shall survive the Closing until the earlier of (a) thirty (30) days after receipt by Tangoe from its firm of independent certified public accountants of audited financial statements for the year ended December 31, 2007, and (b) the eighteen (18) month anniversary of the Closing.  Neither the period of survival nor the liability of any party with respect to such parties’ representations and warranties shall be reduced by any investigation or any discoveries made at any time by or on behalf of the other party.  If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by a party to the other party, then the relevant representations and warranties shall survive as to such claim until the claim has been finally resolved.

SECTION 7.2.                Indemnification of Tangoe.  Subject to the limitations contained in Section 7.4, by their approval of this Agreement and the Merger, the stockholders of Traq agree that the Escrow Shares comprising the Escrow Fund held under the Escrow Agreement (and other assets or moneys that may from time to time be held in the Escrow Fund) shall be available to indemnify and hold harmless Tangoe, Merger Sub, the Surviving Corporation and their respective Affiliates, officers, directors, employees, agents, successors and assigns (each, a “Tangoe Indemnified Party” and collectively the “Tangoe Indemnified Parties”) for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys’ and consultants’ fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a “Loss”), arising out of or resulting from:

(a)           the breach of any representation or warranty made by Traq or its Subsidiaries contained in the Acquisition Documents; or

(b)           the breach of any covenant or agreement by Traq or its Subsidiaries contained in the Acquisition Documents; or

(c)           any Losses resulting from the exercise of dissenter’s rights or other claim or demand by any holder of Traq Capital Stock in connection with the Merger and the Transactions (including, without limitation, any appraisal costs or other payments owed to such holders of Traq Capital Stock in connection with the Merger and the Transactions in excess of the Merger Consideration).

For purpose of determining whether Traq has breached its representations and warranties made in this Agreement, Traq’s disclosures set forth in item 2 of Section 3.7, Section 3.10 and Sections 3.24(a) and (e) of the Traq Disclosure Schedule shall be disregarded, and the Tangoe Indemnified Parties shall be entitled to be held harmless and indemnified as though such disclosure were not included in the Traq Disclosure Schedule and as though such matters were not known to the Tangoe Indemnified Parties.  Following the Closing, the stockholders of Traq shall not seek reimbursement, indemnification, contribution or subrogation against Traq, the Surviving Corporation or any of its Subsidiaries for any indemnification payments made to the Tangoe Indemnified Parties hereunder.

SECTION 7.3.                Indemnification by Tangoe and Merger Sub.  Subject to the limitations contained in Section 7.4 hereof, the stockholders of Traq (each, a “Traq Indemnified Party”) shall be indemnified and held harmless by Tangoe for any and all Loss, arising out of or resulting from:

(a)           the breach of any representation or warranty made by Tangoe or Merger Sub contained in the Acquisition Documents; or

(b)           the breach of any covenant or agreement by Tangoe or Merger Sub contained in the Acquisition Documents.

For purpose of determining whether Tangoe has breached its representations and warranties made in this Agreement, Tangoe’s disclosures set forth in item 9 of Section 4.7, item 2 of Section 4.10 and item 4 of Section 4.24 of the Tangoe Disclosure Schedule shall be disregarded, and the Traq Indemnified Parties shall be entitled to be held harmless and indemnified as though such disclosure were not included in the Tangoe Disclosure Schedule and as though such matters were not known to the Traq Indemnified Parties.

SECTION 7.4.                Limits on Indemnification.

(a)           Notwithstanding any contrary provisions of this Article VII and except as set forth in the following sentence, (i) Tangoe will not be entitled indemnity for any Losses hereunder unless and until the aggregate amount of Losses incurred by the Tangoe Indemnified Parties exceeds $250,000, and to the extent the amount of Losses exceeds $250,000, the Tangoe Indemnified Parties shall be entitled to recover only Losses in excess of $250,000, and (ii) the Tangoe Indemnified Parties’ sole and exclusive remedy for any claims arising under Article VII shall be recovery against the Escrow Shares.  In the event that any Tangoe Indemnified Party believes that it is entitled to the payment of amounts pursuant to this Article VII, Tangoe shall provide the Stockholder Representative and the Escrow Agent with written notice of any such claim and if, within thirty (30) days of the Stockholder Representative’s receipt of such written notice the Stockholder Representative has not notified Tangoe and the Escrow Agent in writing that the Stockholder Representative disputes such claim (a “Dispute Notice”), or if the Stockholder Representative does provide a Dispute Notice within such 30 day period and upon resolution of such dispute in accordance with Section 7.8 it is determined that Tangoe Indemnified Party is entitled to payment of amounts pursuant to this Article VII, then in either event Tangoe Indemnified Party shall recover such obligation by the disbursement to Tangoe from escrow of Escrow Shares having a Deemed Value (as defined below) equal to the amount of the obligation to be satisfied.  Recovery of Losses shall be made 8.62% from the Tangoe Common Stock, 81.98% from the Tangoe Series 1 Preferred Stock and 9.40% from the Tangoe Series 2 Preferred Stock, as measured by the Deemed Value of the shares recovered.  For purposes of this Section 7.4, the “Escrow Shares” shall automatically be deemed to include the initial Escrow Shares, together with any shares of Common Stock issued on conversion of shares of Tangoe Series 1 or Series 2 Preferred Stock included in the initial Escrow Shares (the “Conversion Shares”), any shares of capital stock or other securities issued in exchange for the Escrow Shares or the Conversion Shares, and any securities issued or issuable in respect of any of the foregoing upon any stock split, stock dividend, recapitalization or similar event, or as a distribution on account thereof.  “Deemed Value” shall mean $0.74 per share of Tangoe Series 1 Preferred Stock, Tangoe Series 2 Preferred Stock and Tangoe Common Stock (subject to adjustment to reflect stock splits, combinations and other similar events affecting the applicable class or series of stock), provided that with respect to any shares or securities from time to time included in “Escrow Shares” that are not Tangoe Series 1 Preferred Stock, Tangoe Series 2 Preferred Stock or Tangoe Common Stock, Deemed Value shall mean the fair value thereof as determined in good faith by Tangoe’s board of directors.

(b)           Notwithstanding any contrary provisions of this Article VII and except as set forth in the following sentence, (i) Tangoe will not be liable to indemnify the Traq Indemnified Parties for any

Losses hereunder unless and until the aggregate amount of Losses incurred by the Traq Indemnified Parties exceeds $250,000, and to the extent the amount of Losses exceeds $250,000, the Traq Indemnified Parties shall be entitled to recover only Losses in excess of $250,000, and (ii) the total aggregate, collective liability of Tangoe for Losses hereunder will not exceed Two Million Dollars ($2,000,000).  Tangoe shall have the option to satisfy all or any portion of its obligations to the Traq Indemnified Parties under this Article VII by issuing to them shares of Tangoe Series 1 Preferred Stock, Tangoe Series 2 Preferred Stock and Tangoe Common Stock (in amounts determined as provided below), on the same terms and conditions as the shares of Tangoe Series 1 Preferred Stock, Tangoe Series 2 Preferred Stock and Tangoe Common Stock issued as the Merger Consideration, including the requirement that the recipients thereof join the Ancillary Agreements (other than the Escrow Agreement) if they are not already parties to such agreements.  For such purposes, the shares of Tangoe Series 1 Preferred Stock, Tangoe Series 2 Preferred Stock and Tangoe Common Stock shall be issued in the same mix as is provided in Section 7.4(a) for recovery of Losses by the Tangoe Indemnified Parties and shall be deemed to have a value equal to the Deemed Value; and

(c)           Indemnification under this Article VII will constitute the sole remedy for Losses incurred that are indemnifiable pursuant to Sections 7.2 and 7.3; provided that nothing set forth in this Article VII shall be deemed to limit the rights and remedies of any party related to or arising from the to fraud, intentional misrepresentation or willful misconduct of any other party.

SECTION 7.5.                Indemnification Procedures; Third Party Claims.  A party entitled to indemnification pursuant to this Article VII (an “Indemnified Party”) shall give the other party (the “Indemnifying Party”) notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within thirty (30) days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.  The obligations and Liabilities of the Indemnifying Party under this Article VII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VII (“Third Party Claims”) shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within thirty (30) days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VII except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article VII.  If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnified Party.  In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the

Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party.  Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party.  The Indemnifying Party may not settle a Third Party Claim without the written consent of the Indemnified Party, (which consent shall not be unreasonably withheld), provided, however, that if the Indemnified Party withholds its consent to any bona fide settlement offer from the counterpart(ies) to the matter being defended by the Indemnified Party that does not require the Indemnified Party to incur costs or material performance obligations as part of that settlement, then, notwithstanding, anything to the contrary in this Agreement, the Indemnifying Party’s indemnification obligation with respect to such matter shall not exceed the amount of that bona fide settlement offer.

SECTION 7.6.                Distributions from Escrow Fund.  Distributions from the Escrow Fund in satisfaction of indemnification obligations under this Article VII shall be made in accordance with the terms and conditions of the Escrow Agreement.

SECTION 7.7.                Protection of Escrow Fund

(a)           The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period and shall hold and dispose of the Escrow Fund only in accordance with the terms and conditions of the Escrow Agreement.

(b)           Each of the Traq stockholders shall have voting rights with respect to the shares of Tangoe Capital Stock contributed to and held in the Escrow Fund on behalf of such stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Tangoe Capital Stock).  The Escrow Agent shall from time to time deliver such proxies, consents and other materials and documents as may be necessary to enable the Traq stockholders to exercise such voting rights, and shall instruct the stockholders to return any instructions with respect to such voting rights to the Escrow Agent, who shall tabulate all votes received by the stockholders and shall vote on their behalf in accordance with the instructions given by each such stockholder.  In the absence of instructions by any such Traq stockholder, the Escrow Agent shall not vote any of the shares held on behalf of such stockholder.

(c)           Cash dividends, and any non-cash taxable dividends or distributions (other than New Shares as defined below, and other than liquidating distributions), on any shares of Tangoe Capital Stock in the Escrow Fund shall be distributed to the Traq stockholders according on a pro rata basis, and shall not become a part of the Escrow Fund.  Any shares of Tangoe Capital Stock or other equity securities, property or moneys issued or distributed by Tangoe after the Effective Time (including shares issued upon a nontaxable stock split) (“New Shares”) in respect of Tangoe Capital Stock in the Escrow Fund that have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof.  New Shares issued in respect of shares of Tangoe Capital Stock that have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

SECTION 7.8.                Dispute Resolution.  Any controversy or claim arising out of or relating to the parties’ rights, obligations and liabilities under this Article VII shall be settled by arbitration in accordance with the following provisions:  The forum for the arbitration shall be New Haven, Connecticut.  The governing law for the arbitration shall be the law of the State of Delaware, without reference to its conflicts of laws provisions.  There shall be three arbitrators, unless the parties are able to agree on a single arbitrator.  In the absence of such agreement within ten (10) days after the initiation of an arbitration proceeding, the Stockholder Representative shall select one arbitrator and Tangoe shall select one arbitrator, and those two arbitrators shall then select, within ten (10) days, a third arbitrator.  The decision in writing of at least two of the three arbitrators shall be final and binding upon the parties.  The arbitration shall be administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules.  The arbitrators shall be bound by and shall strictly enforce the terms of this Agreement and may not limit, expand or otherwise modify its terms.  Each party shall bear its own fees and expenses with respect to the arbitration and any proceeding related thereto and the parties shall share equally the fees and expenses of the American Arbitration Association and the arbitrators.  The award rendered by arbitration shall be final and binding upon the parties, and judgment upon the award may be entered in any court of competent jurisdiction in the United States.

ARTICLE VIII

TERMINATION AND WAIVER

SECTION 8.1.                Termination.  This Agreement may be terminated upon written notice to the other party or parties at any time prior to the Closing:

(a)           by Tangoe if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in or that could reasonably be expected to result in a Traq Material Adverse Effect; or (ii) Traq or any of its Subsidiaries makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Traq or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

(b)           by Traq if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in or that could reasonably be expected to result in a Tangoe Material Adverse Effect; or (ii) Tangoe or any of its Subsidiaries makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Tangoe or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

(c)           by Traq, on the one hand, or Tangoe, on the other hand, if the Closing shall not have occurred by April 15, 2007; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

(d)           by either Tangoe, on the one hand, or Traq, on the other hand in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(e)           by the mutual written consent of Traq and Tangoe.

SECTION 8.2.                Effect of Termination.  In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Section 8.1 and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement.

SECTION 8.3.                Waiver.  The parties to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto, or (c) waive compliance with any of the agreements or conditions of the other party contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement.  The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.1.                Expenses.  Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

SECTION 9.2.                Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by nationally-recognized overnight courier service, by courier service, by confirmed facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

(a)                                  if to Traq:

Traq Wireless, Inc.
9801 Metric Blvd.
Bldg.  10 West, Suite 300
Austin, Texas 78758
Facsimile: (512) 345-0945
Attention: Jana Wilson

with a copy (which shall not constitute notice) to:

Wilson, Sonsini, Goodrich and Rosati, Professional Corporation
8911 Capital of Texas Highway
Westech 360, Suite 3350
Austin, Texas 78759
Facsimile:  (512)338-5499
Attention:  Brian K. Beard

(b)                                 if to Tangoe and Merger Sub:

Tangoe, Inc.
35 Executive Boulevard
Orange, CT 06477
Facsimile: (831) 851-9300
Attention: Chief Financial Officer

with a copy (which shall not constitute notice) to:

Shipman & Goodwin LLP
One Constitution Plaza
Hartford, CT 06103
Facsimile: (860) 251-5311
Attention: Thomas Flynn

SECTION 9.3.                Public Announcements.  No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the Transactions or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

SECTION 9.4.                Headings.  The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.5.                Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 9.6.                Entire Agreement.  This Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between Traq, Tangoe and Merger Sub with respect to the subject matter hereof.

SECTION 9.7.                Assignment.  This Agreement may not be assigned by operation of Law or otherwise without the express written consent of Traq and Tangoe (which consents may be granted or withheld in the sole discretion of Traq and Tangoe).

SECTION 9.8.                No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of Traq or any of its Subsidiaries, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

SECTION 9.9.                Amendment.  This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, Traq and Tangoe and Merger Sub.

SECTION 9.10.              Governing Law; Venue.  All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.  Each party to this Agreement agrees that venue shall be proper in any court in the State of Connecticut or in a United States District Court located in the State of Connecticut if a basis for federal jurisdiction exists and waives any right to object to the maintenance of a suit in any of the state or federal courts of the State of Connecticut on the basis of improper venue or of inconvenience of forum.

SECTION 9.11.              Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 9.12.              Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity, without the necessity of demonstrating the inadequacy of money damages.

SECTION 9.13.              Drafting.  Neither this Agreement nor any provision contained in this Agreement will be interpreted in favor of or against any party hereto because such party or its legal counsel drafted this Agreement or such provision.

SECTION 9.14.              Usage.  Whenever the plural form of a word is used in this Agreement, that word will include the singular form of that word.  Whenever the singular form of a word is used in this Agreement, that word will include the plural form of that word.  The term “or” will not be interpreted as excluding any of the items described.  The term “include” or any derivative of such term does not mean that the items following such term are the only types of such items.

[remainder of this page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, Traq, Tangoe and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TRAQ WIRELESS, INC.

By:	/s/ Richard S. Pontin
Name: Richard S. Pontin
Title: CEO & President

ORANGE ACQUISITION CORP.

By:	/s/ Albert Subbloie
Name: Albert Subbloie
Title: President

TANGOE, INC.

By:	/s/ Albert Subbloie
Name: Albert Subbloie
Title: CEO

EXHIBIT A

TANGOE, INC.

SEVENTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Seventh Amended and Restated Investor Rights Agreement (the “Agreement” dated as of March 9, 2007, is entered into by and among Tangoe, Inc., a Delaware corporation (the “Company”), and the individuals and entities listed on Exhibit A attached hereto (the “Purchasers”).  This Agreement amends and restates that certain Sixth Amended and Restated Investor Rights Agreement dated as of August 14, 2006 among the Company and the investors listed on Exhibit A thereto.

Recitals

WHEREAS, the Company, Traq Wireless, Inc., a Delaware corporation (“Traq”) and Orange Acquisition Corp., a Delaware corporation (“Merger Sub”), have entered into an Agreement and Plan of Merger dated as of March 1, 2007 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Traq and in consideration therefore, the Company will issue to the holders of the issued and outstanding shares of capital stock of Traq, certain capital stock of the Company, all as further described in the Merger Agreement (the “Merger”); and

WHEREAS, the Company and the Purchasers desire to provide for certain arrangements with respect to (i) the registration of shares of capital stock of the Company under the Securities Act (as defined below), (ii) certain Purchasers’ right of first refusal with respect to certain issuances of securities of the Company, and (iii) certain covenants of the Company;

WHEREAS, the Company and certain of the Purchasers (the “Existing Purchasers”) are parties to the Sixth Amended and Restated Investors’ Rights Agreement dated as of August 14, 2006 (the “Prior Agreement”):

WHEREAS, the Prior Agreement may be amended with the written consent of the Company and Existing Purchasers, including Edison and North Atlantic, holding Shares (as defined in the Prior Agreement) representing at least 67% of the voting power of all Shares (as defined in the Prior Agreement) held by Existing Purchasers; provided that any amendment, termination or waiver of the terms of Section 3 of the Prior Agreement (or a defined term used therein) shall instead require the written consent of the Company and Qualified Purchasers (as defined in the Prior Agreement), including Edison and North Atlantic, holding shares representing at least 67% of the voting power of all Shares (as defined in the Prior Agreement) then held by Qualified Purchasers (as defined in the Prior Agreement);

WHEREAS, the undersigned Existing Purchasers represent the holders of at least 67% of the voting power of all Shares (as defined in the Prior Agreement) held by Existing Purchasers and the Qualified Purchasers (as defined in the Prior Agreement), including Edison and North Atlantic;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.                                       Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Available Undersubscription Amount” means the difference between the total of all of the Basic Amounts available for purchase by Qualified Purchasers pursuant to Section 3.1 and the Basic Amounts subscribed for pursuant to Section 3.1.

“Basic Amount” means, with respect to a Qualified Purchaser, its pro rata portion of the Offered Securities determined by multiplying the number of Offered Securities by a fraction, the numerator of which is the aggregate number of shares of Common Stock then held by such Qualified Purchaser (giving effect to the conversion into or exercise or exchange for Common Stock of all Shares and Warrants then held by such Qualified Purchaser) and the denominator of which is the total number of shares of Common Stock then held by all of the Qualified Purchasers (giving effect to the conversion into Common Stock of all Shares and Warrants then held by all of the Qualified Purchasers).

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, par value $.0001 per share, of the Company.

“Company” has the meaning ascribed to it in the introductory paragraph hereto.

“Company Sale” means: (a) a merger or consolidation in which (i) the Company is a constituent party, or (ii) a Company Subsidiary is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a Company Subsidiary in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation more than 50% by voting power of the capital stock of or ownership interest in (A) the surviving or resulting entity or (B) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving or resulting entity; or (b) the sale, in a single transaction or series of related transactions, (i) by the Company of all or substantially all the assets of the Company (except where such sale is to a wholly owned subsidiary of the Company) or (ii) by the stockholders of the Company of more than 50% by voting power of the then-outstanding capital stock of the Company.

“Company Subsidiary” means any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Company (or another Company Subsidiary) holds stock or other ownership interests representing (a) more that 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive

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more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

“Confidential Information” means any information that is labeled as confidential, proprietary or secret which a Purchaser obtains from the Company pursuant to financial statements, reports and other materials provided by the Company to such Purchaser pursuant to this Agreement or pursuant to visitation or inspection rights granted hereunder.

“Edison” means Edison Venture Fund IV, L.P.  and Edison Venture Fund IV SBIC, L.P.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such act, as they each may, from time to time, be in effect.

“Founder” means each of (i) Gary Martino, (ii) Albert Subbloie and (iii) Charles Gamble (together, the “Founders”‘).

“Indemnified Party” means a party entitled to indemnification pursuant to Section 2.5.

“Indemnifying Party” means a party obligated to provide indemnification pursuant to Section 2.5.

“Independent Director” means any member of the Board of Directors of the Company who is not an employee of the Company or an employee of any holder of Shares of the Common Stock of the Company.

“Initial Public Offering” means the initial underwritten public offering of shares of Common Stock pursuant to an effective Registration Statement.

“Initiating Holders” means the Purchasers initiating a request for registration pursuant to Section 2.1 (a) or 2.1(b), as the case may be.

“Merger Agreement” has the meaning ascribed to it in the recitals hereto.

“North Atlantic” means North Atlantic Venture Fund III, L.P.  and North Atlantic SBIC IV, L.P., together with their Affiliates.

“Notice of Acceptance” means a written notice from a Purchaser to the Company containing the information specified in Section 3.1(b).

“Offer” means a written notice of any proposed or intended issuance, sale or exchange of Offered Securities containing the information specified in Section 3.1 (a).

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“Offered Securities” means (i) any shares of its Common Stock, (ii) any other equity securities of the Company, including, without limitation, shares of preferred stock, (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (iv) any debt securities convertible into capital stock of the Company.

“Other Holders” means holders of securities of the Company (other than Purchasers) who are entitled, by contract with the Company, to have securities included in a Registration Statement.

“Prior Agreement” has the meaning ascribed to it in the recitals hereto.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchaser” has the meaning ascribed to it in the introductory paragraph hereto.

“Qualified Purchaser” means a Purchaser that is an “accredited investor” within the meaning of Rule 501 (a) under the Securities Act.

“Refused Securities” means those Offered Securities as to which a Notice of Acceptance has not been given by the Qualified Purchasers pursuant to Section 3.1.

“Registrable Shares” means (a) the shares of Common Stock issued or issuable upon conversion of the Shares, (b) any other shares of Common Stock owned by the Purchasers or its transferees, (c) any shares of Common Stock issued or issuable upon the exercise of the Warrants and (d) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, ^classifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act.  Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall be calculated as if all Shares and Warrants held by such holders have been fully converted, exercised or exchanged for Registrable Shares.

“Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

“Registration Expenses” means all expenses incurred by the Company in complying with the provisions of Section 2, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the

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Company and the fees and expenses of one counsel selected by the Selling Stockholders to represent the Selling Stockholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Selling Stockholders’ own counsel (other than the counsel selected to represent all Selling Stockholders).

“Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation as of the date hereof, as such may be amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under the Securities Act of 1933, as they each may, from time to time, be in effect.

“Selling Stockholder” means any Purchaser owning Registrable Shares included in a Registration Statement.

“Series 1 Preferred Stock” means shares of Series 1 Convertible Preferred Stock, par value $.0001 per share, of the Company

“Series 1 Holders” means those stockholders who received Series 1 Preferred Stock under the terms of the Merger Agreement.

“Series 2 Preferred Stock” means shares of Series 2 Convertible Preferred Stock, par value $.0001 per share, of the Company

“Series 2 Holders” means those stockholders who received Series 2 Preferred Stock under the terms of the Merger Agreement.

“Series A Holders” means those stockholders who purchased Series A Preferred Stock under the terms of those certain Series A Convertible Securities Purchase Agreements dated December 6, 2000 and February 25, 2002, respectively.

“Series A Preferred Stock” means shares of Series A Convertible Preferred Stock, par value $.0001 per share, of the Company.

“Series B Holders” means those stockholders who purchased Series B Preferred Stock under the terms of that certain Series B Convertible Stock Purchase Agreement dated August 7, 2002.

“Series B Preferred Stock” means shares of Series B Convertible Preferred Stock, par value $.0001 per share, of the Company.

“Series C Holders” means those stockholders who purchased Series C Preferred Stock under the terms of that certain Series C Convertible Stock Purchase Agreement dated February 6, 2004.

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“Series C Preferred Stock” means shares of Series C Convertible Preferred Stock, par value $.0001 per share, of the Company.

“Series D Holders” means those stockholders who purchased Series D Preferred Stock under the terms of that certain Series D Convertible Stock Purchase Agreement dated March 28, 2005.

“Series D Preferred Stock” means shares of Series D Convertible Preferred Stock, par value $.0001 per share, of the Company.

“Series Dl Holders” means those stockholders who purchased Series D Preferred Stock under the terms of that certain Series D Convertible Stock Purchase Agreement dated December 29, 2005, which Series D Preferred Stock shall be exchanged for Series Dl Preferred Stock contemporaneously with the execution of this Agreement.

“Series Dl Preferred Stock” means shares of Series Dl Convertible Preferred Stock, par value $.0001 per share, of the Company.

“Series E Holders” means those stockholders who purchased Series E Preferred Stock under the terms of that certain Series E Convertible Preferred Stock Purchase Agreement dated August 14, 2006.

“Series E Preferred Stock” means shares of Series E Convertible Preferred Stock, par value $.0001 per share, of the Company.

“Sevin Rosen” means, collectively, Sevin Rosen Fund VI L.P., Sevin Rosen Fund VI Affiliates L.P., Sevin Rosen Bayless Management Company L.P., Sevin Rosen Fund VIII L.P.  and Sevin Rosen Fund VIII Affiliates L.P.

“Shares” means the shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Dl Preferred Stock, Series E Preferred Stock, Series 1 Preferred Stock and Series 2 Preferred Stock.

“Undersubscription Amount” means, with respect to a Qualified Purchaser, any additional portion of the Offered Securities attributable to the Basic Amounts of other Qualified Purchasers as such Qualified Purchaser indicates it will purchase or acquire should the other Qualified Purchasers subscribe for less than their Basic Amounts.

“Warrants” means (i) those warrants to purchase Common Stock of the Company issued to the Purchasers pursuant to the terms of the Series A Purchase Agreements dated December 6, 2000 and February 25, 2002; (ii) that certain warrant to purchase Series B Preferred Stock issued to Comerica Bank, pursuant to the Loan and Security Agreement dated March 28, 2003, between the Company and Comerica Bank; (iii) that certain warrant to purchase Series C Preferred Stock issued to Comerica Bank, pursuant to the Third Amendment and Waiver to Loan and Security Agreement dated March 30, 2004, between the Company and Comerica Bank; (iv) that certain warrant to purchase Series D Preferred Stock issued to Comerica Bank, pursuant

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to the Fourth Amendment and Waiver to Loan and Security Agreement dated March 28, 2005, between the Company and Comerica Bank; (v) that certain warrant to purchase Common Stock of the Company issued to the Bank of Southern Connecticut on November 17, 2005, in connection with the Loan Agreement of the same date; (vi) that certain warrant to purchase Common Stock of the Company to be issued to Albert Subbloie, Jr., and dated as of November 17, 2005; (vii) those warrants to purchase Common Stock of the Company issued to the Investors party to the Securities Purchase Agreement dated May 23, 2006 and (viii) those warrants to purchase Common Stock of the Company, Series 1 Preferred Stock and Series 2 Preferred Stock assumed by the Company pursuant to the Merger Agreement.

2.                                       Registration Rights.

2.1                                 Required Registrations.

(a)           At any time after six months after the closing of the Initial Public Offering, (i) Edison may request, in writing, that the Company effect the registration on Form S-l or Form S-2 (or any successor form) covering at least 20% of the Registrable Shares owned by Edison, or any lesser percentage if the aggregate value of the offering is at least $5,000,000 (based on the market price or fair value on the date of such request), (ii) North Atlantic may request, in writing, that the Company effect the registration on Form S-l or Form S-2 (or any successor form) covering at least 20% of the Registrable Shares owned by North Atlantic, or any lesser percentage if the aggregate value of the offering is at least $5,000,000 (based on the market price or fair value on the date of such request) and (iii) Sevin Rosen may request, in writing, that the Company effect the registration on Form S-l or Form S-2 (or any successor form) covering at least 20% of the Registrable Shares owned by Sevin Rosen, or any lesser percentage if the aggregate value of the offering is at least $5,000,000 (based on the market price or fair value on the date of such request).

(b)           At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Purchaser or Purchasers holding Registrable Shares may request, in writing, that the Company effect the registration on Form S-3 (or such successor form), of Registrable Shares having an aggregate value of at least $1,000,000 (based on the public market price on the date of such request).

(c)           Upon receipt of any request for registration pursuant to this Section 2, the Company shall promptly give written notice of such proposed registration to all other Purchasers.  Such Purchasers shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration those Registrable Shares as such Purchasers may request in such notice of election, subject in the case of an underwritten offering to the terms of Section 2.l(d).  Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on an appropriate registration form of all Registrable Shares which the Company has been requested to so register; provided, however, that in the case of a registration requested under Section 2.1(b), the Company will only be obligated to effect such registration on Form S-3 (or any successor form).

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(d)           If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1 (a) or (b), as the case may be, and the Company shall include such information in its written notice referred to in Section 2.1(c).  In such event, (i) the right of any other Purchaser to include its Registrable Shares in such registration pursuant to Section 2.1 (a) or (b), as the case may be, shall be conditioned upon such other Purchaser’s participation in such underwriting on the terms set forth herein, and (ii) all Purchasers including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters managing the offering; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Purchasers materially greater than the obligations of the Purchasers pursuant to Section 2.5.  The Initiating Holders shall have the right to select the managing underwriter(s) for any underwritten offering requested pursuant to Section 2.1(a) or (b), subject to the approval of the Company, which approval will not be unreasonably withheld, conditioned or delayed.  If any Purchaser who has requested inclusion of its Registrable Shares in such registration as provided above disapproves of the terms of the underwriting, such person may elect, by written notice to the Company, to withdraw its Registrable Shares from such Registration Statement and underwriting.  If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Shares to be included in the Registration Statement and underwriting shall be allocated among all Purchasers requesting registration in proportion, as nearly as practicable, to the respective number of Registrable Shares held by them on the date of the request for registration made by the Initiating Holders pursuant to Section 2.1(a) or (b), as the case may be.  If any Purchaser would thus be entitled to include more Registrable Shares than such Purchaser requested to be registered, the excess shall be allocated among other requesting Purchasers pro rata in the manner described in the preceding sentence.

(e)           The Company shall not be required to effect more than one registration pursuant to each of subsections 2.1(a)(i), (ii) and (iii).  In addition, the Company shall not be required to effect any registration within six months after the effective date of the Registration Statement relating to the Initial Public Offering.  For purposes of this Section 2.1(e), a Registration Statement shall not be counted until such time as such Registration Statement has been declared effective by the Commission (unless the Initiating Holders withdraw their request for such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Purchasers after the date on which such registration was requested) and elect not to pay the Registration Expenses therefor pursuant to Section 2.4).  For purposes of this Section 2.1(e), a Registration Statement shall not be counted if, as a result of an exercise of the underwriter’s cut-back provisions, less than 50% of the total number of Registrable Shares that Edison, North Atlantic, Sevin Rosen or Purchasers, as the case may be, have requested to be included in such Registration Statement are so included.

(f)            If at the time of any request to register Registrable Shares by Initiating Holders pursuant to this Section 2.1, the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Company’s Board of Directors, would be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for

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a period not in excess of 120 days from the date of such request, such right to delay a request to be exercised by the Company not more than once in any 12-month period.

2.2                                 Incidental Registration.

(a)           Whenever the Company proposes to file a Registration Statement (other than a Registration Statement filed pursuant to Section 2.1) at any time and from time to time, it will, prior to such filing, give written notice to all Purchasers of its intention to do so.  Upon the written request of a Purchaser or Purchasers given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Purchaser or Purchasers to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Purchaser or Purchasers; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.2 without obligation to any Purchaser.

(b)           If the registration for which the Company gives notice pursuant to Section 2.2(a) is a registered public offering involving an underwriting, the Company shall so advise the Purchasers as a part of the written notice given pursuant to Section 2.2(a).  In such event, (i) the right of any Purchaser to include its Registrable Shares in such registration pursuant to this Section 2.2 shall be conditioned upon such Purchaser’s participation in such underwriting on the terms set forth herein and (ii) all Purchasers including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwriting by the Company; provided, however, that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of Purchasers materially greater than the obligations of the Purchasers pursuant to Section 2.5.  If any Purchaser who has requested inclusion of its Registrable Shares in such registration as provided above disapproves of the terms of the underwriting, such person may elect, by written notice to the Company, to withdraw its shares from such Registration Statement and underwriting.  If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares held by holders other than Purchasers and Other Holders shall be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter, and, if a further reduction of the number of shares is required, the number of shares that may be included in such Registration Statement and underwriting shall be allocated among all Purchasers and Other Holders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as-converted basis) held by them on the date the Company gives the notice specified in Section 2.2(a); provided, further, that, unless such registration is in connection with the Company’s Initial Public Offering, the number of Registrable Shares permitted to be included therein shall in any event be at least 50% of the securities included therein (based on aggregate market values).  If any Purchaser or Other Holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting Purchasers and Other Holders pro rata in the manner described in the preceding sentence.

2.3                                 Registration Procedures.

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(a)           If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

(i)            file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become effective as soon as possible;

(ii)           as expeditiously as possible, prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for 6 months from the effective date or such lesser period until all such Registrable Shares are sold;

(iii)          as expeditiously as possible, furnish to each Selling Stockholder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Stockholder;

(iv)          as expeditiously as possible, use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Stockholders; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(v)           as expeditiously as possible, cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(vi)          promptly provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;

(vii)         promptly make available for inspection by the Selling Stockholders, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Stockholders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(viii)        as expeditiously as possible, notify each Selling Stockholder, promptly after it shall receive notice thereof, of the time when such Registration

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Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

(ix)           as expeditiously as possible following the effectiveness of such Registration Statement, notify each seller of such Registrable Shares of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.

(b)                                 If the Company has delivered a Prospectus to the Selling Stockholders and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Stockholders and, if requested, the Selling Stockholders shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company.  The Company shall promptly provide the Selling Stockholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Shares.

(c)                                  In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all Selling Stockholders to such effect, and, upon receipt of such notice, each such Selling Stockholder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Selling Stockholder has received copies of a supplemented or amended Prospectus or until such Selling Stockholder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.  Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 2.3(c) to suspend sales of Registrable Shares for a period in excess of 30 days consecutively or 60 days in any 12-month period.

2.4                                 Allocation of Expenses.  The Company will pay all Registration Expenses for all registrations under this Agreement; provided, however, that if a registration under Section 2.1 is withdrawn at the request of the Initiating Holders (other than as a result of information concerning the business or financial condition of the Company which is made known to the Selling Stockholders after the date on which such registration was requested) and if the Initiating Holders elect not to have such registration counted as a registration requested under Section 2.1, the Selling Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration.

2.5                                 Indemnification and Contribution.

(a)                                  In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Stockholder, each underwriter of such Registrable Shares, and each other person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder, underwriter or controlling person may become

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subject under the Securities Act, the Exchange Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering contemplated thereby; and the Company will reimburse such Selling Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Selling Stockholder, underwriter or controlling person specifically for use in the preparation thereof.

(b)           In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, officers, employees and agents and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors, officers, employees and agents, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent (and only to the extent) that the statement or omission was made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of a Selling Stockholder hereunder shall be limited to an amount equal to the net proceeds to such Selling Stockholder of Registrable Shares sold in connection with such registration.

(c)           Each Indemnified Party shall give notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party,

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who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.5 except to the extent that the Indemnifying Party is adversely affected by such failure.  The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if the Indemnified Party reasonably concludes that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party.  The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense.  No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(d)           In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company and the Selling Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Selling Stockholders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section 2.5(d), (i) in no case shall any one Selling Stockholder be liable or responsible for any amount in excess of the net proceeds received by such Selling Stockholder from the offering of Registrable Shares and (ii) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 2.5(d), notify such party or parties from

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whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 2.5(d).  No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(e)           The rights and obligations of the Company and the Selling Stockholders under this Section 2.5 shall survive the termination of this Agreement.

2.6                                 Other Matters with Respect to Underwritten Offerings.  In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2.1, the Company agrees to (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering; (b) use its best efforts to cause its legal counsel to render customary opinions to the underwriters and the Selling Stockholders with respect to the Registration Statement; and (c) use its best efforts to cause its independent public accounting firm to issue customary “cold comfort letters” to the underwriters and the Selling Stockholders with respect to the Registration Statement.

2.7                                 Information by Holder.  Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

2.8                                 “Lock-Up” Agreement; Confidentiality of Notices.

(a)           Each Purchaser, if requested by the Company and the managing underwriter of the Initial Public Offering, shall not sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company (excluding securities acquired in the Initial Public Offering or in the public market after such offering) held by such Purchaser for a period of 180 days following the effective date of the Registration Statement for the Initial Public Offering; provided, however, that all stockholders of the Company then holding at least 1% of the outstanding Common Stock (on an as-converted basis) and all officers and directors of the Company enter into similar agreements.

(b)           The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of such 180-day period.

(c)           As a condition to the obligation of the Purchasers under this Section 2.8, the Company agrees to use its reasonable best efforts to ensure that the “lock-up” obligation of the Purchasers under this Section 2.8, and any agreement entered into by the Purchasers as a result of their obligations under this Section 2.8, shall (i) allow for periodic early releases of portions of the securities subject to such “lock-up” obligations, which may be

14

conditioned upon the trading price of the Company’s Common Stock and (ii) provide that all Purchasers will participate on a pro-rata basis in any early release of any stockholder.

(d)           Any Purchaser receiving any written notice from the Company regarding the Company’s plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

2.9                                 Limitations on Subsequent Registration Rights.  The Company shall not, without the prior written consent of Purchasers holding at least 67% of the Registrable Shares then held by all Purchasers, including the written consent of Edison, North Atlantic and Sevin Rosen, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which grant such holder or prospective holder rights to include securities of the Company in any Registration Statement, unless (a) such rights to include securities in a registration initiated by the Company or by Purchasers are not more favorable than the rights granted to Other Holders under Section 2.2, and (b) no rights are granted to initiate a registration, other than registration pursuant to a registration statement on Form S-3 (or its successor) in which Purchasers are entitled to include Registrable Shares on a pro rata basis with such holders based on the number of shares of Common Stock (on an as-converted basis) owned by Purchasers and such holders, provided that the Company may grant to a purchaser of at least 5,000,000 shares of convertible preferred stock (on an as-converted to Common Stock basis) (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of the filing of the Restated Certificate) demand registration rights on terms equivalent to those granted to Edison, North Atlantic and Sevin Rosen with the written consent of a majority of the Registrable Shares then held by all Purchasers.

2.10.                        Rule 144 Requirements.  After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

(a)           make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;

(b)           use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)           furnish to any holder of Registrable Shares upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself by virtue of any similar rule or regulation of the Commission allowing that holder to sell any such securities without registration.

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2.11                           Termination.  All of the Company’s obligations to register Registrable Shares under Sections 2.1 and 2.2 shall terminate upon the earlier of (i) two years after the closing of the Initial Public Offering or (ii) the date on which no Purchaser holds any Registrable Shares.

3.                                       Pre-Emptive Right.

3.1                                 Rights of Purchasers to Acquire Offered Securities.

(a)           The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities, unless in each such case the Company shall have first complied with this Section 3.1.  The Company shall deliver to each Qualified Purchaser an Offer, which shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with such Purchaser that is a Qualified Purchaser (A) such Qualified Purchaser’s Basic Amount and (B) such Qualified Purchaser’s Undersubscription Amount.

(b)           To accept an Offer, in whole or in part, a Qualified Purchaser must deliver to the Company, on or prior to the date 30 days after the date of delivery of the Offer, a Notice of Acceptance providing a representation letter certifying that such Qualified Purchaser is an accredited investor within the meaning of Rule 501 under the Securities Act and indicating the portion of the Qualified Purchaser’s Basic Amount that such Qualified Purchaser elects to purchase and, if such Qualified Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such Qualified Purchaser elects to purchase.  If the Basic Amounts subscribed for by all Qualified Purchasers are less than the total of all of the Basic Amounts available for purchase, then each Qualified Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the Available Undersubscription Amount, each Qualified Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Qualified Purchaser bears to the total Undersubscription Amounts subscribed for by all Purchasers, subject to rounding by the Board of Directors to the extent it deems reasonably necessary.

(c)           The Company shall have 90 days from the expiration of the period set forth in Section 3.1(b) to issue, sell or exchange all or any part of the Refused Securities, but only to the offerees or purchasers described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Offer.

(d)           In the event the Company shall propose to sell less than all the Refused Securities, then each Qualified Purchaser may, at its sole option and in its sole

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discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Qualified Purchaser elected to purchase pursuant to Section 3.1(b) multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Qualified Purchasers pursuant to Section 3.1(b) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities.  In the event that any Qualified Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Qualified Purchasers in accordance with Section 3.1(a).

(e)                                  Upon (i) the closing of the issuance, sale or exchange of all or less than all of the Refused Securities or (ii) such other date agreed to by the Company and Qualified Purchasers who have subscribed for a majority of the Offered Securities subscribed for by the Qualified Purchasers, such Qualified Purchaser or Purchasers shall acquire from the Company and the Company shall issue to such Qualified Purchaser or Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 3.1(d) if any of the Qualified Purchasers has so elected, upon the terms and conditions specified in the Offer.

(f)                                    The purchase by the Qualified Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Qualified Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Qualified Purchasers and their respective counsel.

(g)                                 Any Offered Securities not acquired by the Qualified Purchasers or other persons in accordance with Section 3.1(c) may not be issued, sold or exchanged until they are again offered to the Qualified Purchasers under the procedures specified in this Agreement.

(h)                                 The rights of the Qualified Purchasers under this Section 3.1 shall not apply to:

(i)            the issuance of any Shares pursuant to the Merger Agreement;

(ii)           the issuance of any shares of Common Stock as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock or any reclassification, recapitalization, reorganization or similar events affecting the Common Stock;

(iii)          the issuance of any shares of Common Stock upon conversion of the Shares or exercise of Warrants;

(iv)          the issuance of up to 17,344,219 shares of Common Stock or options with respect thereto (subject in either case to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of the filing of the Restated Certificate), issued or issuable to employees, directors or officers of, or consultants to,

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the Company or any of its subsidiaries pursuant to any plan, agreement or arrangement approved by the Board of Directors of the Company and by a majority of the members of the Board of Directors who are not employees of the Company or a Company Subsidiary (it being understood that any shares subject to options that expire or terminate unexercised or any restricted stock repurchased by the Company shall not be counted towards the maximum number set forth in this clause (iii) unless and until regranted or reissued pursuant to any such plan, agreement or arrangement);

(v)           the issuance of capital stock of the Company in connection with (i) an acquisition of substantially all of the stock or assets of any other entity (whether by merger or consolidation) or (ii) a strategic partnership, joint venture or similar transaction, in each case approved by the Board of Directors of the Company, including the directors elected by the holders of Series B Preferred Stock, the holders of Series C Preferred Stock, the Series D Preferred Stock and the Series Dl Preferred Stock, voting together as a single class, the holders of Series 1 Preferred Stock and Series 2 Preferred Stock, voting together as a single class, and the holders of Series E Preferred Stock; or

(vi)          the issuance of shares of Common Stock by the Company in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act.

(i)                                     Notwithstanding anything to the contrary in this Agreement, no Qualified Purchaser shall have any rights under this Section 3.1 unless such Qualified Purchaser owns at least one and one-half percent (1.5%) of the Company’s outstanding Common Stock on a fully diluted basis.  For purposes of this Section 3.l(i), (A) a Qualified Purchaser shall be deemed to own all common stock that such Qualified Purchaser has the right to acquire through the exercise of any option, warrant or right (excluding any right of first refusal) or the conversion of a convertible security (whether or not currently exercisable) and (B) all Common Stock not outstanding which any securityholder of the Company has the right to acquire from the Company pursuant to outstanding warrants, options, rights (excluding any right of first refusal) or conversion privileges (whether or not currently exercisable) shall be deemed to be outstanding for the purpose of computing the percentage of the Common Stock owned by each Qualified Purchaser.

3.2                                 Termination.  This Section 3 shall terminate upon the earlier of the closing of a Company Sale or the closing of an Initial Public Offering.

4.                                       Covenants.

4.1                                 Negative Covenants; Consent of all Shares.  So long as any Shares are outstanding, the Company shall not, without prior written consent of the holders of (i) at least 67% of the Shares, acting together as a single class, (ii) at least 50% of the shares of Series E Preferred Stock then outstanding and (iii) a majority of the shares of Series 1 Preferred Stock and Series 2 Preferred Stock then outstanding, acting together as a single class:

(a)                                  amend or repeal any provision of, or add any provision to, the Restated Certificate, or Bylaws if such action would change or adversely affect the rights,

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preference or privileges of the Shares, provided that the authorization or issuance of an additional series of convertible preferred stock of the Company, including, without limitation, with rights, preferences or privileges that are pari passu or senior to the Shares, shall not be deemed an action that would change or adversely affect the rights, preferences or privileges of the Shares;

(b)           declare or pay any dividend or make any distribution on its capital stock (other than dividends on Common Stock payable solely in Common Stock and other than dividends payable on Preferred Stock pursuant to the Restated Certificate) or permit any Company Subsidiary to declare or pay any dividend or make any distribution (other than dividends or distributions payable solely to the Company);

(c)           merge with or into or consolidate, or permit any Company Subsidiary to merge with or into or consolidate, with any other entity (other than a merger or consolidation solely between the Company and one or more Company Subsidiaries or among Company Subsidiaries);

(d)           sell, lease, or otherwise dispose of properties or assets having a book value representing more than 50% of the Company’s net tangible assets as of the end of the most recent fiscal quarter;

(e)           liquidate, dissolve or effect a recapitalization or reorganization (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity); or

(f)            apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly (including through a Company Subsidiary), or otherwise, of any shares of its capital stock (other than (i) redemptions of Preferred Stock in accordance with the terms of the Restated Certificate and (ii) repurchases of Common Stock at cost upon termination of employment or service);

provided, however, that notwithstanding anything to the contrary contained herein, the separate voting rights granted to the holders of Series E Preferred Stock and Series 1 Preferred Stock and Series 2 Preferred Stock in this Section 4.1 shall not apply to any transaction or series of transactions contemplated by the Company that fall within Clauses (c), (d) and (e) of this Section 4.1, pursuant to which the holders of Series E Preferred Stock, Series 1 Preferred Stock and Series 2 Preferred Stock shall be entitled to receive consideration per share equal to or greater than $1.48 (or two times the original purchase price of a share of Series E Preferred Stock) (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of the filing of the Restated Certificate).

4.2                                 Negative Covenants; Consent of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Dl Preferred Stock, Series E Preferred Stock, Series 1 Preferred Stock and Series 2 Preferred Stock.  So long as any shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Dl Preferred Stock, Series E Preferred Stock, Series 1 Preferred Stock and Series 2 Preferred Stock are outstanding, the Company shall not without the prior written consent of the holders of not less than a

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majority of the then outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Dl Preferred Stock, Series E Preferred Stock, Series 1 Preferred Stock and Series 2 Preferred Stock, voting together as a class:

(a)                                  pledge any of the assets (including intellectual property) of the Company except for a security interest on the Company’s assets granted to (i) Comerica Bank- California, (ii) The Bank of Southern Connecticut, (iii) certain Investors party to that certain Securities Purchase Agreement dated as of May 23, 2006 and (iv) ORIX Venture Finance LLC pursuant to that certain Loan and Security Agreement dated as of March     , 2007; or

(b)                                 authorize, designate or issue any capital stock of the Company (including, without limitation, any class of stock having any right, preference or priority superior to the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Dl Preferred Stock, Series E Preferred Stock, Series 1 Preferred Stock or Series 2 Preferred Stock), provided, that this right shall not apply to any of the following:

(i)            the issuance of any shares of Common Stock as a stock dividend to holders of Common Stock or upon the occurrence of any subdivision, combination reclassification, recapitalization reorganization or similar events;

(ii)           the issuance of any shares of Common Stock upon conversion of any outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Dl Preferred Stock, Series E Preferred Stock, Series 1 Preferred Stock or Series 2 Preferred Stock or upon exercise of any Warrant;

(iii)          the issuance of up to 17,344,219 shares of Common Stock or options with respect thereto (subject in either case to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of the filing of the Restated Certificate), issued or issuable to employees, directors or officers of, or consultants to, the Company or any of its subsidiaries pursuant to any plan, agreement or arrangement approved by the Board of Directors of the Company (it being understood that any shares subject to options that expire or terminate unexercised or any restricted stock repurchased by the Company shall not be counted towards the maximum number set forth in this clause (iii) unless and until regranted or reissued pursuant to any such plan, agreement or arrangement);

(iv)          the issuance of capital stock of the Company in connection with (A) an acquisition of substantially all of the stock or assets of any other entity (whether by merger or consolidation) or (B) a strategic partnership, joint venture or similar transaction, in each case approved by the Board of Directors of the Company, including by the directors designated by the Series B Holders, Series C Holders, Series D Holders and Series Dl Holders, voting together as a single class, by the directors designated by the Series 1 Holders and Series 2 Holders, voting together as a single class and by the director designated by the Series E Holders;

(v)           the issuance of shares of Common Stock by the Company in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act; and

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(vi)          the acquisition, directly or indirectly (including through a Company Subsidiary), of all or substantially all of the properties, assets or stock of any other company or entity.

4.3                                 Negative Covenants; Consent of Holders of Shares.

(a)                                  So long as any shares of Series D Preferred Stock and Series Dl Preferred Stock are outstanding:

(i)            the Company shall not, without the prior written consent of the holders of not less than 67% of the then outstanding shares of Series D Preferred Stock and Series Dl Preferred Stock, voting together as a single class, amend the terms of the Series D Preferred Stock and the Series Dl Preferred Stock if (1) such amendment would have an adverse effect on the rights and preferences of the Series D Preferred Stock and the Series Dl Preferred Stock in a substantially similar manner, and (2) the rights and preferences of the Series B Preferred Stock and the Series C Preferred Stock would not be adversely affected in a substantially similar manner by amending their respective terms at the same time as the amendment to the Series D Preferred Stock and the Series Dl Preferred Stock.

(ii)           the Company shall not, without the prior written consent of the holders of not less than 67% of the then outstanding shares of Series D Preferred Stock or Series Dl Preferred Stock, as applicable, each voting separately as an individual class, amend the terms of the Series D Preferred Stock or the Series Dl Preferred Stock if (1) such amendment would have an adverse effect on the rights and preferences of the Series D Preferred Stock or the Series Dl Preferred Stock, but not both, and (2) the rights and preferences of the Series B Preferred Stock and the Series C Preferred Stock would not be adversely affected in a substantially similar manner by amending their respective terms at the same time as the amendment to the Series D Preferred Stock or the Series Dl Preferred Stock, as applicable.

(b)                                 So long as any shares of Series E Preferred Stock are outstanding, the Company shall not, without the prior written consent of the holders of not less than 50% of the then outstanding shares of Series E Preferred Stock, voting as a separate class, amend the terms of the Series E Preferred Stock if such amendment would have an adverse effect on the rights and preferences of the Series E Preferred Stock.

(c)                                  So long as any shares of Series 1 Preferred Stock are outstanding, the Company shall not, without the prior written consent of the holders of not less than 50% of the then outstanding shares of Series 1 Preferred Stock, voting as a separate class, amend the terms of the Series 1 Preferred Stock if such amendment would have an adverse effect on the rights and preferences of the Series 1 Preferred Stock.

(d)                                 So long as any shares of Series 2 Preferred Stock are outstanding, the Company shall not, without the prior written consent of the holders of not less than 50% of the then outstanding shares of Series 2 Preferred Stock, voting as a separate class, amend the terms of the Series 2 Preferred Stock if such amendment would have an adverse effect on the rights and preferences of the Series 2 Preferred Stock.

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4.4                                 Affirmative Covenants.  So long as any Shares are outstanding, the Company covenants and agrees that it will perform and observe the following covenants and provisions and will cause each Company Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Company Subsidiary:

(a)           Payment of Taxes and Trade Debt.  Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims, which, if unpaid, might become a lien or charge upon any properties of the Company or a Company Subsidiary, other than those which are being contested in good faith if the Company shall have set aside on its books and shall have provided, in accordance with generally accepted accounting principles, adequate reserves with respect thereto; and pay in conformity with customary trade terms, all lease obligations, all trade debt, and all other indebtedness incident to its operations, except such as are being contested in good faith if the Company shall have set aside on its books and shall have provided, in accordance with generally accepted accounting principles, appropriate reserves with respect thereto.

(b)           Maintenance of Insurance.  Maintain with responsible and reputable insurance companies or associations, insurance in such amounts and covering such risks as the Company reasonably deems advisable and maintain directors and officers insurance in such amounts and covering such individuals as the holders of Preferred Stock reasonably deem advisable.

(c)           Preservation of Corporate Existence.  Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, unless the failure to so qualify does not and will not have a material and adverse effect on the business, operations or financial condition of the Company; and preserve and maintain all material licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it as are reasonably necessary or advisable for it to conduct its business.

(d)           Compliance with Laws.  Comply with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise, except non- compliance being contested in good faith through appropriate proceedings so long as the Company shall have set up and funded sufficient reserves, if any, required under generally accepted accounting principles with respect to such items.

(e)           Keeping of Records and Books of Account.  Keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection within its business shall be made.

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(f)                                    Maintenance of Properties, etc.  Maintain and preserve all of its properties that the Company reasonably deems necessary or useful in the proper conduct of its business in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and comply with the provisions of all material leases to which it is a party or under which it occupies property so as to prevent any material loss or forfeiture thereof or thereunder.

4.5                                 Inspection and Observation.  The Company shall permit each Purchaser, during the Company’s normal business hours, to visit and inspect the Company’s properties, to examine and make copies of its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be reasonably requested by the Purchaser (including such rights to inspection as may be required for any Purchaser who is an SBIC licensed by the Small Business Administration); provided, however, that the Company shall not be obligated pursuant to this Section 4.5 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information (unless covered by a reasonable and enforceable confidentiality agreement, in form reasonably acceptable to the Company) or which, if so provided, would adversely affect the attorney-client privilege between the Company and its counsel.

4.6                                 Financial Statements and Other Information.

(a)                                  The Company shall deliver, (i) so long as Edison remains a stockholder of the Company, to Edison, (ii) so long as any of the Series E Preferred Stock remains outstanding, to each Series E Holder, (iii) so long Sevin Rosen remains a stockholder of the Company, to Sevin Rosen, and (iv) to each other Purchaser (upon such other Purchaser’s request):

(i)            within five months after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Board of Directors (or a committee thereof), and prepared in accordance with generally accepted accounting principles consistently applied;

(ii)           within 45 days after the end of each fiscal quarter of the Company (other than the fourth quarter), an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter along with a narrative on performance and outlook; and

(iii)          within 30 days after the end of each month, an unaudited balance sheet of the Company and unaudited statements of income and cash flows of the Company for the month ended, including a comparison to the Company’s projections for such month.

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(b)                                 The Company shall deliver to (i) each Purchaser owning not less than 1,000,000 Shares (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events), and (ii) to each Series E Holder, so long as any of the Series E Preferred Stock remains outstanding:

(i)            as soon as available, but in any event prior to the commencement of each new fiscal year, a business plan and projected financial statements for such fiscal year, as well as a cash flow statement and a profit and loss statement;

(ii)           such other notices, information and data with respect to the Company as the Company delivers to the holders of its capital stock at the same time it delivers such items to such holders; and

(iii)          with reasonable promptness, such other information and data as such Purchaser may from time to time reasonably request.

(c)                                  The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any subsidiaries.  The financial statements delivered pursuant to clause (ii) and (iii) of paragraph (a) and clause (i) of paragraph (b) shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby.

4.7                                 SBIC Information Rights and Related Covenants.

(a)                                  The Company shall provide to any Purchaser that is licensed by the Small Business Administration (the “SBA”) as a Small Business Investment Company (an “SBIC Investor”) and the SBA with access to its books and records for the purpose of confirming the use of the proceeds of such financing and for all other purposes required by the SBA.

(b)                                 The Company shall provide to each SBIC Investor such financial and other information as each SBIC Investor may from time to time reasonably request to enable it to comply with the provisions of 13 C.F.R. Section 107.620(b)(l), and such information shall be certified by the Company’s President, Chief Executive Officer, Treasurer or Chief Financial Officer as required by 13 C.F.R. Section 107.620(b)(2).

(c)                                  The Company shall provide to the SBIC Investor and the SBA a certificate of its Chief Financial Officer (i) verifying the use of such proceeds and (ii) certifying compliance by the Company with the provisions of this Agreement (provided that such certificate may be truthfully given).

(d)                                 Within 45 days after the end of each fiscal year, the Company shall provide to each SBIC Investor a written assessment, in form and substance reasonably satisfactory to such SBIC Investor, of the economic impact of Investor’s financing hereunder, specifying the full-time equivalent jobs created or retained, the impact of the financing on the consolidated revenues and profits of the Company and on taxes paid by the Company and its employees (See 13 C.F.R. § 107.630(e)).

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(e)           Upon the request of an SBIC Investor or any of its Affiliates, the Company will (i) provide to such Person such financial statements and other information as such Person may from time to time reasonably request for the purpose of assessing the Company’s financial condition and (ii) furnish to such Person all information reasonably requested by it in order for it to prepare and file SBA Form 468 and any other information reasonably requested or required by any governmental agency asserting jurisdiction over such Person.

(f)            For a period of one year following the date hereof, neither the Company nor any of its Subsidiaries will change its business activity if such change would render the Company ineligible to receive financial assistance from an SBIC under the SBIA and the regulations thereunder (within the meanings of 13 C.F.R. §§ 107.720 and 107.760(b)).

(g)           The Company will at all times comply with the non-discrimination requirements of 13 C.F.R., Parts 112, 113 and 117.

(h)           The Company will notify SBIC Investor from time to time when the number of its shareholders decreases below 50.

4.8                                 Material Changes and Litigation.  The Company shall promptly notify the Purchasers of any material adverse change in the business, operations, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought or, to the best of the Company’s knowledge, threatened against the Company, or against any officer, director, key employee or principal stockholder of the Company which, if adversely determined, would have a material adverse effect on the business, assets or condition (financial or otherwise) of the Company.

4.9                                 Key Man Insurance.  The Company shall maintain for a period of five years after the date hereof term life insurance upon the life of Albert Subbloie in the amount of $2,000,000, with the proceeds payable to the Company.

4.10                           Agreements with Employees; Options.

(a)           The Company shall require all persons now or hereafter employed by the Company to enter into an agreement substantially in a form as may be approved by the Board of Directors of the Company from time to time, including the directors designated by the holders of Series B Preferred Stock, the holders of Series C Preferred Stock, the holders of Series D Preferred Stock and Series Dl Preferred Stock, voting together as a single class, the holders of Series 1 Preferred Stock and Series 2 Preferred Stock, voting together as a single class, and the holders of the Series E Preferred Stock, which will include obligations for non-disclosure, non- solicitation, non competition and assignment of inventions.

(b)           The Company agrees that it will not, without the prior written consent of the holders of a majority of the Shares then outstanding, terminate, amend or waive any rights under any inventions, confidentiality, non-competition or restricted stock agreement between the Company and any Founder.

(c)           Unless otherwise approved by the Board of Directors of the Company and by a majority of the members of the Board of Directors who are not employees of

25

the Company or a Company Subsidiary, including the directors designated by the holders of Series B Preferred Stock, the holders of Series C Preferred Stock, the holders of Series D Preferred Stock and Series Dl Preferred Stock, voting together as a single class, the holders of Series 1 Preferred Stock and Series 2 Preferred Stock, voting together as a single class, and the holders of Series E Preferred Stock, all options or restricted stock granted or issued by the Company after the date hereof shall become exercisable at the rate of 25% on the first anniversary of grant or issue and 2.0833% per month thereafter over the subsequent three years so long as the holder continues to be an employee or consultant of the Company.

4.11                           Board of Directors.

(a)           The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

(b)           The Board of Directors shall meet at least six times per year, unless otherwise agreed by a majority of the members of the Board of Directors.

(c)           The Restated Certificate shall at all times provide for the indemnification of the members of the Board of Directors to the fullest extent provided by the law of the jurisdiction in which the Company is organized.  In the event that the Company or any of its successors or assigns (i) consolidates with or mergers into any other entity and shall not be the continuing or surviving corporation in such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as contained in the Restated Certificate.

(d)           The Company will maintain a Compensation Committee and an Audit Committee of the Board of Directors.  The size and membership of the Compensation Committee and the Audit Committee shall be determined by the Board of Directors; provided that, one member of each of the Compensation Committee and the Audit Committee shall be a director designated by the Series E Holders.  The Compensation Committee will meet at least twice a year and make recommendations to the full Board of Directors for such matters as management compensation, Company benefit plans, and matters relating to the Company’s option plans.  The Board of Directors will have the power to veto the recommendations of the Compensation Committee.  The Audit Committee shall be comprised solely of non-employees of the Company.

(e)           Pursuant to the terms of the Company’s option plans, Independent Directors of the Company shall be awarded stock options commensurate with the stock option grants received by other outside members of boards of directors of similarly sized companies, which shall be determined by a recommendation of the Compensation Committee and approved by a vote of a majority of members of the Board of Directors.

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4.12                           [Reserved](1)

4.13                           Related Party Transactions.

(a)           The Company shall not enter into any agreement with any stockholder, officer or director of the Company, or any “affiliate” of such persons (as such term is defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, without the consent of at least a majority of the members of the Company’s Board of Directors having no interest in such agreement or arrangement.

(b)           The approval of the Board of Directors of the Company and a majority of the members of the Board of Directors who are not employees of the Company or a Company Subsidiary shall be required to (i) establish or increase the compensation of executive officers of the Company or (ii) grant stock options to any officer of the Company.

4.14                           Reservation of Common Stock.  The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Shares.

4.15.=                 International Investment and Trade in Services Survey Act.  The Company shall use its best efforts to file on a timely basis all reports required to be filed by it under 22 U.S.C. Section 3104, or any similar statute, relating to a foreign person’s direct or indirect investment in the Company.

4.16.                        Termination of Covenants.  Other than the covenants contained in Sections 4.12 and 4.13, all covenants of the Company contained in this Section 4 shall terminate upon the earlier of the closing of a Company Sale or the closing of an Initial Public Offering.

5.                                       Confidentiality.  Each Purchaser agrees that he, she or it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any Confidential Information, unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 5 by such Purchaser), (b) is or has been independently developed or conceived by the Purchaser without use of the Company’s Confidential Information or (c) is or has been made known or disclosed to the Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Purchaser may disclose Confidential Information (i) to Purchaser’s attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from such Purchaser as long as such prospective purchaser agrees to be bound by the provisions of this Section 5, (iii) to any affiliate, partner, member, stockholder or wholly owned subsidiary of such Purchaser, or (iv) as may otherwise be required by law, provided that the Purchaser takes reasonable steps to minimize the extent of any such required disclosure.  Notwithstanding the foregoing, such information shall not be deemed confidential for the purpose of enforcing this Agreement.

(1) Duplicative of Section 1 of Amended and Restated Voting Agreement.

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6.                                       Transfers of Rights; Calculation of Share Numbers.  Subject to any other restriction on the transfer of Shares contained in this Agreement, the Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement, or the Fifth Amended and Restated Stockholders’ Voting Agreement, (a) the registration rights granted under Article II herein may be assigned to a transferee or assignee (i) who acquires at least 20% of the outstanding shares of Series B Preferred Stock, 20% of the outstanding Series C Preferred Stock , 20% of the outstanding Series D Preferred Stock, 20% of the outstanding Series Dl Preferred Stock, 20% of the outstanding Series E Preferred Stock, 20% of the outstanding Series 1 Preferred Stock or 20% of the outstanding Series 2 Preferred Stock, or (ii) who is an Affiliate of Edison, North Atlantic or Sevin Rosen, and (b) the rights granted to any other Purchaser under Article II may be assigned to a transferee or assignee who is reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Shares by any such Purchaser provided, in each case, that the transferor provides the Company with written notice of the proposed transfer, the transferee agrees in writing to be bound by the provisions of this Article II and all of the terms and conditions contained in the Fifth Amended and Restated Stockholders’ Voting Agreement and the Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement.  For the purposes of this Section 6, “Affiliate” means, with respect to any specified Purchaser, any other Purchaser who or which, directly or indirectly, controls, is controlled by or is under common control with such Purchaser, including without limitation any general partner, officer, director or manager of such Purchaser, and any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, such Purchaser.

7.                                       General.

7.1           Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

7.2           Specific Performance.  In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

7.3           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

7.4           Notices.  All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company, at Tangoe, Inc., 35 Executive Boulevard, Orange, CT 06477, Attention:  President, or at such other address as may have been furnished in writing by the

28

Company to the other parties hereto, with a copy to Shipman & Goodwin LLP, One Constitution Plaza, Hartford, CT 06103 Attention: Thomas P.  Flynn, Esq.; or

If to a Series E Holder, Series Dl Holder, Series D Holder, Series C Holder, Series B Holder, Series A Holder, Series 1 Holder or Series 2 Holder at the address set forth on the applicable Exhibit to this Agreement, or at such other address as may have been furnished in writing by such Series E Holder, Series Dl Holder, Series D Holder, Series C Holder, Series B Holder, Series A Holder, Series 1 Holder or Series 2 Holder to the other parties hereto, with a copy to such additional recipient as set forth on that same Exhibit to this Agreement.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, facsimile, first class mail or electronic mail), but except as set forth above no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended.  Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 7.4.

7.5           Complete Agreement.  This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, including without limitation the Prior Agreement.

7.6           Amendments and Waivers.  Subject to Section 7.11, this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Purchasers, including Edison, North Atlantic and Sevin Rosen, holding Shares representing at least 67% of the voting power of all Shares then held by Purchasers; provided that any (i) amendment, termination or waiver of the terms of Section 2 (or a defined term used therein) that occurs after the closing of the Initial Public Offering shall instead require the written consent of the Company and Purchasers, including Edison, North Atlantic and Sevin Rosen, holding Registrable Shares representing at least 67% of the voting power of all Registrable Shares then held by all Purchasers, and (ii) any amendment, termination or waiver of the terms of Section 3 (or a defined term used therein) shall instead require the written consent of the Company and Qualified Purchasers, including Edison, North Atlantic and Sevin Rosen, holding shares representing at least 67% of the voting power of all Shares then held by Qualified Purchasers.  Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Purchaser without the written consent of such Purchaser unless such amendment, termination or waiver applies to all Purchasers in the same fashion (it being agreed that a waiver of the provisions of Section 3 with respect to a particular transaction shall be deemed to apply to all Qualified Purchasers in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Qualified Purchasers may nonetheless, by agreement with the Company, purchase securities in such transaction).  The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver.  Any amendment, termination or waiver effected in accordance with this Section 7.6

29

shall be binding on all parties hereto, including any party that does not execute such consent.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

7.7           Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

7.8           Counterparts: Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document.  This Agreement may be executed by facsimile signatures.

7.9           Section Headings and References.  The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.  Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

7.10         Prior Agreement; Waiver of Rights.  Any and all rights of first refusal (including all notice requirements relating thereto) contained in the Prior Agreement, including the provisions of Section 3 thereof are hereby irrevocably waived for all Purchasers with respect to the issuance of the Series 1 Preferred Stock and Series 2 Preferred Stock pursuant to the Merger Agreement.  The Prior Agreement is hereby amended and restated in its entirety in accordance with the provisions hereof.

7.11         Additional Purchasers.  Persons or entities that, after the date hereof, purchase shares of any series of convertible preferred stock of the Company may, with the prior written approval of the Company (but without the need for approval by any other party to this Agreement), become parties to this Agreement by executing and delivering a counterpart signature page, whereupon they shall be deemed “Purchasers” for all purposes of this Agreement.  The Company can amend Exhibit A hereto to reflect the addition of additional Purchasers.  Notwithstanding Section 7.6 of this Agreement, the Company may amend this Agreement to provide such additional Purchasers with certain rights, negative covenants and other terms and conditions equivalent to those provided to the Series E Holders, Series 1 Holders and Series 2 Holders under this Agreement, with the written consent of Purchasers representing at least a majority of the voting power of all Shares then held by Purchasers.

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Executed as of the date first written above.

COMPANY:

TANGOE, INC.

By:
Albert R. Subbloie, Jr.
President

PURCHASERS:

EDISON VENTURE FUND IV, L.P.

By its General Partner

EDISON PARTNERS IV

By:
Name:	Gary P. Golding
Title:	General Partner

EDISON VENTURE FUND IV SBIC, L.P.

By its General Partner

EDISON PARTNERS IV

By:
Name:	Gary P. Golding
Title:	General Partner

NORTH ATLANTIC VENTURE FUND III, L.P.

By:	North Atlantic Investors III, L.L.C.,
its General Partner

By:
Name:	David M. Coit
Title:	Managing Director

[Investor Rights Agreement Signature Page]

NORTH ATLANTIC VENTURE FUND SBIC III, L.P.

By:	North Atlantic Investors III, L.L.C., its General Partner

By:
Name:	David M. Coit
Title:	Managing Director

AXIOM VENTURE PARTNERS III, L.P.

By its General Partner

AXIOM VENTURE ASSOCIATES, L.P.

By its General Partner

AXIOM VENTURE ADVISORS, INC.

By:
Name:	Alan Mendelson
Title:	Chairman

Kenneth Spitzbard

Steven Shwartz

Gregory Burkus

Christopher T. Fraser

Scott Douglas Porter

Bard Financial Services, Inc.,
Profit Sharing Plan

[Investor Rights Agreement Signature Page]

By:
Name:	Kenneth Spitzbard
Title	Trustee

David Toole

[Investor Rights Agreement Signature Page]

OCI Chemical Corporation

By:
Name:	Scott Douglas Porter
Title	Executive Vice President

Donna Reis

Joseph M. Goldberg

Leonard J. Goldberg

Jay Steinberg & Melanie Steinberg
(as Joint Tenants with rights of survivorship)

Victor Nesi

Albert R. Subbloie, Jr.

Stephano Kim

Gary R. Martino

Charles Gamble

Andrew Esposito

Paul Schmidt

Rae Ko Fairfield

Jon M. Gassett

[Investor Rights Agreement Signature Page]

David Eldredge

Aaron Konecky

Chris DeBenedictus

[Investor Rights Agreement Signature Page]

David Berten

Charles H. Cash

Harvey B. Cash

CONVERGENT INVESTORS VI, L.P.

By:
Name:
Title:

CVF, LLC

By:
Name:
Title:

G&H PARTNERS, L.P.

By:
Name:
Title:

Dennis Gorman

[Investor Rights Agreement Signature Page]

HO2.1 FUND, L.P.

By:
Name:
Title:

HO2.1 AFFILIATES FUND, L.P.

By:
Name:
Title:

HO2.1 ANNEX FUND, L.P.

By:
Name:
Title:

[Investor Rights Agreement Signature Page]

JACQUES MANAGEMENT, LLC

By:
Name:	Kevin Jacques
Title:	Director

KAUFMAN FAMILY LLC

By:
Name:
Title:

Cynthia Reidy

Timothy Reidy

Paul F. Reidy

Elizabeth T. Reidy

John P. Reidy

James F. Rhodes

[Investor Rights Agreement Signature Page]

SEVIN ROSEN FUND VI L.P.

By:	SRB Associates VI L.P.
Its General Partner

By:
Name:
Title:

SEVIN ROSEN VI AFFILIATES FUND L.P.

By:	SRB Associates VI L.P.
Its General Partner

By:
Name:
Title:

SEVIN ROSEN BAYLESS
MANAGEMENT COMPANY

By:
Name:
Title:

SEVIN ROSEN FUND VIII, L.P.

By:	SRB Associates VIII L.P.
Its General Partner

By:
Name:
Title:

SEVIN ROSEN VIII AFFILIATES
FUND, L.P.

By:	SRB Associates VIII L.P.
Its General Partner

By:
Name:
Title:

[Investor Rights Agreement Signature Page]

James A. Star

TARRANT VENTURES PARTNERS, L.P.

By:
Name:
Title:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:
Name:
Title:

VENTURE LENDING & LEASING IV, LLC

By:
Name:
Title:

VENTURELINK PARTNERS, LP

By:
Name:
Title:

VERTEX PARTNERS, L.P.

By:
Name:
Title:

[Investor Rights Agreement Signature Page]

Exhibit A

List of Purchasers

Name and Address
North Atlantic Venture Fund III, L.P. Two City Center Portland, ME 04101 Attention: David Coit	Albert R. Subbloie, Jr. 11 Bunker Hill Road Woodbridge, CT 06525

with a copy to: Nixon Peabody LLP 100 Summer Street Boston, MA 02110 Attention: David Martland, Esq.	Joseph M. Goldberg 130 Renee’sWay Guilford, CT 06437

Edison Venture Fund IV SBIC, L.P. 8270 Greensboro Drive Suite 850 McLean, VA 22102	Gregory Burkus 262 Country Drive Weston, MA 02493

with a copy to:	David Toole 23 Roaring Brook Lane. Shelton, CT 06484

Wilmer Cutler Pickering Hale and Dorr LLP 1600 Tysons Blvd., Suite 1000 McLean, Virginia 22102 Attention: Gregory J. Ewald, Esq.	Leonard J. Goldberg 173 Old Salt Works Road Westbrook, CT 06498

Edison Venture Fund IV, L.P. 8270 Greensboro Drive Suite 850 McLean, VA 22102	Christopher T. Fraser 4608 Palencia Drive Fort Worth, Texas 76126

with a copy to:	Stephano Kim 11 Summerhouse Hill Holmdel, NJ 07733

Wilmer Cutler Pickering Hale and Dorr LLP 1600 Tysons Blvd., Suite 1000 McLean, Virginia 22102 Attention: Gregory J. Ewald, Esq.	Kenneth Spitzbard 560 Silver Sands Rd. #411 East Haven, CT 06512

Bard Financial Services, Inc, Profit Sharing Plan 375 Morgan Lane #108 West Haven, CT 06516	Gary R. Martino 70 Penny Lane Woodbridge, CT 06525

Chris DeBenedictus 6 Autumn Ridge Road Branford, CT 06405

Steven Shwartz 5 Emerald Lane Woodbridge, CT 06525

Jay Steinberg & Melanie Steinberg (as Joint Tenants with rights of survivorship) 275 Laurel Lane Laurel Hollow, NY 11791	Charles Gamble 69 Richard Sweet Drive Woodbridge, CT 06525

Victor Nesi 52 Allwood Road Darien, CT 06820	Andrew Esposito 319 Bartlett Drive Madison, CT 06443

OCI Chemical Corporation 2 Corporate Drive, Suite 440 Shelton, CT 06484 Attn.: Scott Douglas Porter, EVP	Paul Schmidt 230 Catherine Drive Rocky Hill, CT 06067

Rae Ko Fairfield 251 Fern Ridge Ladenberg, PA 19350	Scott Douglas Porter 36 Silent Grove North Westport, CT 06880

Jon M. Gassett 635 South Road Lisle, Illinois 60532	David Eldredge 45 Indian Trail Woodbridge, CT 06525

Axiom Venture Partners III LP CityPlace II — 17th Floor 185 Asylum Street Hartford, CT 06103	Aaron Konecky 706 Old Indian Mill Rd. Tabernacle, NJ 08088

Charles H. Cash 3457 Amherst Dallas, Texas 75225	David Berten c/o Competition Law Group 120 S. State Street, Suite 300 Chicago, IL 60603

Convergent Investors VI, L.P. 111 Congress Avenue, Suite 3000 Austin, Texas 78701	Harvey B. Cash 13455 Noel Road, Suite 1670 Dallas, Texas 75240

G&H Partners, L.P. 155 Constitution Drive Menlo Park, California 94025	CVF, LLC c/o Henry Crown & Company 222 N. LaSalle Street Chicago, IL 60601

Dennis Gorman 13455 Noel Road, Suite 1670 Dallas, Texas 75240

H02.1 Fund, L.P. H02.1 Affiliates Fund, L.P. H02.1 Annex Fund, L.P. 13455 Noel Road, Suite 1670 Dallas, Texas 75240

Kaufman Family LLC c/o Henry Kaufman & Co. 660 Madison Avenue, 15th Floor New York, New York 10021	Jacques Management, LLC 14601 Waterview Circle Addison, Texas 75001

Paul F. and Elizabeth T. Reidy c/o PixelWorks 7700 SW Mohawk Street Tualatin, Oregon 97062-8120	Cynthia and Timothy Reidy 4011 Los Aribas Drive Lafayette, California 94549-2710

James F. Rhodes 81 Pascal Lane Austin, Texas 78746	John P. Reidy 445 W. Fullerton Avenue Elmhurst, Illinois 60126

Sevin Rosen Fund VI L.P.

Sevin Rosen VI Affiliates Fund L.P.

Sevin Rosen Bayless Management Company

Sevin Rosen Fund VIII, L.P.

Sevin Rosen VIII Affiliates Fund, L.P.

c/o The Sevin Rosen Funds

13455 Noel Road, Suite 1670

Dallas, Texas 75240

James A. Star c/o Henry Crown & Company 222 N. LaSalle Street Chicago, Illinois 60601	Tarrant Venture Partners, L.P. 301 Commerce Street, Suite 3300 Fort Worth, Texas 76102

Teachers Insurance and Annuity Association of America 730 Third Ave. New York, NY 10017	Venture Lending & Leasing IV, LLC 2010 North First Street, Suite 310 San Jose, California 95131

VentureLink Partners, LP 13455 Noel Road, Suite 1710 Dallas, Texas 75240	Vertex Partners, L.P. c/o Henry Kaufman & Co. 660 Madison Avenue, 15th Floor New York, New York 10021

EXHIBIT B

TANGOE, INC.

FIFTH AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE
AGREEMENT

This Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of March 9, 2007 (“Agreement”) is entered into by and among Tangoe, Inc., a Delaware corporation (the “Company”), the persons and entities listed on Exhibit A hereto (the “Series A Holders”), the persons and entities listed on Exhibit B hereto (the “Series B Holders”), the persons and entities listed on Exhibit C hereto (the “Series C Holders”), the persons and entities listed on Exhibit D hereto (the “Series D Holders”), the persons and entities listed on Exhibit D1 hereto (the “Series Dl Holders”), the persons and entities listed on Exhibit E hereto (the “Series E Holders”), the persons and entities listed on Exhibit 1 hereto (the “Series 1 Holders”) and the persons and entities listed on Exhibit 2 hereto (the “Series 2 Holders,” and together with the Series A Holders, the Series B Holders, the Series C Holders, the Series D Holders, the Series Dl Holders, the Series E Holders and the Series 1 Holders, collectively the “Purchasers”).

Recitals

WHEREAS, the Company is issuing to the Series 1 Holders and the Series 2 Holders shares of Preferred Stock (as defined below) pursuant to that certain Agreement and Plan of Merger among the Company, Traq Wireless, Inc., a Delaware corporation, and Orange Acquisition Corp., a Delaware corporation, dated as of March 1, 2007, and the Company and the Purchasers wish to make the Series 1 Holders and the Series 2 Holders parties to this Agreement;

WHEREAS, as used in this Agreement, the term “Shares” shall include all shares of capital stock of the Company held by the Purchasers, whether now owned or hereafter acquired.  For purposes of calculating any Purchaser’s “pro rata” ownership of Preferred Stock (as defined below), all shares of Series A Preferred Stock, par value $0.0001 per share, Series B Preferred Stock, par value $0.0001 per share, Series C Preferred Stock, par value $0.0001 per share, Series D Preferred Stock, par value $0.0001 per share, Series Dl Preferred Stock, par value $0.0001 per share, Series E Preferred Stock, par value $0.0001 per share, Series 1 Preferred Stock, par value $0.0001 per share and Series 2 Preferred Stock, par value $0.0001 per share, of the Company (collectively, “Preferred Stock”) shall be deemed to have been converted into Common Stock of the Company;

WHEREAS, the Company and certain Purchasers entered into the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement dated August 14, 2006 (the “Prior Agreement”);

WHEREAS, the Prior Agreement may be amended with the written consent of the Company and Purchasers holding Shares representing at least 67% of the voting power of all Shares then held by the Purchasers, acting together as a single class, including North Atlantic Venture Fund III, L.P.  and North Atlantic SBIC IV, L.P. (together, “North Atlantic”), Edison Venture Fund IV, L.P.  and Edison Venture Fund SBIC, L.P.  (together, “Edison”);

WHEREAS, the undersigned Stockholders represent at least 67% of the voting power of all Shares then held by the Purchasers, including North Atlantic and Edison; and

WHEREAS, the purpose of this Agreement is to protect the management and control of the Company from influence by any person not acceptable to the Company or the Purchasers and to assist the Purchasers in selling their Shares if they so desire.

NOW, THEREFORE, for valuable consideration, it is agreed as follows.

1.             Restrictions on Transfer.

1.1.          Any sale, transfer or other disposition, whether voluntarily or by operation of law (“Transfer”) of any of the Shares by a Purchaser, other than according to the terms of this Agreement, shall be void and transfer no right, title, or interest in or to any of such Shares to the purported transferee.

1.2.          An original copy of this Agreement, duly executed by each of the parties hereto, shall be delivered to the Secretary of the Company and maintained at the principal executive office of the Company and made available for inspection by any person requesting it.

1.3.          Each Purchaser agrees to present the certificates representing the Shares presently owned or hereafter acquired by him or it to the Secretary of the Company and cause the Secretary to stamp on the certificate in a prominent manner the following legend:

“The sale or other disposition of any of the shares represented by this certificate is restricted by the Right of First Refusal and Co-Sale Agreement, as amended from time to time, among certain of the Stockholders of this corporation and this corporation (the “Agreement”).  A copy of the Agreement is available for inspection during normal business hours at the principal executive office of this corporation.”

2.             Transfers Not Subject to Restrictions.  Any (i) Purchaser who is an individual may Transfer Shares to his spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Purchaser and/or Approved Relatives, or dispose of them under his will, and (ii) Purchaser which is a an entity may Transfer to an Affiliate, as defined below, each without compliance with Sections 3 through 6 hereof provided that the transferee delivers to the Company and the Purchasers a written instrument agreeing to be bound by the terms of this Agreement as if it were a Purchaser, as the case may be.

For the purposes of this Agreement, “Affiliate” means, with respect to any specified Purchaser, any other Purchaser who or which, directly or indirectly, controls, is controlled by or is under common control with such Purchaser, including without limitation any general partner, officer, director or manager of such Purchaser, and any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, such Purchaser.

2

3.             Offer of Sale; Notice of Proposed Sale.

If any Purchaser desires to Transfer any of such Purchaser’s Shares, or any interest in such Shares, in any transaction other than pursuant to Section 2 of this Agreement, such Purchaser (the “Selling Party”) shall first deliver written notice of such Purchaser’s desire to do so (the “Notice”) to the Company and to the Purchasers, in the manner prescribed in Section 10.4 of this Agreement.  The Notice must specify: (i) the name and address of the party to which the Selling Party proposes to sell or otherwise dispose of the Shares or an interest in the Shares (the “Offeror”), (ii) the number of Shares the Selling Party proposes to sell or otherwise dispose of (the “Offered Shares”), (iii) the consideration per Share to be delivered to the Selling Party for the proposed sale, transfer or disposition, and (iv) all other material terms and conditions of the proposed transaction.

4.             Company’s Option to Purchase.

4.1.          Subject to Section 6.1, the Company shall have the first option to purchase all or any part of the Offered Shares for the consideration per share and on the terms and conditions specified in the Notice.  The Company must exercise such option, no later than 15 days after such Notice is deemed under Section 10.4 hereof to have been delivered to it, by written notice to the Selling Party.

4.2.          In the event the Company does not exercise its option within such 15-day period with respect to all of the Offered Shares, the Company shall, by the last day of such period, give written notice of that fact to the Purchasers (the “Purchaser Notice”).  The Purchaser Notice shall specify the number of Offered Shares not purchased by the Company (the “Remaining Shares”).

4.3.          In the event the Company duly exercises its option to purchase all or part of the Offered Shares, the closing of such purchase shall take place at the offices of the Company on the later of (i) the date five days after the expiration of such 15-day period or (ii) the date that the Purchasers consummate the purchase of Remaining Shares under Section 5 hereof.

4.4.          To the extent that the consideration proposed to be paid by the Offeror for the Offered Shares consists of property other than cash or a promissory note, the consideration required to be paid by the Company and the Purchasers exercising their options under Sections 4 and 5 hereof may consist of cash equal to the value of such property, as determined in good faith by agreement of the Selling Party and the Company and the Purchasers acquiring such Offered Shares.

5.             Purchasers’ Option to Purchase.

5.1.          Subject to Section 6.1, the Purchasers shall have an option, exercisable for a period of 15 days from the date of delivery of the Purchaser Notice, to purchase, on a pro rata basis according to the number of shares of Preferred Stock owned by the Purchasers, all or any part of the Remaining Shares for the consideration per share and on the terms and conditions set forth in the Notice (the “Secondary Refusal Right”).  Such option shall be exercised by delivery by the Purchasers, within such 15 day period (the “Purchaser Notice Period”), of written notice to the Secretary of the Company, notifying the Company of the maximum number of shares that

3

such Purchaser electing to exercise this option desires to purchase (the “Reply Notice”).  Alternatively, each Purchaser may within the Purchaser Notice Period, notify the Secretary of the Company of its desire to participate in the sale of the Shares on the terms set forth in the Notice, and the number of Shares it wishes to sell.

5.2.          If options to purchase have been exercised by the Company and the Purchasers with respect to some but not all of the Offered Shares by the end of the Purchaser Notice Period, then the remaining shares available for purchase under this Section 5.2 shall be allocated to those Purchasers who fully exercised their Secondary Refusal Right (the “Exercising Purchasers”), pro rata based on the number of Offered Shares such Exercising Purchasers indicated a desire to purchase pursuant to the Secondary Refusal Right in their Reply Notice.  If the options to purchase the remaining Offered Shares are exercised in full by the Exercising Purchasers, the Company shall immediately notify all of the Exercising Purchasers and the Selling Party of that fact.

6.             Failure to Fully Exercise Options; Co-Sale.

6.1.          To the extent that the Company and the Purchasers do not fully exercise their options to purchase all of the Offered Shares within the periods described in this Agreement (the “Option Period”), then each Purchaser that, pursuant to Section 5, expressed a desire to sell Shares in the transaction (the “Participating Purchaser”), shall be entitled to do so pursuant to this Section, provided that the Selling Party holds at least 500,000 Shares and desires to sell at least 100,000 Shares.  In the event that any of (i) Gary Martino, (ii) Albert R.  Subbloie Jr.  or (iii) Charles Gamble is the Selling Party, each Purchaser shall be entitled to sell Shares in the transaction and shall be included in the definition of Participating Purchaser.  The Company shall promptly, on expiration of the Option Period, notify the Selling Party of the aggregate number of Shares each Participating Purchaser wishes to sell.  The Selling Party shall use the Selling Party’s best efforts to interest the Offeror in purchasing, in addition to the Offered Shares, the Shares each Participating Purchaser wishes to sell.  If the Offeror does not wish to purchase all of the Shares made available by the Selling Party and each Participating Purchaser, then each Participating Purchaser and the Selling Party shall be entitled to sell, at the price and on the terms and conditions set forth in the Notice (provided that the price set forth in the Notice with respect to shares of Common Stock shall be appropriately adjusted, if necessary, based on the conversion ratio of any Preferred Stock to be sold), a portion of the Shares being sold to the Offeror, in the same proportion as such Selling Party or each Participating Purchaser’s ownership of Shares bears to the aggregate number of Shares owned by the Selling Party and such Participating Purchasers.  The transaction contemplated by the Notice shall be consummated not later than 60 days after the expiration of the Option Period.

6.2.          If a Participating Purchaser does not elect to sell the full number of Shares which it is entitled to sell pursuant to Section 6.1, the Selling Party shall be entitled to sell to the Offeror, according to the terms set forth in the Notice, that number of the Selling Party’s own Shares which equals such difference.  If the Selling Party wishes to Transfer any such Shares at a price per Share which differs from that set forth in the Notice, upon terms different from those previously offered to the Company, or more than 60 days after the expiration of the Option Period, then, as a condition precedent to such transaction, such Shares must first be offered to the

4

Company on the same terms and conditions as given the Offeror, and in accordance with the procedures and time periods set forth in Section 4, 5 and 6 hereto.

6.3           The proceeds of any sale made by the Selling Party without compliance with the provisions of this Section 6 shall be deemed to be held in constructive trust in such amount as would have been due to each Participating Purchaser if the Selling Party had complied with this Agreement.

7.             Restrictions on Sales of Control of the Company.  No Purchaser shall be a party to any transaction or series of transactions that involves the sale, to any person or entity or group of affiliated persons or entities, of shares of capital stock representing a majority of the voting power of all outstanding capital stock of the Company unless all holders of Preferred Stock are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in Article IV Section C.2 of the Company’s Amended and Restated Certificate of Incorporation (assuming such transaction is a Deemed Liquidation Event for such purpose).

8.             Termination.

8.1           This Agreement shall terminate in its entirety upon the earlier of the closing of a Company Sale or the closing of an Initial Public Offering (each as defined in the Seventh Amended and Restated Investor Rights Agreement of even date herewith among the Company and the Purchasers).

8.2           The provisions of Sections 1.1, 3, 4, 5 and 6 hereof shall not apply to any sale of Shares pursuant to a Company Sale or an Initial Public Offering.

9.             Transfers of Rights; Calculation of Share Numbers.

9.1           This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to (a) any person or entity to which Shares are transferred by such Purchaser pursuant to and in compliance with the provisions of this Agreement, or (b) to any Affiliate of such Purchaser, and, in each case, such transferee shall be deemed a “Purchaser” for purposes of this Agreement; provided, that such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement.

9.2           In determining the number of Shares owned by a Purchaser for purposes of exercising rights under this Agreement, (a) Shares owned by a Purchaser shall be deemed to include Shares which have been converted into Common Stock so long as such Common Stock is owned by such Purchaser and (b) all Shares held by Affiliated Parties of such Purchaser shall be aggregated together (provided that no shares shall be attributed to more than one entity or person within any such group of Affiliated Parties).

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10.                           General.

10.1.        Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

10.2.        Specific Performance.  In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company and any Purchaser hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

10.3.        Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

10.4.        Notices.  All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company, at Tangoe, Inc., 35 Executive Boulevard, Orange, CT 06477, Attention: President, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy to Shipman & Goodwin LLP, One Constitution Plaza, Hartford, CT 06103, Attention: Thomas P.  Flynn, Esq.; or

If to a Purchaser, at its address set forth on Exhibit A, B, C, D, Dl, E, 1 or 2, as the case may be, or at such other address as may have been furnished in writing by any such Purchaser to the other parties hereto, with a copy to such additional recipient as set forth on that same Exhibit to this Agreement.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but except as set forth above no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended.  Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

10.5.        Complete Agreement.  This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter, including without limitation the Prior Agreement.

10.6.        Amendments and Waivers.  Subject to Section 10.11, this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either

6

retroactively or prospectively), with the written consent of the Company, Purchasers holding at least 67% of the voting power of all Shares then held by Purchasers, and including the written consent of North Atlantic, Edison and Sevin Rosen Fund VI L.P., Sevin Rosen Fund VI Affiliates L.P., Sevin Rosen Bayless Management Company, Sevin Rosen Fund VIII L.P.  and Sevin Rosen Fund VIII Affiliates L.P.  Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Purchaser without the written consent of such Purchaser unless such amendment, termination or waiver applies to all Purchasers in the same fashion.  The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver.  Any amendment, termination or waiver effected in accordance with this Section 10.6 shall be binding on all parties hereto, including any party that does not execute such consent.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

10.7.        Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

10.8.        Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document.  This Agreement may be executed by facsimile signatures.

10.9.        Section Headings and References.  The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.  Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

10.10.      Amendment and Restatement of Prior Agreement.  The Prior Agreement is hereby amended and restated in its entirety in accordance with the provisions hereof.

10.11.      Additional Purchasers.  Persons or entities that, after the date hereof, purchase shares of any series of convertible preferred stock of the Company may, with the prior written approval of the Company (but without the need for approval by any other party to this Agreement), become parties to this Agreement by executing and delivering a counterpart signature page, whereupon they shall be deemed “Purchasers”  for all purposes of this Agreement.  The Company can amend Exhibit A hereto to reflect the addition of additional Purchasers.  Notwithstanding Section 7.6 of this Agreement, the Company may amend this Agreement to provide such additional Purchasers with certain rights, negative covenants and other terms and conditions equivalent to those provided to the Series E Holders, Series 1 Holders and Series 2 Holders under this Agreement, with the written consent of Purchasers representing at least a majority of the voting power of all Shares then held by Purchasers.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

7

Executed as of the date first written above.

COMPANY:

TANGOE, INC.

By:
Albert R. Subbloie, Jr.
President

PURCHASERS:

EDISON VENTURE FUND IV, L.P.

By its General Partner

EDISON PARTNERS IV

By:
Name:	Gary P. Golding
Title:	General Partner

EDISON VENTURE FUND IV SBIC, L.P.

By its General Partner

EDISON PARTNERS IV

By:
Name:	Gary P. Golding
Title:	General Partner

NORTH ATLANTIC VENTURE FUND III, L.P.

By: North Atlantic Investors III, L.L.C., its General Partner

By:
Name:	David M. Coit
Title:	Managing Director

[ROFR and Co-Sale Agreement Signature Page]

NORTH ATLANTIC VENTURE FUND
SBIC III, L.P.

By:	North Atlantic Investors III, L.L.C., its General Partner

By:
Name:	David M. Coit
Title:	Managing Director

AXIOM VENTURE PARTNERS III, L.P.

By its General Partner

AXIOM VENTURE ASSOCIATES, L.P.

By its General Partner

AXIOM VENTURE ADVISORS, INC.

By:
Name:	Alan Mendelson
Title:	Chairman

Kenneth Spitzbard

Steven Shwartz

Gregory Burkus

Christopher T. Fraser

Scott Douglas Porter

Bard Financial Services, Inc.,
Profit Sharing Plan

By:
Name:	Kenneth Spitzbard

[ROFR and Co-Sale Agreement Signature Page]

Title: Trustee

David Toole

OCI Chemical Corporation

By:
Name:	Scott Douglas Porter
Title:	Executive Vice President

Donna Reis

Joseph M. Goldberg

Leonard J. Goldberg

Jay Steinberg & Melanie Steinberg
(as Joint Tenants with rights of survivorship)

Victor Nesi

Albert R. Subbloie, Jr.

Stephano Kim

Gary R. Martino

Charles Gamble

Andrew Esposito

Paul Schmidt

Rae Ko Fairfield

[ROFR and Co-Sale Agreement Signature Page]

Jon M. Gassett

David Eldredge

Aaron Konecky

Chris DeBenedictus

[ROFR and Co-Sale Agreement Signature Page]

David Berten

Charles H. Cash

Harvey B. Cash

CONVERGENT INVESTORS VI, L.P.

By:
Name:
Title:

CVF, LLC

By:
Name:
Title:

G&H PARTNERS, L.P.

By:
Name:
Title:

Dennis Gorman

HO2.1 FUND, L.P.

By:
Name:
Title:

HO2.1 AFFILIATES FUND, L.P.

By:
Name:
Title:

HO2.1 ANNEX FUND, L.P.

By:
Name:
Title:

JACQUES MANAGEMENT, LLC

By:
Name:	Kevin Jacques
Title:	Director

KAUFMAN FAMILY LLC

By:
Name:
Title:

Cynthia Reidy

Timothy Reidy

Paul F. Reidy

Elizabeth T. Reidy

John P. Reidy

James F. Rhodes

SEVIN ROSEN FUND VI L.P.

By:	SRB Associates VI L.P.
Its General Partner

By:
Name:
Title:

SEVIN ROSEN VI AFFILIATES FUND L.P.

By:	SRB Associates VI L.P.
Its General Partner

By:
Name:
Title:

SEVIN ROSEN BAYLESS MANAGEMENT COMPANY

By:
Name:
Title:

SEVIN ROSEN FUND VIII, L.P.

By:	SRB Associates VI L.P.
Its General Partner

By:
Name:
Title:

SEVIN ROSEN VIII AFFILIATES FUND, L.P.

By:	SRB Associates VIII L.P.
Its General Partner

By:
Name:
Title:

James A. Star

TARRANT VENTURES PARTNERS, L.P.

By:
Name:
Title:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:
Name:
Title:

VENTURE LENDING & LEASING IV, LLC

By:
Name:
Title:

VENTURELINK PARTNERS, LP

By:
Name:
Title:

VERTEX PARTNERS, L.P.

By:
Name:
Title:

EXHIBIT A

List of Series A Holders

List of Purchasers

Joseph M. Goldberg 130 Renee’sWay Guilford, CT 06437	Albert R. Subbloie, Jr. 11 Bunker Hill Road Woodbridge, CT 06525

Leonard J. Goldberg 173 Old Salt Works Road Westbrook, CT 06498	Gregory Burkus 262 Country Drive Weston,MA 02493

Kenneth Spitzbard 560 Silver Sands Rd. #411 East Haven, CT 06512	Christopher T. Fraser 4608 Palencia Drive Fort Worth, Texas 76126

Bard Financial Services, Inc., Profit Sharing Plan 375 Morgan Lane #108 West Haven, CT 06512	Stephano Kim 11 Summerhouse Hill Holmdel, NJ 07733

Steven Shwartz 56 Emerald Lane Woodbridge, CT 06525	Gary R. Martino 70 Penny Lane Woodbridge, CT 06525

Jay Steinberg & Melanie Steinberg (as Joint Tenants with rights of survivorship) 275 Laurel Lane Laurel Hollow, NY 11791	Charles Gamble 69 Richard Sweet Drive Woodbridge, CT 06525

Victor Nesi 52 Allwood Road Darien, CT 06820	Andrew Esposito 319 Bartlett Drive Madison, CT 06443

OCI Chemical Corporation 2 Corporate Drive, Suite 440 Shelton, CT 06484 Attn.: Scott Douglas Porter, EVP	Paul Schmidt 230 Catherine Drive Rocky Hill, CT 06067

Rae Ko Fairfield 251 Fern Ridge Ladenberg, PA 19350	Scott Douglas Porter 36 Silent Grove North Westport, CT 06880

Jon M. Gassett 635 South Road Lisle, Illinois 60532	David Eldredge 45 Indian Trail Woodbridge, CT 06525

Aaron Konecky 76 Old Indian Mill Road Tabernacle, NJ 08088

EXHIBIT B
List of Series B Holders

Name and Address

Edison Venture Fund IV SBIC, L.P.
8270 Greensboro Drive
Suite 850
McLean, VA 22102

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
1600 Tysons Blvd., Suite 1000
McLean, Virginia 22102
Attention: Gregory J. Ewald, Esq.

Christopher T. Fraser
4608 Palencia Drive
Fort Worth, Texas 76126

Scott Douglas Porter
36 Silent Grove North
Westport, CT 06880

Steven Shwartz
5 Emerald Lane
Woodbridge, CT 06525

Gregory Burkus
262 Country Drive
Weston, MA 02493

EXHIBIT C
List of Series C Holders

Name and Address

Edison Venture Fund IV SBIC, L.P.
8270 Greensboro Drive
Suite 850
McLean, VA 22102

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
1600 Tysons Blvd., Suite 1000
McLean, Virginia 22102
Attention: Gregory J. Ewald, Esq.

Kenneth Spitzbard
560 Silver Sands Rd. #411
East Haven, CT 06512

Steven Shwartz
5 Emerald Lane
Woodbridge, CT 06525

Gregory Burkus
262 Country Drive
Weston, MA 02493

Christopher T. Fraser
4608 Palencia Drive
Fort Worth, Texas 76126

Scott Douglas Porter
36 Silent Grove North
Westport, CT 06880

EXHIBIT D
List of Series D Holders

Name and Address

Edison Venture Fund IV SBIC, L.P.
8270 Greensboro Drive
Suite 850
McLean, VA 22102

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
1600 Tysons Blvd., Suite 1000
McLean, Virginia 22102
Attention: Gregory J. Ewald, Esq.

Edison Venture Fund IV, L.P.
8270 Greensboro Drive
Suite 850
McLean, VA 22102

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
1600 Tysons Blvd., Suite 1000
McLean, Virginia 22102
Attention: Gregory J. Ewald, Esq.

Kenneth Spitzbard
560 Silver Sands Rd. #411
East Haven, CT 06512

Steven Shwartz
5 Emerald Lane
Woodbridge, CT 06525

Christopher T. Fraser
4608 Palencia Drive
Fort Worth, Texas 76126

Scott Douglas Porter
36 Silent Grove North
Westport, CT 06880

EXHIBIT D (continued)
List of Series D Holders

Name and Address

Paul Schmidt
230 Catherine Drive
Rocky Hill, CT 06067

Rae Ko Fairfield
251 Fern Ridge
Ladenberg, PA 19350

Chris DeBenedictus
6 Autumn Ridge Road
Branford, CT 06405

EXHIBIT D1
List of Series D1 Holders

Name and Address

Axiom Venture Partners III LP
CityPlace II - 17th Floor
185 Asylum Street
Hartford, CT 06103

Edison Venture Fund IV SBIC, L.P.
8270 Greensboro Drive
Suite 850
McLean, VA 22102

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
1600 Tysons Blvd., Suite 1000
McLean, Virginia 22102
Attention: Gregory J. Ewald, Esq.

Edison Venture Fund IV, L.P.
8270 Greensboro Drive
Suite 850
McLean, VA 22102

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
1600 Tysons Blvd., Suite 1000
McLean, Virginia 22102
Attention: Gregory J. Ewald, Esq.

Steven Shwartz
5 Emerald Lane
Woodbridge, CT 06525

Christopher T. Fraser
4608 Palencia Drive
Fort Worth, Texas 76126

Scott Douglas Porter
36 Silent Grove North
Westport, CT 06880

EXHIBIT D1 (continued)
List of Series D1 Holders

Name and Address

Stephano Kim
11 Summerhouse Hill
Holmdel, NJ 07733

David Toole

EXHIBIT E
List of Series E Holders

Name and Address

North Atlantic Venture Fund III, L.P.
Two City Center
Portland, ME 04101
Attention: David Coit

with a copy to:

Nixon Peabody LLP
100 Summer Street
Boston, MA 02110
Attention: David Martland, Esq.

Edison Venture Fund IV, L.P.
8270 Greensboro Drive
Suite 850
McLean, VA 22102

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
1600 Tysons Blvd., Suite 1000
McLean, Virginia 22102
Attention: Gregory J. Ewald, Esq.

Axiom Venture Partners III LP
CityPlace II - 17th Floor
185 Asylum Street
Hartford, CT 06103

Scott Douglas Porter
36 Silent Grove North
Westport, CT 06880

Christopher T. Fraser
4608 Palencia Drive
Fort Worth, Texas 76126

EXHIBIT 1
List of Series 1 Holders

Name and Address

David Berten
c/o Competition Law Group
120 S. State Street, Suite 300
Chicago, IL 60603

Charles H. Cash
3457 Amherst
Dallas, Texas 75225

Harvey B. Cash
13455 Noel Road, Suite 1670
Dallas, Texas 75240

Convergent Investors VI, L.P.
111 Congress Avenue, Suite 3000
Austin, Texas 78701

CVF, LLC
c/o Henry Crown & Company
222 N. LaSalle Street
Chicago, IL 60601

G&H Partners, L.P.
155 Constitution Drive
Menlo Park, California 94025

Dennis Gorman
13455 Noel Road, Suite 1670
Dallas, Texas 75240

HO2.1 Fund, L.P.
HO2.1 Affiliates Fund, L.P.
HO2.1 Annex Fund, L.P.
13455 Noel Road, Suite 1670
Dallas, Texas 75240

Jacques Management, LLC
14601 Waterview Circle
Addison, Texas 75001

Kaufman Family LLC
c/o Henry Kaufman & Co.
660 Madison Avenue, 15th Floor
New York, New York 10021

Cynthia and Timothy Reidy
4011 Los Aribas Drive
Lafayette, California 94549-2710

Paul F. and Elizabeth T. Reidy
c/o PixelWorks
7700 SW Mohawk Street
Tualatin, Oregon 97062-8120

John P. Reidy
445 W. Fullerton Avenue
Elmhurst, Illinois 60126

James F. Rhodes
81 Pascal Lane
Austin, Texas 78746

Sevin Rosen Fund VI L.P.
Sevin Rosen VI Affiliates Fund L.P.
Sevin Rosen Bayless Management Company
Sevin Rosen Fund VIII, L.P.
Sevin Rosen VIII Affiliates Fund, L.P.
c/o The Sevin Rosen Funds
13455 Noel Road, Suite 1670
Dallas, Texas 75240

James A. Star
c/o Henry Crown & Company
222 N. LaSalle Street
Chicago, Illinois 60601

Tarrant Venture Partners, L.P.
301 Commerce Street, Suite 3300
Fort Worth, Texas 76102

Teachers Insurance and Annuity Association of America
730 Third Ave.
New York, NY 10017

Venture Lending & Leasing IV, LLC
2010 North First Street, Suite 310
San Jose, California 95131

VentureLink Partners, LP
13455 Noel Road, Suite 1710
Dallas, Texas 75240

Vertex Partners, L.P.
c/o Henry Kaufman & Co.
660 Madison Avenue, 15th Floor
New York, New York 10021

EXHIBIT 2
List of Series 2 Holders

Name and Address

Harvey B. Cash
13455 Noel Road, Suite 1670
Dallas, Texas 75240

CVF, LLC
c/o Henry Crown & Company
222 N. LaSalle Street
Chicago, IL 60601

Jacques Management, LLC
14601 Waterview Circle
Addison, Texas 75001

James F. Rhodes
81 Pascal Lane
Austin, Texas 78746

Sevin Rosen Fund VIII, L.P.
Sevin Rosen VIII Affiliates Fund, L.P.
c/o The Sevin Rosen Funds
13455 Noel Road, Suite 1670
Dallas, Texas 75240

James A. Star
c/o Henry Crown & Company
222 N. LaSalle Street
Chicago, Illinois 60601

EXHIBIT C

TANGOE, INC.

FIFTH AMENDED AND RESTATED STOCKHOLDERS’ VOTING AGREEMENT

This Fourth Amended and Restated Stockholders’ Voting Agreement dated as of March 9, 2007 (“Agreement”) is entered into by and among Tangoe, Inc., a Delaware corporation (the “Company”), the persons and entities listed on Exhibit A hereto (the “Series A Holders”), the persons and entities listed on Exhibit B hereto (the “Series B Holders”), the persons and entities listed on Exhibit C hereto (the “Series C Holders”), the persons and entities listed on Exhibit D hereto (the “Series D Holders”), the persons and entities listed on Exhibit Dl hereto (the “Series Dl Holders”), the persons and entities listed on Exhibit E hereto (the “Series E Holders”), the persons and entities listed on Exhibit 1 hereto (the “Series 1 Holders”), the persons and entities listed on Exhibit 2 hereto (the “Series 2 Holders”) (the Series A Holders, the Series B Holders, the Series C Holders, the Series D Holders, the Series Dl Holders, the Series E Holders, the Series 1 Holders and the Series 2 Holders are collectively referred to as the “Purchasers”) and each of the persons listed on Exhibit F hereto (individually, a “Founder” and collectively, the “Founders”).  The Purchasers and the Founders are sometimes referred to in this Agreement individually as a “Stockholder” and collectively as “Stockholders.”

Recitals:

1.             The Founders own certain outstanding shares of the Common Stock, par value $.0001 per share (“Common Stock”) and Series A Convertible Preferred Stock, par value $.0001 per share (“Series A Preferred Stock”), of the Company;

2.             The Series A Holders own certain outstanding Series A Preferred Stock;

3.             The Series B Holders own certain outstanding Series B Convertible Preferred Stock, par value $.0001 per share (the “Series B Preferred Stock”);

4.             The Series C Holders own certain outstanding Series C Convertible Preferred Stock, par value $.0001 per share (the “Series C Preferred Stock”);

5.             The Series D Holders own certain outstanding Series D Convertible Preferred Stock, par value $.0001 per share (the “Series D Preferred Stock”);

6.             The Series Dl Holders own certain outstanding Series Dl Convertible Preferred Stock, par value $.0001 per share (the “Series Dl Preferred Stock”);

7.             The Series E Holders own certain outstanding Series E Convertible Preferred Stock, par value $.0001 per share (the “Series E Preferred Stock”);

8.             The Company is, concurrently herewith, issuing to the Series 1 Holders certain shares of Series 1 Convertible Preferred Stock, par value $.0001 per share (the “Series 1 Preferred Stock”) pursuant to that certain Agreement and Plan of Merger among the Company, Traq Wireless, Inc., a Delaware corporation and Orange Acquisition Corp., a Delaware corporation, dated as of March 1, 2007, 2007 (the “Merger Agreement”);

9.             The Company is, concurrently herewith, issuing to the Series 2 Holders certain shares of Series 2 Convertible Preferred Stock, par value $.0001 per share (the “Series 2 Preferred Stock” and together with the Series 1 Preferred Stock, the Series E Preferred Stock, the Series D1 Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock and the Series A Preferred Stock, the “Preferred Stock”) pursuant to the Merger Agreement;

10.           The Company, Founders and certain Purchasers entered into the Fourth Amended and Restated Stockholders’ Voting Agreement dated August 14, 2006 (the “Prior Agreement”);

11.           The Prior Agreement may be amended by the written consent of the Company, and Stockholders holding Shares representing at least 67% of the voting power of all Shares then held by Stockholders and the written consent of 67% of the voting power of the outstanding shares of Series E Preferred Stock, Series D1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and the Series A Preferred Stock, acting together as a single class, including the approval of North Atlantic Venture Fund III, L.P. and North Atlantic SBIC IV, L.P. (together, “North Atlantic”), Edison Venture Fund IV, L.P. and Edison Venture Fund IV SBIC, L.P (together, “Edison”);

12.           The undersigned Stockholders represent the holders of at least (i) 67% of the voting power of all Shares currently held by Stockholders, and (ii) 67% of the voting power of the outstanding shares of Series E Preferred Stock, Series D1 referred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and the Series A Preferred Stock, acting together as a single class, including North Atlantic and Edison;

13.           The Amended and Restated Certificate of Incorporation of the Company, dated as of March 9, 2007, as such may be amended from time to time (the “Amended Certificate”), provides that the Series E Holders are entitled, as a separate class, to elect one director, that the Series D1 Holders, Series D Holders, Series C Holders and Series B Holders are entitled, voting together as a single class, to elect two directors, that the Series 1 Holders and Series 2 Holders are entitled, voting together as a single class, to elect two directors, and that the holders of shares of Common Stock (the “Common Stock Holders”) are entitled, as a separate class, to elect two directors;

14.           The Bylaws of the Company provide that the number of the directors which constitute the whole Board of Directors of the Company (the “Board of Directors”) may be fixed by a resolution of the Board of Directors but shall not be fewer than two and more than twelve;

15.           The Board of Directors duly adopted a resolution fixing the number of directors which constitute the whole Board of Directors at seven; and

16.           The Purchasers and Founders wish to maintain the number of directors which comprise the Board of Directors at seven and to provide for their continuing representation on the Board of Directors of the Company, all in the manner set forth below.

In consideration of the mutual covenants contained herein and the consummation of the Merger, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

2

1.             Voting of Shares.

(a)           In any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each Stockholder shall vote or cause to be voted all Shares (as defined in Section 2 below) owned by him or it, or over which he or it has voting control, and which he or it has the right to vote as provided in the Amended Certificate, and otherwise use his or its respective best efforts, so as to fix the number of directors of the Company at seven and to elect (i) one member elected by the holders of a majority of the outstanding shares of Series E Preferred Stock, and nominated by North Atlantic, (ii) two members elected by the holders of a majority of the outstanding shares of Series Dl Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, voting together as a single class, and nominated by Edison, (iii) two members elected by the holders of a majority of the outstanding shares of Series 1 Preferred Stock and Series 2 Preferred Stock, voting together as a single class, and nominated by Sevin Rosen Fund VI L.P., Sevin Rosen Fund VI Affiliates L.P., Sevin Rosen Bayless Management Company, Sevin Rosen Fund VIII Affiliates L.P., and Sevin Rosen Fund VIII L.P.(collectiveIy “Sevin Rosen”) and (v) two members elected by the Common Stock Holders (by action of the holders of a majority of the shares of Common Stock outstanding, voting as a class), one such member to be the Chief Executive Officer and the other such member to be nominated by the other six (6) members of the Board of Directors (or such fewer number as may then be incumbent directors, in the event of a vacancy in any of the other six (6) directorships).  One of the directors initially nominated by Sevin Rosen pursuant to Section l(a)(iii) shall be Richard Pontin.  As of the date of this Agreement, the Chairman of the Board of Directors (the “Chairman”) shall be Richard Pontin and for a period of one year from the date hereof, Richard Pontin shall not be removed as Chairman and no successor Chairman shall be appointed, without the consent of the other director nominated by Sevin Rosen pursuant to Section l(a)(iii).  As of the date of this Agreement, the seven (7) members of the Board of Directors, and the party(ies) who nominated them pursuant to this Section 1 are as follows:

Directors	Partv(ies) Who Designated

David M. Coit	North Atlantic

Gary P. Golding	Edison

Gerald G. Kokos	Edison

Richard Pontin	Sevin Rosen

Al Schuele	Sevin Rosen

Albert R. Subbloie, Jr.	Chief Executive Officer

[TBD]	Other Six Directors

3

(b)           The Stockholders shall not vote to remove any director unless (i) the Stockholders are instructed by the person(s) or entity(ies) entitled to designate such director pursuant to this Section 1 to remove such director or (ii) the director acts in bad faith or commits willful misconduct.

(c)           The Company shall provide the Stockholders with 30 days’ prior written notice of any intended mailing of a notice to stockholders for a meeting at which directors are to be elected.  The Stockholders shall give written notice to all other parties to this Agreement, no later than 10 days prior to such meeting, of the persons designated pursuant to Section l(a) as nominees for election as directors.  The Company agrees to nominate and recommend for election as directors only the individuals designated, or to be designated, pursuant to Section l(a).  If the Stockholders fail to give notice to the Company as provided above, it shall be deemed that the designees then serving as directors shall be the designees for reelection.

(d)           A designated director shall hold office until (i) the date on which the Company receives written notice removing such director from office, signed by the group nominating such director pursuant to this Section 1; (ii) the death, resignation or incapacity of such director; or (iii) the termination of rights to designate a director under this Agreement.

(e)           If any Stockholder shall refuse to vote the Shares held by it as provided in this Section 1 at any meeting of stockholders of the Company, or shall refuse to give such Stockholder’s written consent in lieu of a meeting, thereupon, without further action by such Stockholder, the President or any Vice President of the Company shall be, and hereby is, irrevocably constituted the attorney-in-fact and proxy of such Stockholder for the purpose of voting, and shall vote such Shares at such meeting as provided in this Section 1 or give such consent, as the case may be.

2.             Shares.  “Shares” shall mean and include any and all shares of capital stock of the Company, by whatever name called, which carry voting rights (including voting rights which arise by reason of default), including shares of Preferred Stock and Common Stock, and also shall include any such shares now owned or subsequently acquired by a Stockholder, however acquired, including without limitation stock splits and stock dividends.

3.             Termination.  This Agreement shall terminate in its entirety upon the earlier of the closing of a Company Sale or the closing of an Initial Public Offering (each as defined in the Seventh Amended and Restated Investor Rights Agreement, of even date herewith, as such may be amended from time to time, among the Company and the Purchasers).

4.             No Revocation.  The voting agreements contained herein are coupled with an interest and may not be revoked, except by an amendment, modification or termination effected in accordance with Section 3 or 7(f) hereof.  Nothing in this Section 4 shall be construed as limiting the provisions of Section 3 or 7(f) hereof.

5.             Restrictive Legend.  All certificates representing Shares owned or hereafter acquired by a Stockholder, or any transferee of a Stockholder bound by this Agreement, shall have affixed thereto a legend substantially in the following form:

4

“The shares of stock represented by this certificate are subject to certain voting agreements as set forth in the Stockholders’ Voting Agreement, as amended from time to time, by and among the registered owner of this certificate, the Company and certain other stockholders of the Company, a copy of which is available for inspection at the offices of the Secretary of the Company.”

6.             Transfers of Rights.  Any person or entity to which Shares are transferred by a Stockholder, whether voluntarily or by operation of law, shall be bound by the voting obligations imposed upon the transferor under this Agreement, to the same extent as if such transferee were a Stockholder hereunder; and no Stockholder shall transfer any Shares unless the transferee provides a written instrument to the Company notifying the Company of such transfer and agreeing in writing to be bound by the terms of this Agreement.

7.             General.

(a)           Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b)           Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each party hereto shall be entitled to specific performance of the agreements and obligations of the Stockholders hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

(c)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

(d)           Notices. All notices, requests, consents, and other communications pursuant to this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company, at Tangoe, Inc., 35 Executive Boulevard, Orange, CT 06477, Attention: President, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy to Shipman & Goodwin LLP, One Constitution Plaza, Hartford, CT 06103, Attention: Thomas P. Flynn, Esq.; or

If to a Series E Holder, Series Dl Holder, Series D Holder, Series C Holder, Series B Holder, Series A Holder, Series 1 Holder or Series 2 Holder at the address set forth on the applicable Exhibit to this Agreement, or at such other address as may have been furnished in writing by such Series E Holder, Series Dl Holder, Series D Holder, Series C Holder, Series B Holder, Series A Holder, Series 1 Holder or Series 2 Holder to the other parties hereto, with a copy to such additional recipient(s) as may be set forth on that same Exhibit to this Agreement; or

5

If to a Founder, at the address set forth on Exhibit F, or at such other address as may have been furnished in writing by such Founder to the other parties hereto.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, facsimile, first class mail or electronic mail), but except as set forth above no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended.  Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

(e)           Complete Agreement.  This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter, including without limitation the Prior Agreement.

(f)            Amendments and Waivers.  This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company, and Stockholders holding Shares representing at least a majority of the voting power of all Shares then held by Stockholders and the written consent of a majority of the voting power of the then outstanding shares of Series E Preferred Stock, Series Dl Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock the Series A Preferred Stock, Series 1 Preferred Stock and Series 2 Preferred Stock, acting together as a single class, provided that the rights of North Atlantic, Edison and Sevin Rosen to designate persons for election to the Board of Directors may not be amended, waived or terminated without such party’s consent.  Notwithstanding the foregoing, (i) this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Purchaser or Founder without the written consent of such Purchaser or Founder, as the case may be, unless such amendment, termination or waiver applies to all Purchasers and Founders, respectively, in the same fashion and (ii) the consent of the Founders shall not be required for any amendment or waiver if such amendment or waiver does not apply to the Founders.  The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver.  Any amendment, termination or waiver effected in accordance with this Section 7(f) shall be binding on all parties hereto, even if they do not execute such consent.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(g)           Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(h)           Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which

6

together shall constitute one and the same document.  This Agreement may be executed by facsimile signatures.

(i)            Section Headings and References.  The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.  Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

(j)            Termination of Prior Agreement.  The Prior Agreement is hereby amended and restated in accordance with the provisions hereof.

(k)           Additional Purchasers.  Persons or entities that, after the date hereof, purchase shares of any series of convertible preferred stock of the Company may, with the prior written approval of the Company (but without the need for approval by any other party to this Agreement), become parties to this Agreement by executing and delivering a counterpart signature page, whereupon they shall be deemed “Purchasers” for all purposes of this Agreement.  The Company can amend Exhibit A hereto to reflect the addition of additional Purchasers.  Notwithstanding Section 7.6 of this Agreement, the Company may amend this Agreement to provide such additional Purchasers with certain rights, negative covenants and other terms and conditions equivalent to those provided to the Series E Holders, Series 1 Holders and Series 2 Holders under this Agreement, with the written consent of Purchasers representing at least a majority of the voting power of all Shares then held by Purchasers.

7

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

COMPANY:

TANGOE, INC.

By:
Albert R. Subbloie, Jr.
President

FOUNDERS:

Albert R. Subbloie, Jr.

Gary R. Martino

Charles Gamble

PURCHASERS:

NORTH ATLANTIC VENTURE FUND III, L.P.

By:	North Atlantic Investors III, L.L.C., its General Partner

By:
Name:	David M. Coit
Title:	Managing Director

[Voting Agreement Signature Page]

NORTH ATLANTIC VENTURE FUND SBIC III, L.P.

By:	North Atlantic Investors III, L.L.C., its General Partner

By:
Name:	David M. Coit
Title:	Managing Director

EDISON VENTURE FUND IV, L.P.

By its General Partner

EDISON PARTNERS IV

By:
Name:	Gary P. Golding
Title:	General Partner

EDISON VENTURE FUND IV SBIC, L.P.

By its General Partner

EDISON PARTNERS IV

By:
Name:	Gary P. Golding
Title:	General Partner

AXIOM VENTURE PARTNERS III, L.P.

By its General Partner

AXIOM VENTURE ASSOCIATES, L.P.

By its General Partner

AXIOM VENTURE ADVISORS, INC.

[Voting Agreement Signature Page]

By:
Name:	Alan Mendelson
Title:	Chairman

Kenneth Spitzbard

Steven Shwartz

Gregory Burkus

Christopher T. Fraser

Scott Douglas Porter

Bard Financial Services, Inc., Profit Sharing Plan

By:
Name:	Kenneth Spitzbard
Title:	Trustee

David Toole

OCI Chemical Corporation

By:
Name:	Scott Douglas Porter
Title	Executive Vice President

Donna Reis

Joseph M. Goldberg

[Voting Agreement Signature Page]

Leonard J. Goldberg

Jay Steinberg & Melanie Steinberg
(as Joint Tenants with rights of
survivorship)

Victor Nesi

Albert R. Subbloie, Jr.

Stephano Kim

Gary R. Martino

Charles Gamble

Andrew Esposito

Paul Schmidt

Rae Ko Fairfield

Jon M. Gassett

David Eldredge

Aaron Konecky

Chris DeBenedictus

[Voting Agreement Signature Page]

David Berten

Charles H. Cash

Harvey B. Cash

CONVERGENT INVESTORS VI, L.P.

By:
Name:
Title:

CVF, LLC

By:
Name:
Title:

G&H PARNTERS, L.P.

By:
Name:
Title:

Dennis Gorman

HO2.1 FUND, L.P.

By:
Name:
Title:

HO2.1 AFFILIATES FUND, L.P.

By:
Name:
Title:

HO2.1 ANNEX FUND, L.P.

By:
Name:
Title:

JACQUES MANAGEMENT, LLC

By:
Name:	Kevin Jacques
Title:	Director

KAUFMAN FAMILY LLC

By:
Name:
Title:

Cynthia Reidy

Timothy Reidy

Paul F. Reidy

Elizabeth T. Reidy

John P. Reidy

James F. Rhodes

SEVIN ROSEN FUND VI L.P.

By:	SRB Associates VI L.P.
Its Genera] Partner

By:
Name:
Title:

SEVIN ROSEN VI AFFILIATES FUND L.P.

By:	SRB Associates VI L.P.
Its General Partner

By:
Name:
Title:

SEVIN ROSEN BAYLESS MANAGEMENT COMPANY

By:
Name:
Title:

SEVIN ROSEN FUND VIII, L.P.

By:	SRB Associates VIII L.P.
Its General Partner

By:
Name:
Title:

SEVIN ROSEN VIII AFFILIATES FUND, L.P.

By:	SRB Associates VIII L.P.
Its General Partner

By:
Name:
Title:

James A. Star

TARRANT VENTURES PARTNERS, L.P.

By:
Name:
Title:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:
Name:
Title:

VENTURE LENDING & LEASING IV, LLC

By:
Name:
Title:

VENTURELINK PARTNERS, LP

By:
Name:
Title:

VERTEX PARTNERS, L.P.

By:
Name:
Title:

EXHIBIT A
List of Series A Holders

List of Purchasers

Joseph M. Goldberg 130 Renee’sWay Guilford, CT 06437	Albert R. Subbloie, Jr. 11 Bunker Hill Road Woodbridge, CT 06525

Leonard J. Goldberg 173 Old Salt Works Road Westbrook, CT 06498	Gregory Burkus 262 Country Drive Weston, MA 02493

Kenneth Spitzbard 560 Silver Sands Rd. #411 East Haven, CT 06512	Christopher T. Fraser 4608 Palencia Drive Fort Worth, Texas 76126

Bard Financial Services, Inc., Profit Sharing Plan 375 Morgan Lane #108 West Haven, CT 06512	Stephano Kim 11 Summerhouse Hill Holmdel, NJ 07733

Steven Shwartz 56 Emerald Lane Woodbridge, CT 06525	Gary R. Martino 70 Penny Lane Woodbridge, CT 06525

Jay Steinberg & Melanie Steinberg (as Joint Tenants with rights of survivorship) 275 Laurel Lane Laurel Hollow, NY 11791	Charles Gamble 69 Richard Sweet Drive Woodbridge, CT 06525

Victor Nesi 52 Allwood Road Darien, CT 06820	Andrew Esposito 319 Bartlett Drive Madison, CT 06443

OCI Chemical Corporation 2 Corporate Drive, Suite 440 Shelton, CT 06484 Attn.: Scott Douglas Porter, EVP	Paul Schmidt 230 Catherine Drive Rocky Hill, CT 06067

Rae Ko Fairfield 251 Fern Ridge Ladenberg, PA 19350	Scott Douglas Porter 36 Silent Grove North Westport, CT 06880

Jon M. Gassett 635 South Road Lisle, Illinois 60532	David Eldredge 45 Indian Trail Woodbridge, CT 06525

Aaron Konecky 76 Old Indian Mill Road Tabernacle, NJ 08088

EXHIBIT B
List of Series B Holders

Name and Address

Edison Venture Fund IV SBIC, L.P.
8270 Greensboro Drive
Suite 850
McLean, VA 22102

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
1600 Tysons Blvd., Suite 1000
McLean, Virginia 22102
Attention: Gregory J. Ewald, Esq.

Christopher T. Fraser
4608 Palencia Drive
Fort Worth, Texas 76126

Scott Douglas Porter
36 Silent Grove North
Westport, CT 06880

Steven Shwartz
5 Emerald Lane
Woodbridge, CT 06525

Gregory Burkus
262 Country Drive
Weston, MA 02493

EXHIBIT C
List of Series C Holders

Name and Address

Edison Venture Fund IV SBIC, L.P.
8270 Greensboro Drive
Suite 850
McLean, VA 22102

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
1600 Tysons Blvd., Suite 1000
McLean, Virginia 22102
Attention: Gregory J. Ewald, Esq.

Kenneth Spitzbard
560 Silver Sands Rd. #411
East Haven, CT 06512

Steven Shwartz
5 Emerald Lane
Woodbridge, CT 06525

Gregory Burkus
262 Country Drive
Weston, MA 02493

Christopher T. Fraser
4608 Palencia Drive
Fort Worth, Texas 76126

Scott Douglas Porter
36 Silent Grove North
Westport, CT 06880

EXHIBIT D
List of Series D Holders

Name and Address

Edison Venture Fund IV SBIC, L.P.
8270 Greensboro Drive
Suite 850
McLean, VA 22102

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
1600 Tysons Blvd., Suite 1000
McLean, Virginia 22102
Attention: Gregory J. Ewald, Esq.

Edison Venture Fund IV, L.P.
8270 Greensboro Drive
Suite 850
McLean, VA 22102

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
1600 Tysons Blvd., Suite 1000
McLean, Virginia 22102
Attention: Gregory J. Ewald, Esq.

Kenneth Spitzbard
560 Silver Sands Rd. #411
East Haven, CT 06512

Steven Shwartz
5 Emerald Lane
Woodbridge, CT 06525

Christopher T. Fraser
4608 Palencia Drive
Fort Worth, Texas 76126

Scott Douglas Porter
36 Silent Grove
North Westport, CT 06880

EXHIBIT D (continued)
List of Series D Holders

Name and Address

Paul Schmidt
230 Catherine Drive
Rocky Hill, CT 06067

Rae Ko Fairfield
251 Fern Ridge
Ladenberg, PA 19350

Chris DeBenedictus
6 Autumn Ridge Road
Branford, CT 06405

EXHIBIT Dl
List of Series Dl Holders

Name and Address

Axiom Venture Partners III LP
CityPlace II - 17th Floor
185 Asylum Street
Hartford, CT 06103

Edison Venture Fund IV SBIC, L.P.
8270 Greensboro Drive
Suite 850
McLean, VA 22102

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
1600 Tysons Blvd., Suite 1000
McLean, Virginia 22102
Attention: Gregory J. Ewald, Esq.

Edison Venture Fund IV, L.P.
8270 Greensboro Drive
Suite 850
McLean, VA 22102

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
1600 Tysons Blvd., Suite 1000
McLean, Virginia 22102
Attention: Gregory J. Ewald, Esq.

Steven Shwartz
5 Emerald Lane
Woodbridge, CT 06525

Christopher T. Fraser
4608 Palencia Drive
Fort Worth, Texas 76126

Scott Douglas Porter
36 Silent Grove North
Westport, CT 06880

EXHIBIT D1 (continued)
List of Series D1 Holders

Name and Address

Stephano Kim
11 Summerhouse Hill
Holmdel, NJ 07733

David Toole

EXHIBIT E
List of Series E Holders

Name and Address

North Atlantic Venture Fund III, L.P.
Two City Center
Portland, ME 04101
Attention: David Coit

with a copy to:

Nixon Peabody LLP
100 Summer Street
Boston, MA 02110
Attention: David Martland, Esq.

Edison Venture Fund IV, L.P.
8270 Greensboro Drive
Suite 850
McLean, VA 22102

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
1600 Tysons Blvd., Suite 1000
McLean, Virginia 22102
Attention: Gregory J. Ewald, Esq.

Axiom Venture Partners III LP
CityPlace II - 17th Floor
185 Asylum Street
Hartford, CT 06103

Scott Douglas Porter
36 Silent Grove North
Westport, CT 06880

Christopher T. Fraser
4608 Palencia Drive
Fort Worth, Texas 76126

EXHIBIT F
List of Founders

Name and Address

Albert R. Subbloie, Jr.
11 Bunker Hill Road
Woodbridge, CT 06525

Gary R. Martino
70 Penny Lane
Woodbridge, CT 06525

Charles Gamble
69 Richard Sweet Drive
Woodbridge, CT 06525

EXHIBIT 1
List of Series 1 Holders

Name and Address

David Berten
c/o Competition Law Group
120 S. State Street, Suite 300
Chicago, IL 60603

Charles H. Cash
3457 Amherst
Dallas, Texas 75225

Harvey B. Cash
13455 Noel Road, Suite 1670
Dallas, Texas 75240

Convergent Investors VI, L.P.
111 Congress Avenue, Suite 3000
Austin, Texas 78701

CVF, LLC
c/o Henry Crown & Company
222 N. LaSalle Street
Chicago, IL 60601

G&H Partners, L.P.
155 Constitution Drive
Menlo Park, California 94025

Dennis Gorman
13455 Noel Road, Suite 1670
Dallas, Texas 75240

HO2.1 Fund, L.P.
HO2.1 Affiliates Fund, L.P.
HO2.1 Annex Fund, L.P.
13455 Noel Road, Suite 1670
Dallas, Texas 75240

Jacques Management, LLC
14601 Waterview Circle
Addison, Texas 75001

Kaufman Family LLC
c/o Henry Kaufman & Co.
660 Madison Avenue, 15th Floor
New York, New York 10021

Cynthia and Timothy Reidy
4011 Los Aribas Drive
Lafayette, California 94549-2710

Paul F. and Elizabeth T. Reidy
c/o Pixel Works
7700 SW Mohawk Street
Tualatin, Oregon 97062-8120

John P. Reidy
445 W. Fullerton Avenue
Elmhurst, Illinois 60126

James F. Rhodes
81 Pascal Lane
Austin, Texas 78746

Sevin Rosen Fund VI L.P.
Sevin Rosen VI Affiliates Fund L.P.
Sevin Rosen Bayless Management Company
Sevin Rosen Fund VIII, L.P.
Sevin Rosen VIII Affiliates Fund, L.P.
c/o The Sevin Rosen Funds
13455 Noel Road, Suite 1670
Dallas, Texas 75240

James A. Star
c/o Henry Crown & Company
222 N. LaSalle Street
Chicago, Illinois 60601

Tarrant Venture Partners, L.P.
301 Commerce Street, Suite 3300
Fort Worth, Texas 76102

Teachers Insurance and Annuity Association of America
730 Third Ave.
New York, NY 10017

Venture Lending & Leasing IV, LLC
2010 North First Street, Suite 310
San Jose, California 95131

VentureLink Partners, LP
13455 Noel Road, Suite 1710
Dallas, Texas 75240

Vertex Partners, L.P.
c/o Henry Kaufman & Co.
660 Madison Avenue, 15th Floor
New York, New York 10021

EXHIBIT 2
List of Series 2 Holders

Name and Address

Harvey B. Cash
13455 Noel Road, Suite 1670
Dallas, Texas 75240

CVF, LLC
c/o Henry Crown & Company
222 N. LaSalle Street
Chicago, IL 60601

Jacques Management, LLC
14601 Waterview Circle
Addison, Texas 75001

James F. Rhodes
81 Pascal Lane
Austin, Texas 78746

Sevin Rosen Fund VIII, L.P.
Sevin Rosen VIII Affiliates Fund, L.P.
c/o The Sevin Rosen Funds
13455 Noel Road, Suite 1670
Dallas, Texas 75240

James A. Star
c/o Henry Crown & Company
222 N. LaSalle Street
Chicago, Illinois 60601

EXHIBIT D

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TANGOE, INC.
Pursuant to Section 242 and 245
of the General Corporation Law of
the State of Delaware

Tangoe, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the “DGCL”), incorporated on February 9, 2000 under the name TelecomRFQ, Inc., does hereby certify as follows:

At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 and Section 245 of the DGCL, authorizing the amendment and restatement of the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment and restatement to be advisable.  The stockholders of the Corporation duly approved said proposed amendment and restatement in accordance with Section 242 and Section 245 of the DGCL.

The Amended and Restated Certificate of Incorporation of the Corporation (“Certificate of Incorporation”) is hereby amended and restated in its entirety to read in full as follows:

ARTICLE I

The name of the Corporation is Tangoe, Inc. (the “Corporation”).

ARTICLE II

The Address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.  The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

At the time this Amended and Restated Certificate of Incorporation becomes effective pursuant to the DGCL (the “Effective Time”), the total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) ninety-four million (94,000,000) shares of Common Stock, $.0001 par value per share (“Common Stock”) and (ii) fifty-nine million one hundred eighty thousand nine hundred sixty-seven (59,180,967) shares of Preferred Stock, $.0001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.                                   COMMON STOCK.

1.                                       General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2.                                       Voting.  The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings).  There shall be no cumulative voting.

Except as otherwise provided in the Corporation’s Certificate of Incorporation, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3.                                       Dividends.  Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

4.                                       Liquidation.  Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.                                     PREFERRED STOCK.

Subject to receipt of any shareholder approvals required in Article IV, Section C(3)(c) hereof, and that certain Seventh Amended and Restated Investor’s Rights Agreement dated as of March     , 2007, as amended, (the “Investor Rights Agreement”), Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided.  Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock.  Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Subject to receipt of any shareholder approvals required in Article IV, Section C(3)(c) hereof, and the Investor Rights Agreement, authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection

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with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL.  Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.  Except as otherwise specifically provided in this Certificate of Incorporation, as amended from time to time, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

C.                                     CONVERTIBLE PREFERRED STOCK.

Three million seven hundred eighty thousand (3,780,000) shares of the authorized Preferred Stock of the Corporation are hereby designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”), eight million four hundred seven thousand six hundred forty two (8,407,642) shares of the authorized Preferred Stock of the Corporation are hereby designated as Series B Convertible Preferred Stock (the “Series B Preferred Stock”), four million one hundred fourteen thousand five hundred thirty-nine (4,114,539) shares of the authorized Preferred Stock of the Corporation are hereby designated as Series C Convertible Preferred Stock (the “Series C Preferred Stock”), two million nine hundred ninety thousand one hundred nineteen (2,990,119) shares of the authorized Preferred Stock of the Corporation are hereby designated as Series D Convertible Preferred Stock (the “Series D Preferred Stock”), four million, two hundred thirty-five thousand seven hundred fifty-nine (4,235,759) shares of the authorized Preferred Stock of the Corporation are hereby designated as Series Dl Convertible Preferred Stock (the “Series D1 Preferred Stock”), ten million nine hundred seventy-nine thousand seven hundred twenty-nine (10,979,729) shares of the authorized Preferred Stock of the Corporation are hereby designated as Series E Convertible Preferred Stock (the “Series E Preferred Stock”), twenty-one million eight hundred sixty-three thousand four hundred twenty-four (21,863,424) shares of the authorized Preferred Stock of the Corporation are hereby designated as Series 1 Convertible Preferred Stock (the “Series 1 Preferred Stock”), two million eight hundred nine thousand seven hundred fifty-five (2,809,755) shares of the authorized Preferred Stock of the Corporation are hereby designated as Series 2 Convertible Preferred Stock (the “Series 2 Preferred Stock” and collectively with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series Dl Preferred Stock, the Series E Preferred Stock and the Series 1 Preferred Stock, the “Senior Preferred Stock”) each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

1.                                       Dividends.

(a)  Except as provided herein, the holders of Series A Preferred Stock and

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Common Stock shall not be entitled to receive any dividends.  The Corporation shall not declare, pay or set aside any dividends (other than dividends payable in shares of Common Stock) on shares of Common Stock unless the holders of Senior Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Senior Preferred Stock respectively equal to the product of (i) the per share dividend to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of shares of Common Stock into which such share of Senior Preferred Stock is then convertible.

(b)  Except for dividends payable upon redemption of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series Dl Preferred Stock and the Series E Preferred Stock as provided in Sections l(c) through (g) below, the Corporation shall not declare, pay or set aside any dividends on shares of any series of Senior Preferred Stock unless the Corporation simultaneously declares, pays or sets aside, as applicable, dividends on the shares of all series of Senior Preferred Stock then outstanding on a pari passu basis, determined as if all such shares of Senior Preferred Stock had been converted into Common Stock on the record date for determination of holders entitled to receive such dividend.

(c)  The holders of Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, whether or not declared by the Board of Directors, dividends of $.02692 per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable only upon redemption of the Series B Preferred Stock pursuant to Section 6 below.  Such dividends shall accrue daily and shall be cumulative from the date of issuance of each share of Series B Preferred Stock.

(d)  The holders of Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, whether or not declared by the Board of Directors, dividends of $.03138 per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable only upon redemption of the Series C Preferred Stock pursuant to Section 6 below.  Such dividends shall accrue daily and shall be cumulative from the date of issuance of each share of Series C Preferred Stock.

(e)  The holders of Series D Preferred Stock shall be entitled to receive, out of funds legally available therefor, whether or not declared by the Board of Directors, dividends of $.05099 per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable only upon redemption of the Series D Preferred Stock pursuant to Section 6 below.  Such dividends shall accrue daily and shall be cumulative from the date of issuance of each share of Series D Preferred Stock.

(f)  The holders of Series Dl Preferred Stock shall be entitled to receive, out of funds legally available therefor, whether or not declared by the Board of Directors, dividends of $.05099 per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable only upon redemption of the Series Dl Preferred Stock pursuant to Section 6 below.  Such dividends shall accrue daily and shall be cumulative from the earlier of (i) the date of issuance of

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each share of Series D1 Preferred Stock or (ii), if applicable, the date of issuance of each share of Series D Preferred Stock for which such share of Series Dl Preferred Stock was exchanged.

(g)  The holders of Series E Preferred Stock shall be entitled to receive, out of funds legally available therefor, whether or not declared by the Board of Directors, dividends of $.0592 per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable only upon redemption of the Series E Preferred Stock pursuant to Section 6 below.  Such dividends shall accrue daily and shall be cumulative from the date of issuance of each share of Series E Preferred Stock.

2.                     Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

(a)  Payments to Holders of Preferred Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Senior Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, on a pari passu basis and before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Senior Preferred Stock by reason of their ownership thereof, an amount equal to the greater of (i) $.74 per share in the case of the Series E Preferred Stock; $.847742 per share in the case of the Series Dl Preferred Stock, $.6374 per share in the case of the Series D Preferred Stock, $.3923 per share in the case of the Series C Preferred Stock; $.3365781 per share, in the case of the Series B Preferred Stock; $.25 per share in the case of the Series A Preferred Stock; $.7058 per share in the case of the Series 1 Preferred Stock; and $.7983 per share in the case of the Series 2 Preferred Stock (subject in each case to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared pursuant to Sections l(a) or l(b) above (but excluding any dividends referred to in Section l(c) through Section l(g), which shall be cancelled) but unpaid thereon, or (ii) such amount per share as would have been payable had each share of the Senior Preferred Stock (but not other series of Preferred Stock) been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (the greater of (i) or (ii) is hereinafter referred to as the “Series E Liquidation Amount,” “Series Dl Liquidation Amount,” “Series D Liquidation Amount,” “Series C Liquidation Amount,” “Series B Liquidation Amount,” “Series A Liquidation Amount,” “Series 1 Liquidation Amount” and the “Series 2 Liquidation Amount” as applicable).  If, upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Senior Preferred Stock, and any class or series of stock ranking on liquidation on a parity with the Senior Preferred Stock, the full amount to which such holders shall be entitled, the holders of shares of Senior Preferred Stock, and any class or series of stock ranking on liquidation on a parity with the Senior Preferred Stock, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

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(b)  Payments to Holders of Junior Stock.  After the payment of all preferential amounts required to be paid to the holders of the Senior Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation senior to or on parity with the Senior Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock or any other class or series of stock ranking on liquidation junior to the Senior Preferred Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

(c)  Deemed Liquidation Events.

(i)                                     The following events shall be deemed to be a liquidation of the Corporation for purposes of this Section 2 (a “Deemed Liquidation Event”) unless the holders of at least two-thirds of each series (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) of the then outstanding shares of Senior Preferred Stock, agree in writing that such an event not be considered a Deemed Liquidation Event; provided, however, that for all purposes of this Subsection 2(d) (including Subsections 2(d)(i), (ii) and (iii)), the Series D Preferred Stock and the Series Dl Preferred Stock shall vote together as a single class of Preferred Stock:

(A) a merger or consolidation in which:

(I)                                    the Corporation is a constituent party or

(II)                                a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation, in approximately the same proportion as such shares were held immediately prior to such merger or consolidation, at least 51%, by voting power and economic interest, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(B) the sale or exclusive license, in a single transaction or series of related transactions, by the Corporation of all or substantially all of the assets or intellectual property of the Corporation (except where such sale or exclusive license is to a wholly owned subsidiary of the Corporation).

(ii)                                  The Corporation shall not effect any transaction constituting a Deemed Liquidation Event pursuant to Subsection 2(d)(i)(A) above unless (A) the agreement or plan of merger or consolidation provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2(a), 2(b) and 2(c) above or (B) the holders of at least two-thirds of

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each series (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) of the then outstanding shares of Preferred Stock specifically consent in writing to the allocation of such consideration in a manner different from that provided in Subsections 2(a), 2(b) and 2(c) above.

(iii)                               In the event of a Deemed Liquidation Event pursuant to Subsection 2(d)(i)(B) above, if the Corporation does not effect a dissolution of the Corporation under the DGCL within 60 days after such Deemed Liquidation Event, then (A) the Corporation shall deliver a written notice to each holder of Senior Preferred Stock no later than the 60th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (B) to require the redemption of such shares of Senior Preferred Stock, and (B) if the holders of at least two-thirds of each series (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) of the then outstanding shares of Senior Preferred Stock acting so request in a written instrument delivered to the Corporation not later than 75 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), to the extent legally available therefor (the “Net Proceeds”), to redeem, on the 90!h day after such Deemed Liquidation Event (the “Liquidation Redemption Date”), all outstanding shares of Senior Preferred Stock at a price per share equal to the Series E Liquidation Amount, the Series Dl Liquidation Amount, the Series D Liquidation Amount, the Series C Liquidation Amount, the Series B Liquidation Amount, the Series A Liquidation Amount, the Series 1 Liquidation Amount and the Series 2 Liquidation Amount as the case may be.  In the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all outstanding shares of Senior Preferred Stock, the holders of the Senior Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full).  The provisions of Subsections 6(d) through 6(i) below shall apply (except that the Redemption Price shall not include any dividends referred to in Section l(c) through Section l(g), which shall be cancelled), with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Senior Preferred Stock pursuant to this Subsection 2(d)(iii).  If the Net Proceeds exceed the amount necessary to so redeem all outstanding shares of Senior Preferred Stock, such excess Net Proceeds shall be paid, promptly following the Liquidation Redemption Date, as a dividend on the outstanding shares of Common Stock as of the Liquidation Redemption Date.  Prior to the distribution or redemption provided for in this Subsection 2(d)(iii), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in the ordinary course of business.

(iv)                              The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, license or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity.  The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

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3.  Voting.

(a)  On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written action of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.  Except as provided by law or by the provisions of Subsection 2(d) and 3(b) through 3(f) below, holders of Preferred Stock, shall vote together with the holders of Common Stock as a single class.

(b)  The holders of record of the shares of Series E Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director (the “Series E Director”), the holders of record of the shares of Series Dl Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock exclusively and voting together as a single class, shall be entitled to elect two (2) directors (the “Series D-B Directors”), the holders of record of the shares of Series 1 Preferred Stock and Series 2 Preferred Stock, exclusively and voting together as a single class, shall be entitled to elect two (2) directors (the “Series 1 and 2 Directors” and, together with the Series D-B Directors and Series E Director, the “Preferred Directors”), the holders of record of the shares of Common Stock, exclusively and as a separate class, shall, subject to the rights of any additional series of Preferred Stock that may be established from time to time, be entitled to elect two (2) directors of the Corporation.  Any other director shall be elected by a majority vote of all stockholders (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders.  At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series E Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding shall constitute a quorum of the Series E Preferred Stock for the purpose of electing the director by holders of the Series E Preferred Stock, the presence in person or by proxy of the holders of a majority of the shares of Series D1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding shall constitute a quorum of the Series Dl Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock for the purpose of electing the directors by holders of the Series Dl Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock voting together as a single class, the presence in person or by proxy of the holders of a majority of the shares of Series 1 Preferred Stock and Series 2 Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding shall constitute a quorum of the Series 1 Preferred Stock and the Series 2 Preferred Stock for the purpose of electing the directors by holders of the Series 1 Preferred Stock and Series 2 Preferred Stock, voting together as a single class, the presence in person or by proxy of the holders of a majority of the shares of Common Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding shall constitute a quorum of the Common Stock for the purpose of electing the directors by holders of the Common Stock.  A vacancy in the directorship filled by the holders of Series E Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series E Preferred Stock.  A vacancy in

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any directorship filled by the holders of Series Dl Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series Dl Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock (voting together as a single class) or by the remaining director elected by the holders of Series Dl Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock pursuant to this Subsection 3(b).  A vacancy in the directorship filled by the holders of Series 1 Preferred Stock and Series 2 Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series 1 Preferred Stock and Series 2 Preferred Stock (voting together as a single class) or by the remaining director elected by the holders of Series 1 Preferred Stock and Series 2 Preferred Stock pursuant to this Subsection 3(b).  A vacancy in the directorship filled by the holders of Common Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Common or by the remaining director elected by the holders of Common Stock pursuant to this Subsection 3(b).

(c)  The Corporation shall not, by amending this Certificate of Incorporation or by act of the Corporation’s Board of Directors or in any other manner, create, authorize or issue a class or series of stock that has any power, preference or special right which is either pari passu or superior to the powers, preferences or special rights of any of the Series E Preferred Stock, Series Dl Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series 1 Preferred Stock and Series 2 Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series E Preferred Stock, Series Dl Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series 1 Preferred Stock and Series 2 Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders), given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class.

(d)  The Corporation shall not, by amending this Certificate of Incorporation or by act of the Corporation’s Board of Directors or in any other manner, amend, alter or repeal the powers, preferences or special rights of the Series E Preferred Stock in a manner that affects them adversely, or change the method of electing the Series E Director, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series E Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) given in writing or by vote at a meeting, consenting or voting (as the case may be) as a separate class.

(e)  The Corporation shall not amend this Certificate of Incorporation so as to amend, alter or repeal the powers, preferences or special rights of the Series D Preferred Stock and Series Dl Preferred Stock in a manner that affects them adversely in a substantially similar manner without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series D Preferred Stock and Series Dl Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders), voting together as a single class, given in writing or by vote at a meeting.

(f)  The Corporation shall not amend this Certificate of Incorporation so as to amend, alter or repeal the powers, preferences or special rights of either the Series D Preferred

9

Stock or the Series Dl Preferred Stock, as applicable, in a manner that affects either, but not both, of them adversely without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series D Preferred Stock or Series Dl Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders), as applicable, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

(g)  The Corporation shall not amend this Certificate of Incorporation so as to amend, alter or repeal the powers, preferences or special rights of the Series C Preferred Stock in a manner that affects them adversely, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

(h)  The Corporation shall not amend this Certificate of Incorporation so as to amend, alter or repeal the powers, preferences or special rights of the Series B Preferred Stock in a manner that affects them adversely, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

(i)  The Corporation shall not amend this Certificate of Incorporation so as to amend, alter or repeal the powers, preferences or special rights of the Series A Preferred Stock in a manner that affects them adversely, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

(j)  The Corporation shall not, by amending this Certificate of Incorporation or by act of the Corporation’s Board of Directors or in any other manner, amend, alter or repeal the powers, preferences or special rights of the Series 1 Preferred Stock and Series 2 Preferred Stock in a manner that affects them adversely in a substantially similar manner, or change the method of electing the Series 1 and 2 Directors, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series 1 Preferred Stock and Series 2 Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class.

(k)  The Corporation shall not amend this Certificate of Incorporation so as to amend, alter or repeal the powers, preferences or special rights of either the Series 1 Preferred Stock or the Series 2 Preferred Stock, as applicable, in a manner that affects either, but not both, of them adversely, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series 1 Preferred Stock or Series 2 Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of

10

stockholders), as applicable, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

(l)  Notwithstanding anything in this Section 3 to the contrary, an amendment of this Certificate of Incorporation that authorizes a new series of Preferred Stock, including, without limitation, with powers, preferences or special rights that are pari passu or senior to any of the Series E Preferred Stock, Series Dl Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series 1 Preferred Stock and/or Series 2 Preferred Stock, shall not be deemed to amend, alter or repeal the powers, preferences or special rights of, or to otherwise be adverse to any of the Series E Preferred Stock, Series Dl Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series 1 Preferred Stock and/or Series 2 Preferred Stock.

4.  Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the ‘‘Conversion Rights’’):

(a)  Right to Convert.

(i)                                     Each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $.74 by the Series E Conversion Price (as defined below) in effect at the time of conversion.  The “Series E Conversion Price” shall initially be $.74.  Such initial Series E Conversion Price, and the rate at which shares of Series E Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(ii)                                  Each share of Series Dl Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $.6374 by the Series Dl Conversion Price (as defined below) in effect at the time of conversion.  The “Series Dl Conversion Price” shall initially be $.6374.  Such initial Series Dl Conversion Price, and the rate at which shares of Series Dl Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(iii)                               Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $.6374 by the Series D Conversion Price (as defined below) in effect at the time of conversion.  The “Series D Conversion Price” shall initially be $.6374.  Such initial Series D Conversion Price, and the rate at which shares of Series D Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

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(iv)                              Each share of Series C Preferred Stock shal] be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $.3923 by the Series C Conversion Price (as defined below) in effect at the time of conversion.  The “Series C Conversion Price” shall initially be $.3923.  Such initial Series C Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(v)                                 Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $.3365781 by the Series B Conversion Price (as defined below) in effect at the time of conversion.  The “Series B Conversion Price” is currently $.3365781.  Such Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(vi)                              Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $.25 by the Series A Conversion Price (as defined below) in effect at the time of conversion.  The “Series A Conversion Price” is currently $.25.  Such Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(vii)                           Each share of Series 1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $.7058 by the Series 1 Conversion Price (as defined below) in effect at the time of conversion.  The “Series 1 Conversion Price” is currently $.7058.  Such Series 1 Conversion Price, and the rate at which shares of Series 1 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(viii)                        Each share of Series 2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $.7983 by the Series 2 Conversion Price (as defined below) in effect at the time of conversion.  The “Series 2 Conversion Price” is currently $.7983.  Such Series 2 Conversion Price, and the rate at which shares of Series 2 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.  The Series E Conversion Price, Series D Conversion Price, Series Dl Conversion Price, Series C Conversion Price, Series B Conversion Price, Series A Conversion Price, Series 1 Conversion Price and the Series 2 Conversion Price may each hereinafter be referred to as a “Conversion Price”.

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(ix)                                In the event of a notice of redemption of any shares of Preferred Stock pursuant to Section 6 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full.  In the event of a liquidation, dissolution or winding up of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.  In the event of such a redemption or liquidation, dissolution or winding up, the Corporation shall provide to each holder of shares of Preferred Stock notice of such redemption or liquidation, dissolution or winding up, which notice shall (i) be sent at least 15 days prior to the termination of the Conversion Rights and (ii) state the amount per share of Preferred Stock that will be paid or distributed on such redemption or liquidation, dissolution or winding up, as the case may be.

(b)  Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series E Conversion Price, Series Dl Conversion Price, Series D Conversion Price, Series C Conversion Price, Series B Conversion Price Series A Conversion Price, Series 1 Conversion Price or the Series 2 Conversion Price, as the case may be.

(c)  Mechanics of Conversion.

(i)                                     In order for a holder of Preferred Stock to convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock, at the office of the transfer agent for the applicable series of Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates.  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing.  The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (“Conversion Date”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date.  The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

(ii)                                  The Corporation shall at all times when any Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all

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outstanding Preferred Stock.  Before taking any action which would cause an adjustment reducing the applicable Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the applicable series of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted applicable Conversion Price.

(iii)                               Upon any such conversion, no adjustment to the applicable Conversion Price shall be made for any declared or accrued but unpaid dividends on the applicable series of Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(iv)                              All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared or accrued pursuant to Sections l(a) or 1 (b) above (but excluding any dividends referred to in Section l(c) through Section l(g), which shall be cancelled) but unpaid thereon.  Any shares of Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of such series of Preferred Stock accordingly.

(v)                                 The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(d)                                 Adjustments to Conversion Price for Diluting Issues.

(i)                                     Special Definitions.  For purposes of this Section 4, the following definitions shall apply:

(A) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(B) “Original Issue Date” shall mean the date on which a share of Series E Preferred Stock, Series Dl Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, Series 1 Preferred Stock or Series 2 Preferred Stock, as the case may be, was first issued; provided, however, that to the extent a share of Series Dl Preferred

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Stock was issued in exchange for a share of Series D Preferred Stock, the “Original Issue Date” of such share of Series Dl Preferred Stock shall be the date such exchanged shares of Series D Preferred Stock was issued.

(C) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock (including, but not limited to, warrants to purchase the Corporation’s capital stock), but excluding Options.

(D) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the Effective Time, other than:

(I)                                    shares of Common Stock issued or deemed issued as a dividend or distribution on Preferred Stock; provided that the number of shares of Common Stock issued as a dividend or distribution on a share of a series of Preferred Stock multiplied by the number of shares of Common Stock into which a share of such series of Preferred Stock is then convertible is equal to the number of shares of Common Stock issued as a dividend or distribution on a share of other outstanding series of Preferred Stock multiplied by the number of shares of Common Stock into which a share of such other outstanding series of Preferred Stock is then convertible;

(II)                                shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4(e) or 4(f) below;

(III)                            up to 17,344,219 shares (subject to appropriate adjustment in the event of any future stock dividend, stock split, combination or similar recapitalization affecting such shares) of Common Stock issued or deemed issued to employees or directors of, or consultants to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation;

(IV)                            shares issued upon the exercise of any Options or Convertible Securities outstanding as of the Effective Time; or

(V)                                capital stock issued by the Corporation in

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connection with an acquisition of a business pursuant to a transaction that has been approved by the Board of Directors of the Corporation, including the one director elected by the holders of Series E Preferred Stock, the two directors elected by the holders of Series Dl Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, voting together as a single class and the two directors elected by the holders of Series 1 Preferred Stock and Series 2 Preferred Stock, voting together as a single class.

(ii)                                  No Adjustment of Conversion Price.  (A) No adjustment in the Series E Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (I) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the Series E Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (II) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series E Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.  (B) No adjustment in the Series D Conversion Price or Series Dl Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (I) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the Series D Conversion Price or Series Dl Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (II) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series D Preferred Stock or Series Dl Preferred Stock (each as calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders), voting together as a single class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.  (C) No adjustment in the Series C Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (I) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the Series C Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (II) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series C Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.  (D) No adjustment in the Series B Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (I) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the Series B Conversion Price in effect immediately prior to the issuance

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or deemed issuance of such Additional Shares of Common Stock, or (II) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series B Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.  (E) No adjustment in the Series A Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (I) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the Series A Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (II) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.  (F) No adjustment in the Series 1 Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (I) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the Series 1 Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (II) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series 1 Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.  (G) No adjustment in the Series 2 Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (I) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the Series 2 Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (II) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series 2 Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.

(iii)                               Issue of Securities Deemed Issue of Additional Shares of Common Stock.

(A)  If the Corporation at any time or from time to time on or after the Effective Time shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock which are specifically excepted from the definition of Additional Shares of Common Stock by Subsection 4(d)(i)(D) above) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case

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of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(B)  If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the applicable Conversion Price pursuant to the terms of Subsection 4(d)(iv) below, are revised (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease or increase in the consideration payable to the Corporation upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the applicable Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such applicable Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no adjustment pursuant to this clause (B) shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price on the original adjustment date, or (ii) the applicable Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

(C)  If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock which are specifically excepted from the definition of Additional Shares of Common Stock by Subsection 4(d)(i)(D) above), the issuance of which did not result in an adjustment to the applicable Conversion Price pursuant to the terms of Subsection 4(d)(iv) below (either because the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of the Additional Shares of Common Stock subject thereto was equal to or greater than the applicable Conversion Price then in effect, or because such Option or Convertible Security was issued before the Effective Time), are revised on or after the Effective Time (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4(d)(iii)(A) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D)  Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the applicable Conversion Price pursuant to the terms of Subsection 4(d)(iv) below, the applicable Conversion Price shall be readjusted to such applicable Conversion Price as would have obtained had such unexercised Option or unexchanged or unconverted Convertible Security not been issued.

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(E)  No adjustment in the applicable Conversion Price shall be made upon the issue of shares of Common Stock or Convertible Securities upon the exercise of Options or the issue of shares of Common Stock upon the conversion or exchange of Convertible Securities.

(iv)                              Adjustment of Conversion Prices Upon Issuance of Additional Shares of Common Stock.

(A)  In the event the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding Additional Shares of Common Stock issued in a Qualifying Public Offering, as defined in Section 5(a)), without consideration or for a consideration per share less than the applicable Series E Conversion Price in effect immediately prior to such issue, then the Series E Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series E Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series E Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding.

(B)  In the event the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding Additional Shares of Common Stock issued in a Qualifying Public Offering, as defined in Section 5(a)), without consideration or for a consideration per share less than the applicable Series Dl Conversion Price in effect immediately prior to such issue, then the Series Dl Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series Dl Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series Dl Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding.

(C)  In the event the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding Additional

19

Shares of Common Stock issued in a Qualifying Public Offering, as defined in Section 5(a)), without consideration or for a consideration per share less than the applicable Series D Conversion Price in effect immediately prior to such issue, then the Series D Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series D Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series D Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding.

(D)  In the event the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding Additional Shares of Common Stock issued in a Qualifying Public Offering, as defined in Section 5(a)), without consideration or for a consideration per share less than the applicable Series C Conversion Price in effect immediately prior to such issue, then the Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series C Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series C Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding.

(E)  In the event the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding Additional Shares of Common Stock issued in a Qualifying Public Offering, as defined in Section 5(a)), without consideration or for a consideration per share less than the applicable Series B Conversion Price in effect immediately prior to such issue, then the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series B Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series B Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued;

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provided that, for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding.

(F)  In the event the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding Additional Shares of Common Stock issued in a Qualifying Public Offering, as defined in Section 5(a)), without consideration or for a consideration per share less than the applicable Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding.

(G)  In the event the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding Additional Shares of Common Stock issued in a Qualifying Public Offering, as defined in Section 5(a)), without consideration or for a consideration per share less than the applicable Series 1 Conversion Price in effect immediately prior to such issue, then the Series 1 Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series 1 Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series 1 Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding.

(H)  In the event the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding Additional Shares of Common Stock issued in a Qualifying Public Offering, as defined in Section 5(a)), without consideration or for a consideration per share less than the applicable Series 2 Conversion Price in effect immediately prior to such issue, then the Series 2 Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent)

21

determined by multiplying such Series 2 Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series 2 Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding.

(v)           Determination of Consideration.  For purposes of this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property:  Such consideration shall:

(I)            insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(II)           insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by a majority of the Board of Directors (including at least three Preferred Directors) of the Corporation; and

(III)         in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by a majority of the Board of Directors (including at least three Preferred Directors) of the Corporation.

(B) Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

(I)            the total amount, if any, received or receivable by the Corporation as consideration for

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the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(II)           the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi)          Multiple Closing Dates.  In the event the Corporation shall issue on more than one date, Additional Shares of Common Stock which are comprised of shares of the same series or class of Preferred Stock and which result in an adjustment to the applicable Conversion Price pursuant to Subsection 4(d)(iv) above, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the applicable Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

(e)  Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time on or after the Effective Time effect a subdivision of the outstanding Common Stock or combine the outstanding shares of Preferred Stock, the applicable Conversion Price then in effect immediately before that subdivision or combination shall be proportionately decreased.  If the Corporation shall at any time or from time to time after the Effective Time combine the outstanding shares of Common Stock or effect a subdivision of the outstanding shares of Preferred Stock, the applicable Conversion Price then in effect immediately before the combination or subdivision shall be proportionately increased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f)  Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time, or from time to time on or after the Effective Time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the applicable Conversion Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been

23

fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(1)           the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)           the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

(g)  Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time on or after the Effective Time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event or record date, as the case may be.

(h)  Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Subsection 2(c), if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraphs (e), (f) or (g) of this Section 4), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such

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transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.

(i)  Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the respective Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Preferred Stock.

(j)  Notice of Record Date.  In the event:

(i)            the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(ii)           of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Corporation; or

(iii)          of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of

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Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up.  Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5.  Mandatory Conversion.

(a)  Upon the earlier of (A) the closing of the sale of shares of Common Stock, at a price to the public of at least $2.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $25,000,000 of net proceeds to the Corporation and the post-money market value of the Corporation (on a fully-diluted basis) is at least $125,000,000 (a “Qualifying Public Offering”) or (B) a date agreed to in writing by the holders of at least sixty-seven percent (67%) of the then outstanding shares of Senior Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders), voting together as a single class (the “Mandatory Conversion Date”) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation as Preferred Stock.

(b)  All holders of record of shares of Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5.  Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date.  Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of DGCL, to each record holder of Preferred Stock.  Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5.  On the Mandatory Conversion Date, all outstanding shares of Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Preferred Stock has been converted, and payment of any declared or accrued but unpaid dividends thereon pursuant to Sections l(a) or l(b) above (but excluding any dividends referred to in Section l(c) through Section l(g) above, which shall be cancelled).  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing.  As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon

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such conversion.

(c)  All certificates evidencing shares of Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.  Such converted Preferred Stock may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6.  Redemption.  For purposes of this Section 6, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Dl Preferred Stock, Series E Preferred Stock, Series 1 Preferred Stock and Series 2 Preferred Stock shall collectively be referred to as “Redeemable Preferred Stock.”

(a)  Mandatory Redemption of Series B Preferred Stock; Three Installments.  Shares of Series B Preferred Stock shall be redeemed by the Corporation at a price equal to $.3365781 per share, plus all declared but unpaid dividends thereon and all accrued but unpaid dividends thereon (the “Series B Redemption Price”), in three annual installments commencing 90 days after receipt by the Corporation at any time on or after July 1, 2011 from the holders of at least a majority (as calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) of the then outstanding shares of Series B Preferred Stock, of notice requesting redemption of all shares of Series B Preferred Stock (the date of each such installment being referred to as a “Series B Redemption Date”).  On each Series B Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series B Preferred Stock owned by each holder, that number of outstanding shares of Series B Preferred Stock determined by dividing (i) the total number of shares of Series B Preferred Stock outstanding immediately prior to such Series B Redemption Date by (ii) the number of remaining Series B Redemption Dates (including the Series B Redemption Date to which such calculation applies).  If the Corporation does not have sufficient funds legally available to redeem all shares of Series B Preferred Stock on any Series B Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s shares of such stock out of funds legally available therefor and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

(b)  Mandatory Redemption of Series C Preferred Stock; Three Installments.  Shares of Series C Preferred Stock shall be redeemed by the Corporation at a price equal to $.3923 per share, plus all declared but unpaid dividends thereon and all accrued but unpaid dividends thereon (the “Series C Redemption Price”), in three annual installments commencing 90 days after receipt by the Corporation at any time on or after July 1, 2011 from the holders of at least a majority (as calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) of the then outstanding shares of Series C Preferred Stock, of notice requesting redemption of all shares of Series C Preferred Stock (the date of each such installment being referred to as a “Series C Redemption Date”).  On each Series C Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series C Preferred Stock owned by each holder, that number of outstanding

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shares of Series C Preferred Stock determined by dividing (i) the total number of shares of Series C Preferred Stock outstanding immediately prior to such Series C Redemption Date by (ii) the number of remaining Series C Redemption Dates (including the Series C Redemption Date to which such calculation applies).  If the Corporation does not have sufficient funds legally available to redeem all shares of Series C Preferred Stock on any Series C Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s shares of such stock out of funds legally available therefor and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

(c)  Mandatory Redemption of Series D Preferred Stock and Series Dl Preferred Stock; Three Installments. Shares of Series D Preferred Stock and Series Dl Preferred Stock shall be redeemed by the Corporation at a price equal to $.6374 per share, plus all declared but unpaid dividends thereon and all accrued but unpaid dividends thereon (the “Series D Redemption Price” and “Series Dl Redemption Price”, respectively), in three annual installments commencing 90 days after receipt by the Corporation at any time on or after July 1, 2011 from the holders of at least a majority (as calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) of the then outstanding shares of Series D Preferred Stock and Series Dl Preferred Stock, voting together as a single class, of notice requesting redemption of all shares of Series D Preferred Stock and Series Dl Preferred Stock (the date of each such installment being referred to as a “Series D and Dl Redemption Date”). On each Series D and Dl Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series D Preferred Stock and/or Series Dl Preferred Stock owned by each holder, that number of outstanding shares of Series D Preferred Stock and/or Series Dl Preferred Stock, as applicable, determined by dividing (i) the total number of shares of Series D Preferred Stock outstanding immediately prior to such Series D Redemption Date by (ii) the number of remaining Series D and Dl Redemption Dates (including the Series D and Dl Redemption Date to which such calculation applies). If the Corporation does not have sufficient funds legally available to redeem all shares of Series D Preferred Stock and Series Dl Preferred Stock on any Series D and Dl Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s shares of such stock out of funds legally available therefor and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

(d)  Mandatory Redemption of Series E Preferred Stock; Three Installments.  Shares of Series E Preferred Stock shall be redeemed by the Corporation at a price equal to $.74 per share, plus all declared but unpaid dividends thereon and all accrued but unpaid dividends thereon (the “Series E Redemption Price”), in three annual installments commencing 90 days after receipt by the Corporation at any time on or after July 1, 2011 from the holders of at least a majority (as calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) of the then outstanding shares of Series E Preferred Stock, of notice requesting redemption of all shares of Series E Preferred Stock (the date of each such installment being referred to as a “Series E Redemption Date”).  On each Series E Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series E Preferred Stock owned by each holder, that number of outstanding shares of Series E Preferred Stock determined by dividing (i) the total number of shares of Series E Preferred Stock outstanding immediately prior to such Series E Redemption Date by (ii) the number of remaining Series E Redemption Dates (including the Series E Redemption Date to which such calculation

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applies).  If the Corporation does not have sufficient funds legally available to redeem all shares of Series E Preferred Stock on any Series E Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s shares of such stock out of funds legally available therefor and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

(e)  Mandatory Redemption of Series 1 Preferred Stock; Three Installments.  Shares of Series 1 Preferred Stock shall be redeemed by the Corporation at a price per share equal to $.7058 plus an amount equal to $.056464 multiplied by the number of years elapsed (pro rated for any partial year based on the actual number of days elapsed in the partial year and a 365 day year) from the Effective Time to the applicable Series 1 Redemption Date (defined below), without compounding (the “Series 1 Redemption Price”), in three annual installments commencing 90 days after receipt by the Corporation at any time on or after July 1, 2011 from the holders of at least a majority (as calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) of the then outstanding shares of Series 1 Preferred Stock, of notice requesting redemption of all shares of Series 1 Preferred Stock (the date of each such installment being referred to as a “Series 1 Redemption Date”).  On each Series 1 Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series 1 Preferred Stock owned by each holder, that number of outstanding shares of Series 1 Preferred Stock determined by dividing (i) the total number of shares of Series 1 Preferred Stock outstanding immediately prior to such Series 1 Redemption Date by (ii) the number of remaining Series 1 Redemption Dates (including the Series 1 Redemption Date to which such calculation applies). If the Corporation does not have sufficient funds legally available to redeem all shares of Series 1 Preferred Stock on any Series 1 Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s shares of such stock out of funds legally available therefor and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

(f)  Mandatory Redemption of Series 2 Preferred Stock; Three Installments.  Shares of Series 2 Preferred Stock shall be redeemed by the Corporation at a price per share equal to $.7983 plus an amount equal to $.63864 multiplied by the number of years elapsed (pro rated for any partial year based on the actual number of days elapsed in the partial year and a 365 day year) from the Effective Time to the applicable Series 2 Redemption Date (defined below), without compounding (the “Series 2 Redemption Price”), in three annual installments commencing 90 days after receipt by the Corporation at any time on or after July 1, 2011 from the holders of at least a majority (as calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) of the then outstanding shares of Series 2 Preferred Stock, of notice requesting redemption of all shares of Series 2 Preferred Stock (the date of each such installment being referred to as a “Series 2 Redemption Date”).  On each Series 2 Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series 2 Preferred Stock owned by each holder, that number of outstanding shares of Series 2 Preferred Stock determined by dividing (i) the total number of shares of Series 2 Preferred Stock outstanding immediately prior to such Series 2 Redemption Date by (ii) the number of remaining Series 2 Redemption Dates (including the Series 2 Redemption Date to which such calculation applies).  If the Corporation does not have sufficient funds legally available to redeem all shares of Series 2 Preferred Stock on any Series 2 Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s shares of such stock out of funds

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legally available therefor and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

(g)  Redemption Notice.  Following receipt by the Corporation of written notice from at least a majority (as calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) of the then outstanding shares of any series of Redeemable Preferred Stock requesting redemption of all shares of such series of Redeemable Preferred Stock (a “Redemption Election”), the Corporation shall notify all holders of Redeemable Preferred Stock within 15 days of its receipt thereof.  Any series of Redeemable Preferred Stock may elect thereafter to redeem its Redeemable Preferred Stock contemporaneously with the electing series (but on the terms and conditions set forth for such holder’s series of Redeemable Preferred Stock), by delivering to the Corporation written notice from the holders of at least a majority (as calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) of the then outstanding shares of such series of Redeemable Preferred Stock, of notice requesting redemption of all shares of such series of Redeemable Preferred Stock, not later than 30 business days after receipt of the notice from the Corporation of the Redemption Election.  For the purposes hereof, notice shall be deemed to have been delivered upon personal delivery to the party to be notified or when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient; if not on the next business day, or five (5) days after having been sent registered or certified mail, return receipt requested, postage prepaid, or one (1) business day after deposit with a national recognized overnight courier, specifying next day delivery, with written verification of receipt, in each case to such party’s address as reflected on the books and records of the Corporation.  If more than one series of Redeemable Preferred Stock elects to be redeemed at the same time and the Corporation does not have sufficient funds legally available to redeem all applicable shares of Redeemable Preferred Stock on any applicable Redemption Date, then the Corporation shall redeem a pro rata portion of each applicable holder’s shares of Redeemable Preferred Stock on a pari passu basis (calculated based upon the respective amounts which would be payable to the holders on such Redemption Date if the Corporation had sufficient funds legally available to redeem in full all shares of Redeemable Preferred Stock that should have been redeemed on such date) out of funds legally available therefor and shall redeem the remaining shares of Redeemable Preferred Stock that should have been redeemed as soon as practicable after the Corporation has funds legally available therefor on a pari passu basis.

(h)  Written notice of the mandatory redemption (the “Redemption Notice”) shall be mailed, postage prepaid, to each holder of record of Redeemable Preferred Stock at its post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of DGCL, not less than 30 days prior to each Series E Redemption Date, Series Dl Redemption Date, Series D Redemption Date, Series C Redemption Date, Series B Redemption Date, Series 1 Redemption Date or Series 2 Redemption Date, as the case may be.  Each Redemption Notice shall state:

(I)            the number and type of shares of Redeemable Preferred Stock held by the holder that the Corporation shall redeem on the respective Redemption Date specified in the Redemption Notice;

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(II)           the respective Redemption Date and the applicable Redemption Price;

(III)         the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 4(a)); and

(IV)         that the holder is to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares of Redeemable Preferred Stock to be redeemed.

(i)  Surrender of Certificates; Payment.  On or before the respective Redemption Date, each holder of shares of one or more series of Redeemable Preferred Stock to be redeemed on such respective Redemption Date, unless such holder has exercised his right to convert such shares as provided in Section 4 hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the applicable Redemption Notice, and thereupon the respective Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.  In the event less than all of the shares of any series of Redeemable Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Redeemable Preferred Stock, as the case may be, shall promptly be issued.

(j)  Rights Subsequent to Redemption.  If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the applicable Redemption Price payable upon redemption of the shares of Redeemable Preferred Stock to be redeemed on such respective Redemption Date is paid or tendered for payment, then notwithstanding that the certificates evidencing any of the shares of Redeemable Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Redeemable Preferred Stock shall cease to accrue after such respective Redemption Date and all rights with respect to such shares shall forthwith after the respective Redemption Date terminate, except only the right of the holders to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates therefor.

(k)  Redeemed or Otherwise Acquired Shares.  Any shares of Preferred Stock which are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately canceled and shall not be reissued, sold or transferred as shares of Series E Preferred Stock, Series Dl Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, Series 1 Preferred Stock or Series 2 Preferred Stock, as the case may be.  Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series E Preferred Stock, Series Dl Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, Series 1 Preferred Stock or Series 2 Preferred Stock following redemption or repurchase.

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(l)  Other Redemptions or Acquisitions.  Neither the Corporation nor any subsidiary shall redeem or otherwise acquire any shares of Redeemable Preferred Stock, except (i) as expressly authorized herein, (ii) with the written consent of the holders of a majority of the outstanding shares of Redeemable Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders), voting together as a single class, or (iii) or pursuant to a purchase offer made pro rata to all holders of such series of Redeemable Preferred Stock on the basis of the number of shares of Preferred Stock owned by each such holder.

7.             Waiver.  Any of the rights of the holders of Series E Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of more than two-thirds of the shares of Series E Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding.  Any rights set forth herein that are common or substantially similar to both the Series D Preferred Stock and Series Dl Preferred Stock may be waived by the affirmative consent or vote of the holders of more than two-thirds of the shares of the Series D Preferred Stock and the Series Dl Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding, voting together as a single class.  Any rights set forth herein that that affect either the Series D Preferred Stock or Series Dl Preferred Stock, but not both, may be waived by the affirmative consent or vote of the holders of more than two-thirds of the shares of the Series D Preferred Stock or the Series Dl Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding, as applicable, voting separately as a class.  Any of the rights of the holders of Series C Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of more than two-thirds of the shares of Series C Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding.  Any of the rights of the holders of Series B Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of more than two-thirds of the shares of Series B Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding.  Any of the rights of the holders of Series A Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of more than two-thirds of the shares of Series A Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding.  Any of the rights of the holders of Series 1 Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of more than two-thirds of the shares of Series 1 Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding.  Any of the rights of the holders of Series 2 Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of more than two-thirds of the shares of Series 2 Preferred Stock (calculated in accordance with Section 3(a) hereof as if such shares were being voted at a meeting of stockholders) then outstanding.

8.             Certain Opportunities.  The Corporation hereby renounces, to the fullest extent permitted by Section 122 (17) of the DGCL, any interest or expectancy of the Corporation in, or in being offered, an opportunity to participate in, any Investor Business Opportunity.  An “Investor Business Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any

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director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Series E Preferred Stock, Series Dl Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, Series 1 Preferred Stock or Series 2 Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.  To the fullest extent permitted by law, the Corporation hereby waives any claim against a Covered Person, and agrees to indemnify all Covered Persons against any claim, that is based on fiduciary duties, the corporate opportunity doctrine or any other legal theory that could limit any Covered Person from pursuing or engaging in any Investor Business Opportunity.

ARTICLE V

The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation from time to time, subject to the right of the stockholders entitled to vote with respect thereto to alter, amend and repeal the bylaws adopted by the Board of Directors.

ARTICLE VI

Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

ARTICLE VII

7.1           A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.  The foregoing shall not eliminate or limit any liability that may exist with respect to (1) a breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the DGCL or (4) a transaction from which the director derived an improper personal benefit.

7.2           (a)           Each person (and their heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of the another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL.  The right to indemnification conferred in this ARTICLE VII shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by the DGCL.  The right to indemnification conferred in this ARTICLE VII shall be a contract right.

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(b)           The Corporation may, by action of its Board of Directors, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the DGCL.

7.3           The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the DGCL.

7.4           The rights and authority conferred in this ARTICLE VII shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

7.5           Neither the amendment not repeal of this ARTICLE VII nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by the DGCL, any modification of law, shall eliminate or reduce the effect of this ARTICLE VII in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

ARTICLE VIII

The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by the DGCL and, with the sole exception of those rights and powers conferred under the above ARTICLE VII, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President this        day of March, 2007.

TANGOE, INC.

By:
Albert R. Subbloie, Jr.
President

EXHIBIT E

CERTIFICATE OF MERGER

ORANGE ACQUISITION CORP.

(a Delaware corporation)

with and into

TRAQ WIRELESS, INC.

(a Delaware corporation)

************************

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, it is hereby certified:

FIRST: That the constituent corporations participating in the merger herein certified (the “Merger”) are:

(i)             Orange Acquisition Corp., which is incorporated under the laws of the State of Delaware; and

(ii)            Traq Wireless, Inc., which is incorporated under the laws of the State of Delaware.

SECOND:  That the Agreement and Plan of Merger (the “Merger Agreement”) between the parties to the Merger has been approved, adopted, certified, executed, and acknowledged by each of the constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

THIRD:  That the surviving corporation of the Merger is Traq Wireless, Inc., a Delaware corporation (the “Surviving Corporation”), which will continue its existence as said surviving corporation under its present name upon the effective date of said Merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

FOURTH:  That the Certificate of Incorporation of the Surviving Corporation is to be amended and restated by reason of the Merger, such that the Certificate of Incorporation of the Surviving Corporation from and after the effective date of the Merger shall read in its entirety as set forth in Exhibit A attached hereto (the “Restated Certificate”).  The Restated Certificate shall continue to be the Certificate of Incorporation of the Surviving Corporation until further amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware.

FIFTH:  That the Merger Agreement is on file at the principal place of business of the Surviving Corporation at 35 Executive Boulevard, Orange, CT 06477.

SIXTH:  A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of the constituent corporations.

SEVENTH:  The Merger shall be effective on March     , 2007 at        a.m./p.m. Eastern Time.

IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate to be signed by its duly authorized officer on this        day of                     , 2007.

TRAQ WIRELESS, INC.

By:
Richard S. Pontin
Its President

2

EXHIBIT A

RESTATED CERTIFICATE OF INCORPORATION

OF

TRAQ WIRELESS, INC.

Under Section 102 of the General Corporation Law

of the State of Delaware

ARTICLE I

NAME

The name of the corporation is Traq Wireless, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.  The Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

CAPITAL STOCK

4.1          Authorized Stock.  The total number of shares of all classes of stock which the Corporation is authorized to issue is One Thousand (1,000) shares of Common Stock, with a par value of $.01 per share.

4.2          Voting Rights.  The holders of each share of Common Stock shall be entitled to one vote for each share so held with respect to each matter voted on by the stockholders of the Corporation.

3

4.3          Liquidation Rights.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive that portion of the remaining funds to be distributed.  Such funds shall be paid to the holders of Common Stock on the basis of the number of shares of Common Stock held by each of them.

4.4          Dividends.  Dividends may be paid on the Common Stock as and when declared by the board of directors.

ARTICLE V

BOARD OF DIRECTORS

5.1          Management.  The business and affairs of the Corporation shall be managed by the board of directors.

5.2          No Ballot.  The directors need not be elected by written ballot unless the bylaws of the Corporation shall so provide.

5.3          Indemnification and Liability.  To the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this Corporation shall be indemnified by the Corporation and shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE VI

MEETINGS OF STOCKHOLDERS

Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide.  The books of the Corporation may be kept (subject to any provision contained in the Delaware statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

ARTICLE VII

BYLAWS

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.

ARTICLE VIII

4

PERPETUAL EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE IX

COMPROMISE OR ARRANGEMENT

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under §279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE X

AMENDMENTS AND REPEAL

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred are granted subject to this reservation.

5

1.252677

Conversion Ratio: 1.252677

					POST-CLOSING TANGOE
	TRAQ				Total Shares to be Issued			Shares to be Held in Escrow			Shares Issued at Closing
		Series 1	Series 2			Series 1	Series 2		Series 1	Series 2		Series 1	Series 2	Amount Paid
	Common	Preferred	Preferred		Common	Preferred	Preferred	Common	Preferred	Preferred	Common	Preferred	Preferred	for Cashed Out
Name	Stock	Stock	Stock	Total Shares	Stock	Stock	Stock	Stock	Stock	Stock	Stock	Stock	Stock	Shares ($0.74)

SEVIN ROSEN FUND VIII, L.P.		3,990,047	1,852,861	5,842,908		4,998,240	2,321,036		499,824	232,103		4,498,416	2,088,933	$—
SEVIN ROSEN FUND VI, L.P.	224,500	4,469,249		4,693,749	281,226	5,598,525		28,122	559,852		253,104	5,038,673		$—
HO2.1 FUND, L.P.	189,656	2,765,377		2,955,033	237,578	3,464,124		23,757	346,412		213,821	3,117,712		$—
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA		2,827,414		2,827,414		3,541,836			354,183			3,187,653		$—
CONVERGENT INVESTORS VI, LP	102,565	1,179,978		1,282,543	128,481	1,478,131		12,848	147,813		115,633	1,330,318		$—
CVF, LLC	34,189	619,257	52,809	706,255	42,828	775,729	66,153	4,282	77,572	6,615	38,546	698,157	59,538	$—
WILLIAM MARSH	531,963			531,963	666,378			66,637			599,741			$—
KAUFMAN FAMILY LLC	34,189	339,289		373,478	42,828	425,020		4,282	42,502		38,546	382,518		$—
SEVIN ROSEN VI AFFILIATES FUND, L.P.	17,681	351,947		369,628	22,149	440,878		2,214	44,087		19,935	396,789		$—
HO2.1 ANNEX FUND, L.P.		356,254		356,254		446,271			44,627			401,644		$—
JAMES OFFERDAHL	278,267			278,267	348,579			34,857			313,722			$—
HO2.1 AFFILATES FUND, L.P.	13,056	190,348		203,404	16,355	238,445		1,635	23,844		14,720	214,601		$—
SEVIN ROSEN VIII AFFILIATES FUND, L.P.		81,430	37,813	119,243		102,005	47,367		10,200	4,736		91,805	42,631	$—
PAUL REIDY	100,000			100,000	125,268			12,526			112,742			$—
HARVEY B CASH	11,248	38,085	50,000	99,333	14,090	47,708	62,634	1,409	4,770	6,263	12,681	42,938	56,371	$—
VERTEX PARTNERS, L.P.	5,129	56,548		61,677	6,425	70,836		642	7,083		5,783	63,753		$—
STAN KATZ	50,000			50,000	62,634			6,263			56,371			$—
TARRANT VENTURE PARTNERS, L.P.	48,583			48,583	60,859			6,085			54,774			$—
G&H PARTNERS	5,219	38,416		43,635	6,538	48,123		653	4,812		5,885	43,311		$—
JOHN MERRITT	41,053			41,053	51,426			5,142			46,284			$—
JAMES A. (JAMIE) STARR	1,539	27,895	2,379	31,813	1,928	34,943	2,980	192	3,494	298	1,736	31,449	2,682	$—
JACQUES MANAGEMENT, LLC	684	28,518	2,432	31,634	857	35,724	3,047	85	3,572	304	772	32,152	2,743	$—
KERRY & KATHERINE CLENDINNING	29,271			29,271	36,667			3,666			33,001			$—
JAMES F RHODES	5,417	20,000	1,706	27,123	6,786	25,054	2,137	678	2,505	213	6,108	22,549	1,924	$—
DENNIS GORMAN		26,158		26,158		32,768			3,276			29,492		$—
VENTURELINK PARTNERS LP	21,881			21,881	27,410			2,741			24,669			$—
CHARLES CASH	1,710	12,584		14,294	2,142	15,764		214	1,576		1,928	14,188		$—
KELLY R LOONEY	12,500			12,500	15,658			1,565			14,093			$—
J J LOCY LIMITED PARTNERSHIP	10,000			10,000	12,527			1,252			11,275			$—
RAY SAPINORO	8,104			8,104	10,152			1,015			9,137			$—
TIMOTHY REIDY & CYNTHIA REIDY	878	6,457		7,335	1,100	8,089		110	808		990	7,281		$—
MARK REDDERT	7,292			7,292	9,135			913			8,222			$—
DAVID BERTEN	855	6,292		7,147	1,071	7,882		107	788		964	7,094		$—
PAUL F REIDY & ELIZABETH T REIDY JTTEN	702	5,166		5,868	879	6,471		87	647		792	5,824		$—
TED COLBERT	5,689			5,689	7,126			712			6,414			$—
ROBERT M CARTER & PATRICE R CARTER JTROS	5,500			5,500	6,890			689			6,201			$—
James F. Rhodes, custodian for Susan Sheryl Rhodes UGTMA	5,417			5,417	6,786			678			6,108			$—
SEVIN ROSEN BAYLESS MANAGEMENT COMPANY	527	4,076		4,603	660	5,106		66	510		594	4,596		$—
ALAN D FERBER	4,401			4,401	5,513			551			4,962			$—
KEVIN MULVEY	4,044			4,044	5,066			506			4,560			$—
Cheryl (Cathy) SENNETT	4,000			4,000	5,011			501			4,510			$—
AMY HARDISON	3,333			3,333	4,175			417			3,758			$—
CRAIG P SLOAN	3,202			3,202	4,011			401			3,610			$—
JOHN P REIDY	350	2,576		2,926	438	3,227		43	322		395	2,905		$—
DIANE CASH	1,755			1,755	2,196			219			1,979			$—
JENNIFER CLOWER BROWN & KENNETH BROWN JTROS	1,640			1,640	2,054			205			1,849			$—
JESSICA MITCHELL	1,540			1,540	1,929			192			1,737			$—
VIHBA PATEL	1,458			1,458	1,826			182			1,644			$—
ELIZABETH MONAGHAN	1,179			1,179	1,477			147			1,330			$—
EDWIN J REIDY & SARA M REIDY JTTEN	1,053			1,053	1,319			131			1,188			$—
DOUG SCOTT	1,000			1,000										$740.00
JACKIE KIMZEY	1,000			1,000										$740.00
J. D HANCOCK	522			522										$386.28
MAUREEN E ALLEN	425			425										$314.50
CHERYL CRASTREE	421			421										$311.54
MARTIN REIDY & MAUREEN REIDY	421			421										$311.54
CATHY MALLOY	420			420										$310.80
DAVE LANGWORTHY	400			400										$298.00
PETER RETICKER	400			400										$296.00
CHRISTINE M REIDY & MICHAEL E REIDY	351			351										$259.74
DONALD J TERANDO	351			351										$259.74
DAVID C & LISA E JORDAN COMM PROP	300			300										$222.00
DANIEL MAHONEY AND SUZY MAHONEY JTTEN	238			238										$176.12
KIM PATE	209			209										$154.66
BRENDA KIMBROUGH	200			200										$148.00
DAN YOST	200			200										$148.00
MARTY SINGER	200			200										$148.00
RANDOLPH BIAS	200			200										$148.00
REID NELSON	200			200										$148.00
STEVE BARNETT	200			200										$148.00
KIRK NIEBERT	163			163										$120.62
RONALD J RHODES	150			150										$111.00
RACHEL GARCIA GRANILLO	148			148										$109.52
KRISTA MARIE ZINK	145			145										$107.30
THOMAS HITTERMAN	117			117										$86.56
TERRY WHELAN	100			100										$74.00
WINDFLOWER WATERS	100			100										$74.00
DIANA SMITH	90			90										$66.60
MICHAEL McBRIDE	80			80										$59.20
JOHN ROGERS	50			50										$37.00
SCOTT MATTHEW HABERBOSCH	38			38										$28.12
NICOLE ESPERON	34			34										$25.16
JOE SPIVEY	28			28										$20.72
TIFFANY LALA	23			23										$17.02

TOTALS	1,842,143	17,443,361	2,000,000	21,285,504	2,296,433	21,850,897	2,505,354	229,619	2,185,079	250,532	2,066,814	19,665,818	2,254,822	$6,603.76

EXHIBIT H

STOCK ESCROW AGREEMENT

This STOCK ESCROW AGREEMENT (this “Agreement”) is dated as of the 9th day of March, 2007, by and among Tangoe, Inc., a Delaware corporation (“Tangoe”), John Jaggers, a natural person (the “Stockholder Representative”) acting as representative of the stockholders of Traq whose names are set forth on Exhibit A attached hereto (collectively, the “Stockholders”), and U.S.  Bank National Association, a national banking association (the “Escrow Agent”), as escrow agent.  Tangoe and Stockholder Representative are sometimes referred to herein, collectively, as the “Interested Parties.”

WHEREAS, Tangoe, Traq Acquisition Corp., a wholly owned subsidiary of Tangoe and a Delaware corporation (“Merger Sub”) and Traq Wireless, Inc., a Delaware corporation (“Traq”) have entered into that certain Agreement and Plan of Merger dated as of March 1, 2007 (the “Merger Agreement”) pursuant to which Merger Sub shall be merged with and into Traq and the surviving entity thereof shall be a wholly owned subsidiary of Tangoe.

WHEREAS, in consideration of the Merger, Tangoe will issue to the holders of the issued and outstanding shares of capital stock of Traq certain capital stock of Tangoe, all as further described in the Merger Agreement (the “Merger Consideration”).

WHEREAS, the Merger Agreement provides for certain shares of stock of Tangoe to be withheld from the Merger Consideration and to be placed in escrow as a source of the payment for any indemnified claims that may arise pursuant to Section 7.2 of the Merger Agreement; and

WHEREAS, the Interested Parties wish to engage the Escrow Agent to act, and the Escrow Agent is willing to act, as escrow agent hereunder and, in that capacity, to hold, administer and distribute the shares deposited in escrow hereunder in accordance with, and subject to, the terms of this Agreement;

NOW THEREFORE, for valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

Section 1.                                          Definitions.

Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

Section 2.                                          Deposit of Escrow Shares.

(a)                                  At the Closing, Tangoe shall deliver and deposit with Escrow Agent the shares of Tangoe Capital Stock listed on the Shareholder Allocation Summary attached hereto as Exhibit A and identified as escrow shares (the “Escrow Shares”).  The Escrow Shares shall be evidenced by certificates in the name of the Escrow Agent or its nominee.  The Escrow Agent shall hold and administer the Escrow Shares (said Escrow Shares together with any stock dividends, equity securities and other assets or moneys received by the Escrow Agent from time to time, collectively, the “Escrow Property”) subject to the terms of this Agreement.  The Escrow Agent shall have no responsibility for the genuineness, validity, market value, title or sufficiency for any intended purpose of the Escrow Property.

(b)                                 Section 7.7(c) of the Merger Agreement provides that cash dividends, and any non-cash taxable dividends or distributions (other than New Shares as defined below, and other than liquidating distributions), on any Escrow Shares (“Excluded Additions”) shall be distributed to the Stockholders on a pro rata basis, and shall not become a part of the Escrow Property, and also provides that any shares of Tangoe Capital Stock or other equity securities, property or moneys issued or distributed by Tangoe after the Effective Time (including shares issued upon a nontaxable stock split) (“New Shares”) in respect of the Escrow Shares and not constituting Excluded Additions shall be added to the Escrow Property.  Tangoe shall cause Excluded Additions to be issued or distributed directly to the Stockholders and not to the Escrow Agent.  In the event that any Excluded Additions are issued or distributed to the Escrow Agent, Tangoe and the Stockholder Representative shall jointly direct the Escrow Agent to distribute the same to the Stockholders.

Section 3.                                          Claims and Payment; Release from Escrow.

(a)                                  Tangoe Claims against Escrow Property.

(i)                                     In the event and to the extent that Tangoe makes a claim for the recovery of amounts payable to it pursuant to Article VII of the Merger Agreement (an “Indemnity Claim”), Tangoe shall issue or cause to be issued a written notice (an “Indemnity Claim Notice”) to Escrow Agent and the Stockholder Representative which sets forth (i) the fact that a Tangoe Indemnified Party has suffered Losses; (ii) a specification of the amount of the Losses; (iii) a description of the facts which gave rise to the Losses; (iv) a request that Escrow Agent deliver to Tangoe a portion of the Escrow Property having a Deemed Value equal to the amount of the Losses specified in such Indemnity Claim Notice.

(ii)                                  On the date which is thirty (30) days from the date of Stockholder Representative’s receipt of the Indemnity Claim Notice, the Escrow Agent shall deliver to Tangoe the portion of the Escrow Property described in, and in accordance with the Indemnity Claim Notice, unless the Stockholder Representative has notified Tangoe and the Escrow Agent in writing that the Stockholder Representative disputes such claim (a “Dispute Notice”).

(iii)                               If a Dispute Notice is timely received, the Escrow Agent thereafter shall withhold the contested portion of the Escrow Property until the Escrow Agent receives either (i) a notice from, and executed by, Tangoe and Stockholder Representative, directing the Escrow Agent to disburse such Escrow Property and to whom such disbursement should be made, or (ii) a Final Determination (as herein defined), directing Escrow Agent to make such delivery.

(iv)                              All Indemnity Claims shall be paid first from Tangoe Capital Stock, and then from other moneys, securities or assets forming part of the Escrow Property.  Disbursements shall be made pro rata among the Stockholders, and disbursements of Tangoe Capital Stock shall be made 8.62% from the Tangoe Common Stock, 81.98% from the Tangoe Series 1 Preferred Stock and 9.40% from the Tangoe Series 2 Preferred Stock, all as further described on the Shareholder Allocation Summary attached hereto as Exhibit A.  The number of shares of Tangoe Capital Stock allocated to each Stockholder

2

shall be rounded up to the next whole number.  In the event that the Escrow Agent is unsure as to the allocation or mix of Escrow Property to be disbursed, the Escrow Agent may request and shall be protected in relying upon written guidance from Tangoe, which written guidance Tangoe shall provide in accordance with the applicable provisions of the Merger Agreement.

(b)                                 Release of Escrow Property.

(i)                                     On the earlier of (x) the date that is thirty (30) days after receipt by Tangoe from its firm of independent certified public accountants of audited financial statements for the year ended December 31, 2007, as specified in a joint written instruction given to Escrow Agent and signed by both Tangoe and Stockholder Representative, and (y) September 9, 2008 (the earlier of such dates being referred to herein as the “Release Date”), Escrow Agent shall disburse to the Stockholder Representative the Escrow Property minus a portion of the Escrow Property having a Deemed Value equal to all Pending Claim Amounts (defined below).  Escrow Property remaining on deposit after the Release Date on account of Pending Claim Amounts shall be distributed by Escrow Agent to Tangoe and/or Stockholder Representative promptly upon resolution of each such pending Indemnity Claim in accordance with Section 3(a)(iii) hereof and any Escrow Property on deposit with Escrow Agent after all pending Indemnity Claims have been resolved, and related distributions made, shall be disbursed to Stockholder Representative.

(ii)                                  “Pending Claim Amounts” shall mean the aggregate dollar amount of all pending Indemnity Claims.  Pending Claim Amounts shall be distributed by Escrow Agent to Tangoe and/or Stockholder Representative promptly upon resolution of each such pending Indemnity Claim in accordance with Section 3(a) hereof.

(iii)                               As of the Closing Date “Deemed Value” shall mean $0.74 per share of Tangoe Series 1 Preferred Stock, Tangoe Series 2 Preferred Stock and Tangoe Common Stock (the “Tangoe Stock”).  Tangoe hereby agrees to notify the Escrow Agent promptly after any event that results in an adjustment to the Deemed Value of the Tangoe Stock.  With respect to any shares or securities from time to time included in the Escrow Property that are not Tangoe Stock, “Deemed Value” shall mean the fair value thereof as determined in good faith by Tangoe’s board of directors.  Tangoe hereby agrees to notify the Escrow Agent of the Deemed Value of any shares or securities from time to time included in the Escrow Property that are not Tangoe Stock, such notice to be given upon deposit of such shares or securities with Escrow Agent and as part of any Indemnity Claim Notice given while any such shares or securities are included in the Escrow Property.  No fractional shares of Tangoe Stock shall be disbursed by the Escrow Agent and, in lieu thereof, the aggregate number of shares Tangoe Stock disbursed pursuant to this Section 3 shall be rounded up to the nearest whole number of shares.

(c)                                  General.  Notwithstanding anything to the contrary in this Escrow Agreement, Escrow Agent shall disburse the Escrow Property valued at such amounts, to the order of such person or persons, in such manner and at such time as it shall be instructed in writing jointly by Tangoe and Stockholder Representative.

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(d)                                 Definition of Final Determination.  For purposes of this Agreement, a “Final Determination” shall mean a final and binging arbitration award as set forth in Section 7.8 of the Merger Agreement or a final judgment of a court of competent jurisdiction having the authority to determine the amount of, and liability with respect to any Indemnity Claim and the denial of, or expiration of all rights to an appeal related thereto.  Escrow Agent shall be entitled to receive and may conclusively rely upon an opinion of counsel from Tangoe’s or Stockholder Representative’s counsel accompanying each Final Determination, to the effect that the relevant arbitration panel or court had authority to determine the amount and liability with respect to the Indemnity Claim, as the case may be, and that such arbitration panel or court has rendered a final judgment for which all related rights to appeal have been denied or expired.

Section 4.                                          Certain Terms Concerning Escrowed Property.

(a)                                  No Duty to Vote or Preserve Rights in Escrow Stock

The Escrow Agent or its nominee shall be under no duty to take any action to preserve, protect, exercise or enforce any rights or remedies under or with respect to the Escrow Property (including without limitation with respect to the exercise of any voting or consent rights, conversion or exchange rights, defense of title, preservation of rights against prior matters or otherwise).  Notwithstanding the foregoing, if the Escrow Agent is so requested in a written request of the Stockholder Representative received by the Escrow Agent at least three (3) Business Days prior to the date on which the Escrow Agent is requested therein to take such action (or such later date as may be acceptable to the Escrow Agent), the Escrow Agent shall execute or cause its nominee to execute, and deliver to the Stockholder Representative a proxy or other instrument in the form supplied to it by the Stockholder Representative for voting or otherwise exercising any right of consent with respect to any of the Escrow Shares held by it hereunder, to authorize therein the Stockholder Representative to exercise such voting or consent authority in respect of the Escrow Shares (provided that the Escrow Agent shall not be obliged to execute any such proxy or other instrument if, in its judgment, the terms thereof may subject the Escrow Agent to any liabilities or obligations in its individual capacity).  The Escrow Agent or its nominee shall not be under any duty or responsibility to forward to any Interested Party, or to notify any Interested Party with respect to, or to take any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from an issuer or other person with respect to the Escrow Shares, including but not limited to, proxy material, tenders, options, the pendency of calls and maturities and expiration of rights.

(b)                                 Distribution of Escrow Shares.  Any distribution of all or a portion of the Escrow Shares shall be made by delivery of the stock certificates held by the Escrow Agent representing the Escrow Shares to Tangoe or its stock transfer agent, as applicable, endorsed for transfer, with instructions to Tangoe or its stock transfer agent, as applicable, to transfer and issue an aggregate number of the Escrow Shares being distributed as provided in such instruction, in each case by issuing to the appropriate party certificates representing such shares.  If less than all the remaining Escrow Shares are to be distributed and transferred, the Escrow Agent shall instruct Tangoe or its stock transfer agent, as applicable, to issue and return to the Escrow Agent (or its nominee, if the Escrow Agent shall so instruct) stock certificates representing the remaining Escrow Shares, registered in the name of the Escrow Agent or its nominee.  The Escrow Agent

4

shall have no liability for the actions or omissions of, or any delay on the part of, Tangoe or its stock transfer agent in connection with the foregoing.

(c)                                  Tax Reporting.  The Interested Parties agree that, for tax reporting purposes, all interest or other income earned on the Escrow Property shall be reported by the Escrow Agent as allocated to the party to whom such interest or income is distributed.

(d)                                 Certification of Taxpayer Identification Number.  Each of the Interested Parties hereto agrees to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8 BEN, in case of non-U.S. persons) to the Escrow Agent, upon the execution and delivery of this Agreement.  The Interested Parties understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any income earned on the Escrow Property.  Each of the Interested Parties agrees to instruct the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement.

(e)                                  Restricted Securities.  The Stockholder Representative agrees that the Stockholder Representative shall be solely responsible for providing, at his sole cost and expense, any certification, opinion of counsel or other instrument or document necessary to comply with or satisfy any transfer restrictions to which the Escrow Shares are subject, including without limitation any opinion of counsel required to be delivered pursuant to any restrictive legend appearing on the certificate evidencing the Escrow Shares in connection with any distribution of Escrow Shares to be made by the Escrow Agent under or pursuant to this Agreement.  Any such opinion of counsel shall include the Escrow Agent as an addressee or shall expressly consent to the Escrow Agent’s reliance thereon.

Section 5.                                          Stockholder Representative.

(a)                                  The Stockholder Representative represents and warrants to the Escrow Agent that he has the irrevocable right, power and authority (i) to enter into and perform this Agreement and to bind all of the Stockholders to its terms, (ii) to give and receive directions and notices hereunder; and (iii) to make all determinations that may be required or that he deems appropriate under this Agreement.

(b)                                 Until notified in writing by the Stockholder Representative that he has resigned or by a majority-in-interest of the Stockholders that he has been removed, the Escrow Agent may rely conclusively and act upon the directions, instructions and notices of the Stockholder Representative named above and, thereafter, upon the directions, instructions and notices of any successor named in a writing executed by a majority-in-interest of the Stockholders filed with the Escrow Agent.

Section 6.                                          Concerning the Escrow Agent.

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(a)                                  Each Interested Party acknowledges and agrees that the Escrow Agent (i) shall not be responsible for any of the agreements referred to or described herein (including without limitation the Merger Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility to make inquiry as to or to determine the genuineness, accuracy or validity thereof (or any signature appearing thereon), or of the authority of the person signing or presenting the same, and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.

(b)                                 The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent’s gross negligence or willful misconduct in breach of the terms of this Agreement.  In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

(c)                                  The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Escrow Agent’s own gross negligence or willful misconduct in breach of this Agreement.

(d)                                 The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, or in carrying out any sale of the Escrow Property permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account.

(e)                                  Notwithstanding any term appearing in this Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to distribute any Escrow Property (or take other action that may be called for hereunder to be taken by the Escrow Agent) sooner than two (2) Business Days after (i) it has received the applicable documents required under this Agreement

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in good form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Agreement), as the case may be.

(f)                                    All payments to the Escrow Agent hereunder shall be in U.S. dollars.

Section 7.                                          Compensation, Expense Reimbursement and Indemnification.

(a)                                  Tangoe shall pay the Escrow Agent’s fees and expenses hereunder, and shall (i) pay or reimburse the Escrow Agent for its attorney’s fees and expenses incurred in connection with the preparation of this Agreement and (ii) pay the Escrow Agent’s compensation for its normal services hereunder in accordance with the fee schedule attached hereto as Exhibit B and made a part hereof, which may be subject to change hereafter by the Escrow Agent on an annual basis.

(b)                                 Tangoe agrees to reimburse the Escrow Agent on demand for all costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

(c)                                  Tangoe covenants and agrees, jointly and severally, to indemnify the Escrow Agent (and its directors, officers and employees) and hold it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to attorney’s fees, tax liabilities (other than income tax liabilities associated with the Escrow Agent’s fees), any liabilities or damages that may result from any inaccuracy or misrepresentation made in any tax certification provided to the Escrow Agent, and other costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent’s gross negligence, or willful misconduct.  The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

(d)                                 Notwithstanding anything herein to the contrary, the Escrow Agent shall have and is hereby granted a possessory lien on and security interest in the Escrow Property, and all proceeds thereof, to secure payment of all amounts owing to it from time to time hereunder, whether now existing or hereafter arising.  The Escrow Agent shall have the right to deduct from the Escrow Property, and proceeds thereof, any such sums, upon one Business Day’s notice to the Interested Parties of its intent to do so.

(e)                                  Tangoe shall be entitled to recover fifty percent (50%) of all amounts payable to the Escrow Agent pursuant to this Section 7 from the Escrow Property, and for purposes of recovering such amounts from the Escrow Property, such amounts shall be deemed Losses subject to indemnification pursuant to Section 7.2 of the Merger Agreement and Tangoe shall follow the procedures set forth in Section 3 with respect to claims for such Losses.

Section 8.                                          Resignation.

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The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days’ prior written notice of resignation to Tangoe and Stockholder Representative.  Prior to the effective date of the resignation as specified in such notice, the Interested Parties will issue to the Escrow Agent a joint written instruction authorizing redelivery of the Escrow Property to a bank or trust company that it selects as successor to the Escrow Agent hereunder.  If, however, no successor escrow agent is named by the Interested Parties within 30 days after the notice of resignation from the Escrow Agent, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

Section 9.                                          Dispute Resolution.

It is understood and agreed that, should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Property, or should any claim be made upon the Escrow Agent or the Escrow Property by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of the Escrow Property until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired.  The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Property.

Section 10.                                   Consent to Jurisdiction and Service.

Each of the Interested Parties hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts in the State of Connecticut and of any Federal court located in said State in connection with any actions or proceedings brought against the Interested Parties (or any of them) by the Escrow Agent arising out of or relating to this Escrow Agreement.  In any such action or proceeding, the Interested Parties each hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and (iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with Section 13 hereof.

Section 11.                                   Waiver of Jury Trial.

THE ESCROW AGENT AND THE INTERESTED PARTIES HEREBY WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

Section 12.                                   Force Majeure.

The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control.  Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact,

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fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

Section 13.                                   Notices; Wiring Instructions.

(a)           Notice Addresses.  Any notice permitted or required hereunder shall be in writing, and shall be sent (i) by personal delivery, overnight delivery by a recognized courier or delivery service, or (ii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iii) by confirmed telecopy accompanied by mailing of the original on the same day by first class mail, postage prepaid, in each case the parties at their address set forth below (or to such other address as any such party may hereafter designate by written notice to the other parties).

If to Tangoe:

Tangoe, Inc.
35 Executive Boulevard
Orange, CT 06477
Attention: Chief Financial Officer
Facsimile: (831)851-9300

If to Stockholder Representative:

John Jaggers
Two Galleria Tower
13455 Noel Rd.
Ste. 1670
Dallas, TX 75240
(972)702-1103

If to Escrow Agent:

•                  by first class, certified or registered mail, hand,
courier or overnight delivery to:

U.S. Bank National Association
Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, CT 06103

Attention:                 Elizabeth C. Hammer
Vice President

Re: Tangoe/Traq Escrow
Telephone # (860) 241-6817

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•                   if by fax, addressed as
above and sent to
the following telecopy
number:

Fax: (860) 241-6897

Notwithstanding the foregoing, notices addressed to the Escrow Agent shall be effective only upon receipt.  If any notice or document is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that each notice or document was received by such other person when it is received by the Escrow Agent.

(b)           Wiring Instructions.  Any funds to be paid to the Escrow Agent hereunder shall be sent by wire transfer pursuant to the following instructions (or by such method of payment and pursuant to such instruction as may have been given in advance and in writing to or by the Escrow Agent, as the case may be, in accordance with Section 13(a) above):

If to the Escrow Agent:

U.S. Bank
ABA No.: 091000022
Corporate Trust Services
Acct. No.:  173103321050
Attn: Betty Hammer
Ref: Tangoe/Traq Escrow

Section 14.                                   Miscellaneous.

(a)           Binding Effect; Successors.  This Agreement shall be binding upon the respective parties  hereto  and  their heirs,  executors,  successors  and  assigns.  If the Escrow  Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the escrow contemplated by this Agreement) to, another corporation, the successor corporation without any further act shall be the successor Escrow Agent.

(b)           Modifications.  This Agreement may not be altered or modified without the express written consent of the parties hereto.  No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified.  A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.  Notwithstanding any other provision hereof, consent to an alteration or modification of this Agreement may not be signed by means of an e-mail address.

(c)           Governing Law.  THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE.

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(d)           Reproduction of Documents.  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(e)           Counterparts, Facsimile Execution.  This Escrow Agreement may be executed in several counterparts, each of which shall be deemed to be one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

(f)            Customer Identification Program.  Each of the Interested Parties acknowledge receipt of the notice set forth on Exhibit C attached hereto and made part hereof that information may be requested to verify their identities.

[Signature Page to Follow]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered in its name and on its behalf as of the        day of March, 2007.

TANGOE, INC.

By:.
	Title:	Albert R. Subbloie, Jr.
	Name:	President

John Jaggers, as Stockholder Representative

By:
Name: John Jaggers

U.S. BANK NATIONAL ASSOCIATION

By:
	Title:	Vice President
	Name:	Elizabeth C. Hammer

EXHIBIT A

[SHAREHOLDER ALLOCATION SUMMARY]

EXHIBIT B

ESCROW AGENT SERVICES FOR
TANGOE/TRAQ STOCK ESCROW
i.

Annual Escrow Agent Fee	$2,500.00 per year or part thereof

Or	$3,500.00 one time fee if paid up front

OUT-OF-POCKET EXPENSES:

Any out-of-pocket expenses incurred by us will be billed at cost.  These items will include, but not be limited to, legal costs, travel expenses, document duplication and facsimiles, courier services, etc.

ESCROW AGENT’S COUNSEL:

We will waive use of counsel for initial review of the escrow agreement.

Note:  The transaction that is the subject of this proposal, and all related legal documentation, is subject to review and acceptance by US Bank in accordance with its policies and procedures.  Should the actual transaction materially differ from the assumptions used herein, US Bank reserves the right, in its sole discretion, to modify or withdraw this proposal.  Reasonable adjustments to the fees and charges set forth herein may be made at any time.

“IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT”

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.

For a non-individual person such as a business entity, a charity, a Trust or other legal entity we will ask for documentation to verify its formation and existence as a legal entity.  We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.”

For individuals, a copy of a government-issued identification, such as a driver’s license or passport, may be required to establish identity for the primary party responsible for the account, such as the Shareholder Representative, as a signing party to the governing documents.  Additionally, any individual involved in the transaction will be required to proved a certified Tax Identification Number on IRS Form W-9, or Form W-8 for non-US Persons.

EXHIBIT C

CUSTOMER IDENTIFICATION PROGRAM NOTICE

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions (which includes the Escrow Agent) to obtain, verify and record information that identifies each person who opens an account.

For a non-individual person such as a business entity, a charity, a trust or other legal entity the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity.  WE may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

Any capitalized term used without definition in this Exhibit C is used with the meaning assigned to such term in the Escrow Agreement of which this Exhibit C is a part.

EXHIBIT 6.1(e)

March 9, 2007

Traq Wireless, Inc.
9801 Metric Blvd.
Bldg. 10 West, Suite 300
Austin, Texas 78758

Re:                             Agreement and Plan of Merger by and among
Traq Wireless, Inc., Tangoe, Inc. and Traq Acquisition Corp.

Ladies and Gentlemen:

We have acted as counsel to Tangoe, Inc., a Delaware corporation (“Tangoe”) and Orange Acquisition Corp., a Delaware corporation (“Merger Sub”), in connection with the transactions contemplated by that certain Agreement and Plan of Merger by and among Traq Wireless, Inc., Tangoe and Merger Sub dated as of March 1, 2007 (the “Merger Agreement,” and together with the following related agreements, all of even date herewith the “Transaction Documents”):

(a)           Certificate of Merger;

(b)           Escrow Agreement;

(c)           Seventh Amended and Restated Investor Rights Agreement;

(d)           Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement; and

(e)           Fifth Amended and Restated Stockholders’ Voting Agreement.

This opinion is being furnished to you pursuant to Section 6.1(e) of the Merger Agreement.  Capitalized terms are used herein with the respective meanings set forth in the Merger Agreement unless otherwise defined herein or unless otherwise required by the context.

The opinions expressed herein are limited to the federal law of the United States and the law of the State of Connecticut, except that the opinions in numbered paragraphs 3 and 4 hereof are limited to the statutory provisions of the Delaware General Corporation Law

(“DGCL”).  To the extent that any of the Transaction Documents provides that it is to be governed by the laws of a jurisdiction other than the State of Connecticut, the opinions set forth herein are given as if such document provides that it is to be governed by the laws of the State of Connecticut, other than its choice of law rules.  We have assumed for the purposes of this opinion letter that the parties’ choice of law will be respected, and accordingly we express no opinion as to the choice of law rules or other laws that any tribunal may apply to the transactions referred to in this opinion letter.

We have examined the Transaction Documents, and have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of Tangoe and Merger Sub, certificates of public officials and of officers and other representatives of Tangoe and Merger Sub and such other documents and instruments, and have made such other examinations, as we have deemed necessary or appropriate to enable us to render the opinions set forth herein.  As to certain questions of fact material to our opinions, we have relied upon the representations and warranties in the Transaction Documents and upon said certificates, copies of which are being delivered to you herewith, and we have made no independent investigation of such matters.  All opinions expressed herein which refer to our “knowledge” are based upon the current, actual knowledge of the lawyers in the firm who have devoted substantive attention to the transactions described in the Transaction Documents, without any independent investigation.

In rendering the opinions set forth below, we have assumed, among other things, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures, and the legal capacity of natural persons.  We were not present at the signing of the Transaction Documents and have relied with your approval upon a review of a photocopy or facsimile of the signature pages.  We have assumed that any certificates of government officials dated prior to the date hereof are still effective and accurate as of the date of this opinion.  We have also assumed that each person, other than Tangoe and Merger Sub, who is a party to the Transaction Documents has all requisite capacity, power and authority and has taken all actions necessary to enter into the Transaction Documents to which it is a party or by which it is bound, to the extent necessary to make the Transaction Documents enforceable against it, and that the Transaction Documents are enforceable against each of the parties thereto, other than Tangoe and Merger Sub.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, it is our opinion that:

1.             Based solely upon a certificate of legal existence issued by the Secretary of the State of Delaware dated March 8, 2007, Tangoe is legally existing as a corporation under the laws of the State of Delaware.  Based solely upon a certificate of legal existence issued by the Secretary of the State of Delaware dated March 8, 2007, Merger Sub is legally existing as a corporation under the laws of the State of Delaware.

2.             Based solely on certificates or reports issued by the Secretaries of the State thereof, Tangoe is duly qualified to do business in the states and in the manner identified on Exhibit A attached hereto.

3.             Each of Tangoe and Merger Sub has the corporate power and authority to own its properties and assets, to conduct its business as it is currently being conducted, to execute and deliver the Transaction Documents to which it is a party, to effect the transactions contemplated by the Merger Agreement, and to perform its obligations under the Transaction Documents.

4.             Tangoe’s execution and delivery of the Transaction Documents to which it is a party, the transactions contemplated by the Merger Agreement, and the performance of its obligations under such Transaction Documents, have been duly authorized by all necessary corporate action of Tangoe, and such Transaction Documents have been executed and delivered by Tangoe.  Merger Sub’s execution and delivery of the Transaction Documents to which it is a party, the transactions contemplated by the Merger Agreement, and the performance of its obligations under such Transaction Documents, have been duly authorized by all necessary corporate action of Merger Sub,  and such Transaction Documents have been executed and delivered by Merger Sub.

5.             Tangoe’s Amended and Restated Certificate of Incorporation has been filed with the Delaware Secretary of State.

6.             (a)           Tangoe’s authorized shares of capital stock consists of:

94,000,000 shares of Common Stock, $.0001 par value per share; 3,780,000 shares of Series A Convertible Preferred Stock, $.0001 par value per share; 8,407,642 shares of Series B Convertible Preferred Stock, $.0001 par value per share; 4,114,539 shares of Series C Convertible Preferred Stock, $.0001 par value per share; 2,990,119 shares of Series D Convertible Preferred Stock, $.0001 par value per share; 4,235,759 shares of Series Dl Convertible Preferred Stock, $.0001 par value per share; 10,979,729 shares of Series E Convertible Preferred Stock, $.0001 par value per share; 21,863,424 shares of Series 1 Convertible Preferred Stock, $.0001 par value per share; and 2,809,755 shares of Series 2 Convertible Preferred Stock, $.0001 par value per share.

(b)           The shares of Common Stock, Series 1 Preferred Stock and Series 2 Preferred Stock required by the Merger Agreement to be issued at the Closing as Merger Consideration have been validly issued and are fully paid and nonassessable.

7.             The Transaction Documents executed by Tangoe are the legal, valid and binding obligations of Tangoe, enforceable against it in accordance with their respective terms.  The Transaction Documents executed by Merger Sub are the legal, valid and binding obligations of Merger Sub,  enforceable against it in accordance with their respective terms.

8.             The execution and delivery by Tangoe of the Transaction Documents executed by it do not, and the performance of its obligations thereunder will not, (i) violate its certificate of incorporation or bylaws or (ii) to our knowledge, breach, or result in a default of any of its existing material obligations under any of the agreements set forth on Exhibit B hereto, the violation, breach or default of which could have a material adverse effect on the business, operations, properties or assets, or on the condition, financial or otherwise, of Tangoe.

9.             The execution and delivery by Merger Sub of the Transaction Documents executed by it do not, and the performance of its obligations thereunder will not violate its certificate of incorporation or bylaws.

10.           The execution and delivery by each of Tangoe and Merger Sub of the Transaction Documents executed by it do not, and the performance of its obligations thereunder will not, violate provisions of statutory law of the United States or the State of Connecticut or any rule or regulation thereunder known to us to be applicable to Tangoe or Merger Sub.

11.           Except for (i) the filing of the Certificate of Merger and (ii) approvals, authorizations, consents or other actions set forth in the Merger Agreement or the Tangoe Disclosure Schedule, to our knowledge no approval, authorization, consent or other action by, or filing by Tangoe or Merger Sub with, any governmental authority is required for the due execution, delivery and performance by Tangoe and Merger Sub of the Transaction Documents executed by each of them.

12.           To our knowledge, there is no action or other proceeding against Tangoe or Merger Sub, pending or overtly threatened in writing, before any court, governmental agency, arbitrator or mediator which (a) seeks to affect the enforceability of any of the Transaction Documents, or (b) except as disclosed in the Merger Agreement, comes within the standard established in the Merger Agreement for disclosure of such matters.

13.           Given the facts and circumstances described on Exhibit C hereto, we do not believe that the offer and sale of the Shares constitute a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, and should be exempt from registration under such Act pursuant to such Section 4(2).

14.           Upon the filing of the Certificate of Merger with the Delaware Secretary of State and completion of all conditions precedent to the effectiveness of the Merger set forth in the Merger Agreement and the Certificate of Merger, the Merger will be effective under DGCL, as set forth in the Merger Agreement and the Certificate of Merger.

The foregoing opinions are subject to the following qualifications:

(a)           The enforceability against Tangoe and Merger Sub of the rights and remedies provided in the Transaction Documents is subject to the effect of (i) statutory and other laws regarding bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer and other similar laws now or hereafter in effect affecting the rights and remedies of creditors generally; and (ii) general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(b)           We express no opinion as to the enforceability of any waiver, disclaimer, limitation of liability, release or legal or equitable discharge of any defense, provision for liquidated damages, consent to jurisdiction or venue, or provision releasing or indemnifying a party against liability for its own wrongful or negligent acts.

(c)           Other than as provided in numbered paragraph 13 above, we express no opinion with respect to the federal securities laws or the blue sky or securities laws of any other jurisdiction.

(d)           Our opinions in numbered paragraph 6(a) above are based solely on our review of Tangoe’s Amended and Restated Certificate of Incorporation.

(e)           In rendering our the opinion in numbered paragraph 12 above, we note that we have not conducted a docket search in any jurisdiction with respect to litigation that may be pending against Tangoe or Merger Sub.

(f)            We express or imply no opinion with respect to compliance with federal or state antitrust or trade regulation laws.

(g)           We express or imply no opinion nor make any statement with respect to compliance with applicable anti-fraud statutes, rules or regulations of applicable state of United States law or the law of any other jurisdiction.

(h)           We express or imply no opinion with respect to the enforceability of any non-competition provision or other restrictive covenant.

(i)            We express no opinion upon any matter other than the opinions explicitly set forth in the numbered paragraphs above, and such opinions shall not be interpreted to be an implied opinion upon any other matter.

This opinion letter speaks only as of the date hereof.  We express no opinion herein regarding the effect that any future event or change in circumstances would have on the opinions expressed herein, and we disclaim any obligation to advise you of any change in our opinions after the date hereof.  Any such change in circumstances or in any applicable law, or the interpretation thereof, or in any information or assumptions upon which we rely, or any inaccuracy of such information or assumptions, could affect the validity of the opinions expressed herein.

This opinion letter may be relied upon only by you and your attorney only in connection with the transactions described in the Transaction Documents and may not be used or relied upon by you or any other person for any other purpose whatsoever without in each instance our prior written consent.

Very truly yours,

Shipman & Goodwin LLP

CJM:bn

EXHIBIT A

Jurisdiction	Type and Date of Certificate	Date of Certificate
Connecticut	Legal Existence	3/8/07
California	Certificate of Status Foreign Corporation	3/8/07

EXHIBIT B

Tangoe’s Seventh Amended and Restated Investor Rights Agreement.

2.                                      Tangoe’s Fourth Amended and Restated Rights of First Refusal and Co-Sale Agreement.

3.                                      Tangoe’s Fourth Amended and Restated Stockholders’ Voting Agreement.

EXHIBIT C

We understand that the facts and circumstances of the offer and sale of the Shares include the following:

SHARES:

The Shares will be issued pursuant to and in accordance with the terms of the Merger Agreement, as a portion of the Merger Consideration and in the amounts and to the Traq stockholders contemplated by Shareholder Allocation Summary attached to the Merger Agreement.

OFFEREES:

All Offerees (defined below) are current stockholders of Traq, and are primarily institutional investors or former employees of Traq who obtained their shares of Traq stock by the exercise of Traq stock options.

SCOPE:

The offering is limited to current stockholders of Traq that hold at least 1,000 shares of Common Stock, Series 1 Preferred Stock and/or Series 2 Preferred Stock (the “Offerees”).  Of the Offerees, (1) approximately        are sophisticated investors who hold Series 1 Preferred Stock and/or Series 2 Preferred Stock of Traq, or Common Stock obtained upon the conversion of Traq preferred stock, and who are believed by Traq and Tangoe to be accredited investors within the meaning of Rule 501 under the Securities Act of 1933, as amended, and (2) approximately        are believed or presumed to be non-accredited investors that in the aggregate hold approximately       % of the outstanding Common Stock and Preferred Stock of Traq (on an as-converted basis) and that will hold approximately       % of the outstanding Common Stock and Preferred Stock of Tangoe (on an as-converted basis).

DISCLOSURE:

In addition to notice of appraisal rights given pursuant to Section 262 of the Delaware General Corporation Law, the Offerees received a brief description of the proposed transaction and a copy of the Merger Agreement and the other Transaction Documents.

A number of the Offerees have been active in the negotiation of the transactions contemplated by the Merger Agreement, have been represented by counsel, and have conducted a due diligence review of Tangoe with the assistance of counsel (or were given the opportunity to do the same).

The Offerees have been given the opportunity to ask questions and obtain further information from Traq and Tangoe.

EXHIBIT 6.2(e)

March [   ], 2007

Tangoe, Inc.
35 Executive Boulevard
Orange, CT 06477

Orange Acquisition Corp.
35 Executive Boulevard
Orange, CT  06477

Ladies and Gentlemen:

This opinion is rendered to you pursuant to Section 6.2(e) of the Agreement and Plan of Merger dated as of March 1, 2007 (the “Merger Agreement”) by and among, Traq Wireless, Inc., a Delaware corporation (“Traq”), Tangoe, Inc., a Delaware corporation (“Tangoe”), and Orange Acquisition Corp., a wholly owned subsidiary of Tangoe and a Delaware corporation (“Merger Sub”).  We have acted as legal counsel to Traq in connection with the transactions contemplated by the Merger Agreement.  All capitalized terms used herein shall have the meanings defined in the Merger Agreement unless otherwise defined in this opinion.

In connection with this opinion, we have examined such documents and made such other investigations as we deemed necessary to render the opinions set forth herein.  In rendering this opinion, with your permission, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the factual matters, representations, and warranties contained in the records, documents, instruments and certificates we have reviewed as of their stated dates and as of the date hereof (other than the Merger Agreement); (iv) the legal capacity of natural persons; (v) except as specifically set forth in the opinions contained herein, the due authorization, execution and delivery on behalf of the respective parties thereto (other than Traq) of documents referred to herein and the legal, valid and binding effect thereof on such parties (other than Traq); and (vi) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.  We have obtained from public officials and from officers of Traq such other certificates and assurances, and we have examined such corporate records, other documents and questions of law, as we have considered necessary or appropriate for purposes of this opinion.  We have made no independent investigation of any of the facts stated in verbal communications with public officials and officers of Traq and such other certificates and assurances; however, nothing has come to our attention which would lead us to believe that such facts are inaccurate.  In addition, we have assumed, except with respect to any opinion hereafter expressed as to the existence or absence of certain facts, that the representations and warranties as to factual matters made by Traq in the Merger Agreement and

Tangoe, Inc.

Orange Acquisition Corp.

March [   ], 2007

pursuant thereto are true, correct and complete; however, nothing has come to our attention which would lead us to believe that such representations and warranties are inaccurate.

As used in this opinion, the expression “to our knowledge” with reference to matters of fact means that, after an examination of documents made available to us by Traq, and after inquiries of officers of Traq, and, with respect to Paragraph 6 below, our firm’s litigation docket, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect.  Further, the expression “to our knowledge” with reference to matters of fact refers to the actual knowledge of the attorneys of this firm who have performed substantial legal services during the last three months on behalf of Traq in connection with the Merger Agreement and the transactions contemplated thereby or otherwise.  Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of Traq or the rendering of the opinions set forth below.

In rendering the opinion in Paragraph 6 below, we note that we have not conducted a docket search in any jurisdiction with respect to litigation that may be pending against Traq or any of its officers or directors.

The opinions hereinafter expressed are subject to the following qualifications:

We express no opinion as to the effect of (i) bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or similar laws relating to or affecting the rights of creditors, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the exercise of judicial discretion, and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law, (iii) state statutes and federal laws and judicial decisions providing that oral modifications to a contract or waivers of contractual provisions may be enforceable, if the modification was performed, notwithstanding any express provision in the agreement that the agreement may only be modified or an obligation thereunder waived in writing, or creating an implied agreement from trade practices or course of conduct and (iv) state and federal laws and judicial decisions concerning the enforceability of contractual provisions which are unconscionable at the time the contract was made.

With respect to our opinion in Paragraph 1 regarding the good standing of Traq in each of Delaware and Texas, we have relied exclusively on a certificate of the Secretary of State of each of Delaware and Texas dated January 18, 2007 and January 18, 2007, respectively, communicating that Traq is in good standing in each of Delaware and Texas.

Tangoe, Inc.

Orange Acquisition Corp.

March [   ], 2007

Our opinion set forth in Paragraph 4 below is based exclusively on our examination of Traq’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”‘), Bylaws, and the stock record books and minutes of Traq in our possession.  Traq has represented to us that these records are complete and accurate in all respects and constitute all of Traq’s documents with respect to the authorization, reservation and issuance of shares of its capital stock, options, warrants, rights or obligations for the purchase or acquisition from Traq of any shares of its capital stock and we have no knowledge that such records are not complete and accurate.  In addition, in rendering our opinion in Paragraph 4(b) below, we have relied, as to payment in full for the issued shares of capital stock of Traq, solely upon (i) a certificate from an officer of Traq representing that all issued shares of the capital stock of Traq have been fully paid for in accordance with the respective resolutions of Traq’s Board of Directors authorizing each issuance of shares of Traq’s capital stock and (ii) the stock record books and minutes of Traq in our possession.  Furthermore, with respect to our opinion in Paragraph 4(b), we have relied, regarding the number of shares of Common Stock into which the Preferred Stock is convertible, solely upon (i) a certificate from an officer of Traq representing that Traq has not issued (and would not be deemed to have issued) any “Common Stock Equivalents” (as such term is defined in the Restated Certificate), (ii) the Restated Certificate and (iii) the stock record books and minute books of Traq in our possession.

We are members of the Bar of the State of Texas and we are not expressing any opinion as to any matter relating to the laws of any jurisdiction other than the laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of Texas.  Our opinions set forth in Paragraph 5 below are based upon our consideration of only those statutes, rules and regulations, which, in our experience, are normally applicable to transactions of the nature contemplated by the Merger Agreement, and we have not made any investigations concerning the applicability of any other law.

Based upon and subject to the foregoing, and subject to the qualifications contained herein and to the disclosure contained in Traq Disclosure Schedule, we are of the opinion that, as of the date hereof:

Traq is a corporation validly existing and in good standing under the laws of the State of Delaware and has requisite corporate power and authority to own, operate and lease its properties and to carry on its business as such business is presently conducted to our knowledge.  Traq is in good standing and is qualified or licensed to do business as a foreign corporation in the State of Texas.

Traq has requisite corporate power and authority to execute and deliver the Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby.  The execution, delivery and performance of the Merger Agreement by Traq, and the consummation by Traq of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate action on the part of Traq.  The Merger Agreement has been duly approved and adopted by the affirmative vote of a number of the

Tangoe, Inc.

Orange Acquisition Corp.

March [   ], 2007

outstanding shares of Traq Common Stock and each series of Traq Series 1 Preferred Stock and Traq Series 2 Preferred Stock that equals or exceeds the number of such shares required by the General Corporation Law of the State of Delaware, the Restated Certificate and Bylaws. The Merger Agreement has been duly and validly executed and delivered by Traq and constitutes a legal, valid and binding obligation of Traq, enforceable against Traq in accordance with its terms.

Except for filings, authorizations, consents and registrations set forth in the Merger Agreement or Traq Disclosure Schedule, to our knowledge, no governmental filing, authorization, consent, approval, permit, order, registration or declaration, is necessary to enable Traq to enter into, and to perform its obligations under, the Merger Agreement or the consummation of the transactions contemplated thereby, except for filings, authorizations, consents and registrations the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to (A) have a Traq Material Adverse Effect (as defined in Section 1.1 of the Merger Agreement), (B) impair in any material respect the ability of Traq to perform its obligations under the Merger Agreement or (C) prevent or materially impede, interfere with, hinder or delay the consummation by Traq of any of the transactions contemplated thereby.

Capitalization and Consideration.

Authorized.  As of immediately prior to the date hereof, the authorized capital stock of Company consisted solely of 27,360,000 shares of Traq Common Stock, 17,485,893 shares of Traq Series 1 Preferred Stock and 2,254,107 shares of Traq Series 2 Preferred Stock.

Outstanding.  As of immediately prior to the date hereof, a total of 1,842,143 shares of Common Stock were issued and outstanding, a total of 17,443,361 shares of Series 1 Preferred Stock were issued and outstanding and, to our knowledge, convertible into 17,443,361  shares of Common Stock and a total of 2,000,000 shares of Series 2 Preferred Stock were issued and outstanding and, to our knowledge, convertible into 2,000,000 shares of Common Stock.  All issued and outstanding shares of Common Stock, Series 1 Preferred Stock and Series 2 Preferred Stock have been duly authorized and validly issued and, to our knowledge, are fully paid and nonassessable and are not subject to any preemptive rights or similar rights contained in (i) the Restated Certificate or Bylaws or (ii) to our knowledge, in any written agreement to which Traq is a party, other than in the case of (i) and (ii), which have been duly waived.

Rights to Purchase.  All shares of Common Stock that may be issued upon exercise of the Stock Options, when and if issued, and assuming issuance in accordance with the terms thereof and in accordance with the terms of the Restated Certificate, will be duly authorized, validly issued, fully paid and nonassessable and, to our knowledge, would not be subject to any preemptive rights or similar rights contained in (i) the Restated Certificate or Bylaws or (ii) to our knowledge, in any written agreement to which Traq is a party, other than in the case of (i) and (ii), which have been duly waived.

Tangoe, Inc.

Orange Acquisition Corp.

March [   ], 2007

Consideration.  The Series 1 Preferred Stock Purchase Consideration, the Series 2 Preferred Stock Purchase Consideration and the Common Stock Merger Consideration have been calculated in accordance with the terms of the Merger Agreement.

To our knowledge, effective as of the Closing, there are no irrevocable proxies and no voting agreements with respect to any shares of the capital stock of, or other equity or voting interest in, Traq.  Effective as of the Closing, the Amended and Restated Investor Rights Agreements dated July 22, 2005 between Traq and the applicable holders of Preferred Stock, has been terminated and is no longer in force or effect.  To our knowledge, except as set forth in the Merger Agreement or an exhibit or schedule thereto, there are no outstanding rights, options, warrants, preemptive rights, conversion rights or other agreements for the purchase or acquisition from Traq of shares of its capital stock.

Each of Traq and the Board of Directors of Traq has taken all actions which they are permitted to take under the terms of the stock option plans pursuant to which such Traq Options were issued to give effect to the treatment of each Traq Option in accordance with the provisions of Section 2.8 of the Merger Agreement.

The execution and delivery of the Merger Agreement by Traq and the consummation by Traq of the transactions contemplated thereby do not (a) conflict with or violate any provision of the Restated Certificate or Bylaws of Traq, (b) conflict with or violate any federal or Texas statute, rule or regulation applicable to Traq which in our experience is normally applicable to transactions of the nature contemplated by the Merger Agreement, or the provisions of the General Corporation Law of the State of Delaware, other than, in the case of clauses (b), any such conflict, violation or default that individually or in the aggregate could not reasonably be expected to (A) have a Traq Material Adverse Effect (as defined in Section 1.1 of the Merger Agreement), (B) impair in any material respect the ability of Traq to perform its obligations under the Merger Agreement or (C) prevent or materially impede, interfere with, hinder or delay the consummation by Traq of any of the transactions contemplated thereby.

Other than as set forth in the Merger Agreement (including the Traq Disclosure Schedule), to our knowledge, there is no litigation pending or threatened against Traq, nor, to our knowledge, is there any Governmental Order outstanding against Traq.

This opinion is rendered as of its date solely for your benefit in connection with the transactions covered hereby and is not to be relied upon by you for any other purpose, or made available or relied upon by other persons or entities (other than your advisors) for any purpose, without our prior written consent.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Traq.  We disclaim any obligation to advise you of facts, circumstances, events or

Tangoe, Inc.

Orange Acquisition Corp.

March [   ], 2007

developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

Sincerely,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

EXHIBIT 6.2(k)

TRAQ AGREEMENTS TO BE TERMINATED

Traq’s Amended and Restated Investors’ Rights Agreement, dated July 22, 2005

Traq’s Amended and Restated First Refusal and Co-Sale Agreement, dated July 22, 2005